UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

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Trinity Industries, Inc.

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NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

Trinity Industries, Inc.

NOTICE OF ANNUAL MEETING

OF STOCKHOLDERS

To Be Held on May 4, 2015

2525 N. Stemmons Freeway

Dallas, Texas 75207-2401

www.trin.net

TO: Trinity Industries, Inc. Stockholders:

Please join us for the 2015 Annual Meeting of Stockholders of Trinity Industries, Inc. The meeting will be held at the principal executive offices of the Company, 2525 N. Stemmons Freeway, Dallas, Texas 75207, on Monday, May 4, 2015, at 8:30 a.m., Central Daylight Time.

At the meeting, the stockholders will act on the following matters:

(1)	Election of the eleven nominees named in the attached proxy statement as directors;

(2)	Approval of the Third Amended and Restated Trinity Industries, Inc. 2004 Stock Option and Incentive Plan;

(3)	Approval of an amendment to the Company’s Certificate of Incorporation to increase the number of authorized shares;

(4)	Approval of an amendment to the Company’s Certificate of Incorporation to reduce the par value of the Company’s common stock;

(5)	Advisory vote to approve named executive officer compensation;

(6)	Ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2015; and

(7)	Any other matters that may properly come before the meeting.

All stockholders of record at the close of business on March 13, 2015 are entitled to vote at the meeting or any postponement or adjournment of the meeting. A list of the stockholders is available at the Company’s offices in Dallas, Texas.

By Order of the Board of Directors

JARED S. RICHARDSON

Vice President, Associate General Counsel, and Secretary

April 1, 2015

YOUR VOTE IS IMPORTANT!

Please vote as promptly as possible by using the internet or telephone or by signing, dating, and returning the enclosed proxy card to the address listed on the card.

Important Notice Regarding the Availability of Proxy Materials for the

Annual Meeting of Stockholders to be Held on May 4, 2015:

This Proxy Statement and the Annual Report to Stockholders for the fiscal year ended December 31, 2014, are available for viewing, printing, and downloading at https://materials.proxyvote.com/896522.

PROXY STATEMENT SUMMARY

This summary highlights information contained in this Proxy Statement. It does not contain all information you should consider, and you should read the entire Proxy Statement carefully before voting.

Annual Meeting of Stockholders
Time and Date:	8:30 a.m., Central Daylight Time, May 4, 2015
Place:	2525 N. Stemmons Freeway, Dallas, Texas 75207
Record Date:	March 13, 2015
Voting:	Stockholders as of the record date are entitled to vote

Agenda and Voting Recommendations
Item	Description	Board Recommendation	Page
1	Election of Directors	FOR each nominee	12
2	Approval of the Third Amended and Restated Trinity Industries, Inc. 2004 Stock Option and Incentive Plan	FOR	16
3	Approval of an amendment to the Company’s Certificate of Incorporation to increase the number of authorized shares	FOR	28
4	Approval of an amendment to the Company’s Certificate of Incorporation to reduce the par value of the Company’s common stock	FOR	31
5	Advisory vote to approve named executive officer compensation	FOR	32
6	Ratification of Ernst & Young LLP as independent auditors for 2015	FOR	33

Director Nominees
The following table provides summary information about each nominee for director. Each director is elected annually by a majority of votes cast. All of the non-employee director nominees are independent other than Mr. Carrillo.

Nominee	Age	Principal Occupation	Committees
Timothy R. Wallace	61	Chairman, Chief Executive Officer, and President, Trinity Industries, Inc.	None
John L. Adams	70	Chairman, Group 1 Automotive, Inc.	Finance and Governance
Rhys J. Best	68	Chairman, Austin Industries, Inc.	Audit, Finance, and HR
David W. Biegler	68	Chairman, Southcross Energy Partners GP, LLC	Audit, Finance, and Governance
Antonio Carrillo	47	Chief Executive Officer of Mexichem S.A.B. de C.V.	Finance
Leldon E. Echols	59	Retired Executive Vice President and Chief Financial Officer, Centex Corporation	Audit, Finance, Governance, and HR
Ronald J. Gafford	65	Retired Chairman, Chief Executive Officer, and President, Austin Industries, Inc.	Governance and HR
Adrian Lajous	71	Senior Fellow, Center on Global Energy Policy, Columbia University	Audit and Finance
Charles W. Matthews	70	Retired Vice President and General Counsel, Exxon Mobil Corporation	Governance and HR
Douglas L. Rock	68	Retired Chairman, Chief Executive Officer, and President, Smith International, Inc.	Audit and HR
Dunia A. Shive	54	Former Chief Executive Officer and President, Belo Corp.	Audit and Finance

All share and per share information, including dividends, has been retroactively adjusted, where applicable, to reflect the 2-for-1 stock split conducted in June 2014.

Trinity Industries, Inc.

PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS

To Be Held on May 4, 2015

2525 N. Stemmons Freeway

Dallas, Texas 75207-2401

www.trin.net

This Proxy Statement is being mailed on or about April 1, 2015 to the stockholders of Trinity Industries, Inc. (the “Company”) in connection with the solicitation of proxies by the Board of Directors of the Company to be voted at the Annual Meeting of Stockholders of the Company to be held at the offices of the Company, 2525 N. Stemmons Freeway, Dallas, Texas, on Monday, May 4, 2015, at 8:30 a.m., Central Daylight Time (the “Annual Meeting”), or at any postponement or adjournment thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders. The Company’s mailing address is 2525 N. Stemmons Freeway, Dallas, Texas, 75207.

You may vote in person by attending the meeting, by completing and returning a proxy by mail, or by using the internet or telephone. To vote your proxy by mail, mark your vote on the enclosed proxy card, then follow the instructions on the card. To vote your proxy using the internet or telephone, see the instructions on the proxy form and have the proxy form available when you access the internet website or place your telephone call.

The named proxies will vote your shares according to your directions. If you sign and return your proxy but do not make any of the selections, the named proxies will vote your shares: (i) FOR election of the eleven nominees for directors as set forth in this Proxy Statement, (ii) FOR approval of the Third Amended and Restated Trinity Industries, Inc. 2004 Stock Option and Incentive Plan, (iii) FOR the amendment to the Company’s Certificate of Incorporation to increase the number of authorized shares, (iv) FOR the amendment to the Company’s Certificate of Incorporation to reduce the par value of the Company’s common stock, (v) FOR approval, on an advisory basis, of the compensation of the Company’s named executive officers as disclosed in these materials, and (vi) FOR ratification of Ernst & Young LLP as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2015. The proxy may be revoked at any time before it is exercised by filing with the Company a written revocation addressed to the Corporate Secretary, by executing a proxy bearing a later date, or by attending the Annual Meeting and voting in person.

The cost of soliciting proxies will be borne by the Company. In addition to the use of postal services or the internet, proxies may be solicited by directors, officers, and regular employees of the Company (none of whom will receive any additional compensation for any assistance they may provide in the solicitation of proxies) in person or by telephone. The Company has hired Georgeson, Inc. to assist in the solicitation of proxies at an estimated cost of $10,000 plus expenses.

The outstanding voting securities of the Company consist of shares of common stock, $1.00 par value per share (“Common Stock”). The record date for the determination of the stockholders entitled to notice of and to vote at the Annual Meeting, or any postponement or adjournment thereof, has been established by the Board of Directors as the close of business on March 13, 2015. At that date, there were outstanding and entitled to vote 155,660,028 shares of Common Stock.

PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS

The presence, in person or by proxy, of the holders of record of a majority of the outstanding shares entitled to vote is necessary to constitute a quorum for the transaction of business at the Annual Meeting, but if a quorum should not be present, the meeting may be adjourned from time to time until a quorum is obtained. A holder of Common Stock will be entitled to one vote per share on each matter properly brought before the meeting. Cumulative voting is not permitted in the election of directors.

Votes Required for Approval
Item	Description	Votes Required for Approval	Effect of Withheld Vote/Abstention
1	Election of Directors	Affirmative vote of a majority of the votes cast for the election of directors at the Annual Meeting	An incumbent director nominee who receives a greater number of votes “withheld” than “for” is required to tender his or her resignation, which will be accepted or rejected by the Board as more fully described in “Election of Directors.” An abstention will not count as a vote cast and therefore will not affect the outcome of the vote.
2	Approval of the Third Amended and Restated Trinity Industries, Inc. 2004 Stock Option and Incentive Plan	Affirmative vote of a majority of votes cast on the proposal	An abstention will effectively count as a vote cast against this proposal.
3	Approval of an amendment to the Company’s Certificate of Incorporation to increase the number of authorized shares	Affirmative vote of the majority of the outstanding shares of Common Stock	An abstention will effectively count as a vote cast against this proposal.
4	Approval of an amendment to the Company’s Certificate of Incorporation to reduce the par value of the Common Stock	Affirmative vote of the majority of the outstanding shares of Common Stock	An abstention will effectively count as a vote cast against this proposal.
5	Advisory vote to approve named executive officer compensation	Affirmative vote of a majority of the shares present in person or represented by proxy and entitled to vote at the meeting	An abstention will effectively count as a vote cast against this proposal.
6	Ratification of Ernst & Young LLP as independent auditors for 2015	Affirmative vote of a majority of the shares present in person or represented by proxy and entitled to vote at the meeting	An abstention will effectively count as a vote cast against this proposal.

Votes may be cast in favor of or withheld with respect to all of the director nominees, or any of them individually. Shares of a stockholder who abstains from voting on any or all proposals will be included for the purpose of determining the presence of a quorum. Broker non-votes on any matter, as to which the broker has indicated on the proxy that it does not have discretionary authority to vote, will be treated as votes not cast or as shares not entitled to vote with respect to that matter and will not affect the outcome of the vote, other than the votes to amend the Certificate of Incorporation, for which they will be counted as votes against the amendments. However, such shares will be considered present and entitled to vote for quorum purposes so long as they are entitled to vote on other matters.

CORPORATE GOVERNANCE

The business affairs of the Company are managed under the direction of the Board of Directors (also referred to in this proxy statement as the “Board”) in accordance with the General Corporation Law of the State of Delaware and the Company’s Certificate of Incorporation and Bylaws. The role of the Board of Directors is to oversee the management of the Company for the benefit of the stockholders. This responsibility includes monitoring senior management’s conduct of the Company’s business operations and affairs; reviewing and approving the Company’s financial objectives, strategies, and plans; risk management oversight; evaluating the performance of the chief executive officer and other executive officers; and overseeing the Company’s policies and procedures regarding corporate governance, legal compliance, ethical conduct, and maintenance of financial and accounting controls.

The Board of Directors first adopted Corporate Governance Principles in 1998, which are reviewed annually by the Corporate Governance and Directors Nominating Committee and were last amended in December 2011. The Company has a long-standing Code of Business Conduct and Ethics, which is applicable to all employees of the Company, including the chief executive officer, the chief financial officer, and principal accounting officer, as well as the Board of Directors. The Company intends to post any amendments to or waivers from its Code of Business Conduct and Ethics on the Company’s website to the extent applicable to an executive officer or a director of the Company. The Corporate Governance Principles and the Code of Business Conduct and Ethics are available on the Company’s web site at www.trin.net under the heading “Investor Relations-Governance.”

The directors hold regular and special meetings and spend such time on the affairs of the Company as their duties require. During 2014, the Board of Directors held eleven meetings. The Board also meets regularly in non-management executive sessions and selects the Presiding Director, who serves as the lead independent director and chairs the non-management executive sessions. Mr. Leldon E. Echols currently serves in that capacity. In 2014, all directors of the Company attended at least 75% of the meetings of the Board of Directors and the committees on which they served. It is Company policy that each director is expected to attend the Annual Meeting. All directors then serving were in attendance at the 2014 Annual Meeting.

Independence of Directors

The Board of Directors makes all determinations with respect to director independence in accordance with the New York Stock Exchange (“NYSE”) listing standards and the rules and regulations promulgated by the Securities and Exchange Commission (“SEC”). In addition, the Board of Directors established certain guidelines to assist it in making any such determinations regarding director independence (the “Independence Guidelines”), which are available on the Company’s website at www.trin.net under the heading “Investor Relations-Governance-Categorical Standards of Director Independence.” The Independence Guidelines set forth commercial and charitable relationships that may not rise to the level of material relationships that would impair a director’s independence as set forth in the NYSE listing standards and SEC rules and regulations. The determination of whether such relationships as described in the Independence Guidelines actually impair a director’s independence is made by the Board on a case-by-case basis.

The Board undertook its annual review of director independence and considered transactions and relationships between each director, or any member of his or her immediate family, and the Company and its subsidiaries and affiliates. In making its determination, the Board applied the NYSE listing standards and SEC rules and regulations together with the Independence Guidelines. In making such determinations, the Board, amongst other things, considered the transactions described below.

David W. Biegler is the Chairman and former Chief Executive Officer of Southcross Energy Partners GP, LLC (“Southcross GP”). In 2012, affiliates of Southcross GP purchased storage tanks from a subsidiary of the Company for $1,679,469. These payments were less than 2% of the consolidated gross revenues of Southcross GP and Trinity for 2012. There were no transactions between the Company and Southcross GP in 2013 or 2014. The transaction was made in the ordinary course of business, at arms-length, and was the result of a competitive bid process.

CORPORATE GOVERNANCE

Antonio Carrillo was an employee of the Company until late May 2012 and currently serves as the Chief Executive Officer of Mexicem S.A.B. de C.V. (“Mexichem”). The Company periodically sells products to and purchases transportation services from subsidiaries of Mexichem. These transactions involved less than 2% of the consolidated gross revenues of Mexichem and Trinity for each fiscal year since January 1, 2012. The amounts involved in these transactions for 2012, 2013, and 2014 were, respectively, $1,292,695, $1,194,371, and $918,756. These transactions were conducted in the ordinary course of business, at arms-length.

Ronald J. Gafford is the former Chief Executive Officer of Austin Industries, Inc. (“Austin Industries”) and continues as an employee. Subsidiaries and affiliates of Austin Industries purchase concrete and other products from the Company’s subsidiaries from time to time. The Company periodically makes purchases from Austin Industries or participates in charitable events sponsored by Austin Industries. These transactions involved less than 2% of the consolidated gross revenues of Austin Industries and Trinity for each fiscal year since January 1, 2012. The amounts involved in these transactions for 2012, 2013, and 2014 were, respectively, $560,394, $98,259, and $5,000. These transactions were conducted in the ordinary course of business, at arms-length.

Dunia A. Shive is a Senior Vice President of Gannett Company, Inc. (“Gannett”). The Company purchases human resources-related services from a subsidiary of Gannett from time to time. These transactions involved less than 2% of the consolidated gross revenues of Gannett and Trinity for each fiscal year since January 1, 2012. The amounts involved in these transactions for 2012, 2013, and 2014 were, respectively, $87,587, $167,945, and $178,486. These transactions were conducted in the ordinary course of business, at arms-length.

As a result of its review, the Board affirmatively determined that the following directors are independent of the Company and its management under the standards set forth in the listing standards of the NYSE and the SEC rules and regulations: John L. Adams, Rhys J. Best, David W. Biegler, Leldon E. Echols, Ronald J. Gafford, Adrian Lajous, Melendy E. Lovett (who resigned from the Board in 2014 upon accepting an offer to serve as the Company’s Senior Vice President and Chief Administrative Officer), Charles W. Matthews, Douglas L. Rock, and Dunia A. Shive. The Board determined that Timothy R. Wallace is not independent because of his employment by the Company and that Antonio Carrillo is not independent because he was employed by the Company within the past three years. It is currently anticipated that Mr. Carrillo will qualify as independent under NYSE listing standards later in 2015.

Board Leadership Structure

Mr. Wallace serves as the Chairman, Chief Executive Officer, and President of the Company. As stated in the Corporate Governance Principles, the Board believes that the decision as to whether the offices of Chairman and Chief Executive Officer should be combined or separated is the responsibility of the Board. The members of the Board possess experience and unique knowledge of the challenges and opportunities the Company faces. They are, therefore, in the best position to evaluate the current and future needs of the Company and to judge how the capabilities of the directors and senior managers can be most effectively organized to meet those needs. Given his deep knowledge of the Company and experience in leading it through a range of business environments, the Board believes that the most effective leadership structure for the Company is to have Mr. Wallace serve as both Chairman and Chief Executive Officer.

While Mr. Wallace serves as both Chairman and Chief Executive Officer, all other directors are independent except for Mr. Carrillo. After considering the recommendations of the Human Resources Committee, the independent directors determine Mr. Wallace’s compensation. Further, the Company has four standing committees and an independent Presiding Director. Mr. Wallace does not serve on any Board committee. The Board routinely holds executive succession planning discussions with the Vice President of Organizational Development and Mr. Wallace with respect to all executive officer positions. The Board believes that each of these measures helps to mitigate any risk in having Mr. Wallace serve as both Chairman and Chief Executive Officer. For these reasons, the Board believes that this leadership structure is effective for the Company.

CORPORATE GOVERNANCE

Mr. Echols currently serves as Presiding Director. The Presiding Director has the following roles and responsibilities:

•	serve as a member of the Corporate Governance and Directors Nominating Committee;

•	preside at each executive session of non-management and independent directors;

•	preside at all meetings when the Chairman and Chief Executive Officer is not present;

•	as needed or appropriate, develop agendas for executive sessions of non-management and independent directors;

•	serve as the principal liaison to advise the Company’s Chairman and Chief Executive Officer of actions and/or suggestions taken or made during executive sessions;

•	confer periodically with the Chairman and Chief Executive Officer regarding the quality, quantity, and timeliness of information to be furnished from time to time to the members of the Board;

•	to the extent that the Presiding Director is not the Chairman of the Corporate Governance and Directors Nominating Committee, the Presiding Director assists the Chairman of the Corporate Governance and Directors Nominating Committee in planning and executing each self-evaluation process of the Board;

•	in those instances where an ongoing dialog between the stockholders and the non-management directors is appropriate, serve as a conduit for communications between the stockholders and the non-management directors; and

•	perform such other duties as the Board from time to time may assign.

Board Committees

The standing committees of the Board of Directors are the Audit Committee, Corporate Governance and Directors Nominating Committee, Finance and Risk Committee, and Human Resources Committee. Each of the committees is governed by a charter, a current copy of which is available on the Company’s website at www.trin.net under the heading “Investor Relations-Governance.” Mr. Wallace, Chairman, Chief Executive Officer, and President (collectively referred to as the “CEO”) of the Company, does not serve on any Board committee. Director membership of the committees is identified below.

Director	Audit Committee	Corporate Governance & Directors Nominating Committee	Finance & Risk Committee	Human Resources Committee
John L. Adams		*	**
Rhys J. Best	*		*	**
David W. Biegler	*	*	*
Antonio Carrillo			*
Leldon E. Echols	**	*	*	*
Ronald J. Gafford		*		*
Adrian Lajous	*		*
Charles W. Matthews		**		*
Douglas L. Rock	*			*
Dunia A. Shive	*		*

  * Member

** Chair

CORPORATE GOVERNANCE

Audit Committee

The Audit Committee’s function is to oversee, on behalf of the Board, (i) the integrity of the Company’s financial statements and related disclosures; (ii) the Company’s compliance with legal and regulatory requirements; (iii) the qualifications, independence, and performance of the Company’s independent auditing firm; (iv) the performance of the Company’s internal audit function; (v) the Company’s internal accounting and disclosure control systems and practices; (vi) the Company’s procedures for monitoring compliance with its Code of Business Conduct and Ethics; and (vii) the Company’s policies and procedures with respect to risk assessment, management, and mitigation. In carrying out its function, the Audit Committee (a) reviews with management, the chief audit executive, and the independent auditors the Company’s financial statements, the accounting principles applied in their preparation, the scope of the audit, any comments made by the independent auditors upon the financial condition of the Company and its accounting controls and procedures; (b) reviews with management its processes and policies related to risk assessment, management, and mitigation, compliance with corporate policies, compliance programs, internal controls, corporate aircraft usage, and summaries of management’s travel and entertainment reports; and (c) performs such other matters as the Audit Committee deems appropriate.

The Audit Committee also pre-approves all auditing and all allowable non-audit services provided to the Company by the independent auditors. The Audit Committee selects and retains the independent auditors for the Company, subject to stockholder ratification, and approves audit fees. The Audit Committee met seven times during 2014. The Board of Directors has determined that all members of the Audit Committee are “independent” as defined by the rules of the SEC and the listing standards of the NYSE. The Board has determined that Mr. Echols, Chair of the Audit Committee, Mr. Best, Mr. Biegler, Mr. Rock, and Ms. Shive are each qualified as an audit committee financial expert within the meaning of SEC regulations.

Corporate Governance and Directors Nominating Committee

The functions of the Corporate Governance and Directors Nominating Committee (the “Governance Committee”) are to identify and recommend to the Board individuals qualified to be nominated for election to the Board; review the qualifications of the members of each committee (including the independence of directors) to ensure that each committee’s membership meets applicable criteria established by the SEC and NYSE; recommend to the Board the members and Chairperson for each Board committee; periodically review and assess the Company’s Corporate Governance Principles and the Company’s Code of Business Conduct and Ethics and make recommendations for changes thereto to the Board; periodically review the Company’s orientation program for new directors and the Company’s practices for continuing education of existing directors; annually review director compensation and benefits and make recommendations to the Board regarding director compensation and benefits; review, approve, and ratify all transactions with related persons that are required to be disclosed under the rules of the SEC; annually conduct an individual director performance review of each incumbent director; and oversee the annual self-evaluation of the performance of the Board. Each of the members of the Governance Committee is an independent director under the NYSE listing standards. The Governance Committee met three times during 2014.

In performing its annual review of director compensation, the Governance Committee utilizes independent compensation consultants from time to time to assist in making its recommendations to the Board. The Governance Committee reviewed the director compensation for 2014, considered benchmarking information provided by Meridian Compensation Partners, LLC (the “Compensation Consultant”), and recommended certain changes, as outlined in “Director Compensation.”

The Governance Committee will consider director candidates recommended to it by stockholders. In considering candidates submitted by stockholders, the Governance Committee will take into consideration the needs of the Board and the qualifications of the candidate. To have a candidate considered by the Governance Committee, a stockholder must submit the recommendation in writing and must include the following information:

•	the name of the stockholder, evidence of the person’s ownership of Company stock, including the number of shares owned and the length of time of ownership, and a description of all arrangements or understandings regarding the submittal between the stockholder and the recommended candidate; and

CORPORATE GOVERNANCE

•	the name, age, business and residence addresses of the candidate, the candidate’s résumé or a listing of his or her qualifications to be a director of the Company, and the person’s consent to be a director if selected by the Governance Committee, nominated by the Board, and elected by the stockholders.

The stockholder recommendation and information described above must be sent to the Corporate Secretary at 2525 N. Stemmons Freeway, Dallas, Texas 75207 and must be received by the Corporate Secretary not less than 120 days prior to the anniversary date of the date the Company’s proxy statement was released in connection with the previous year’s Annual Meeting of Stockholders.

The Governance Committee believes that the qualifications for serving as a director of the Company are that a nominee demonstrate depth of experience at the policy-making level in business, government, or education; possess the ability to make a meaningful contribution to the Board’s oversight of the business and affairs of the Company and a willingness to exercise independent judgment; and have an impeccable reputation for honest and ethical conduct in both professional and personal activities. In addition, the Governance Committee examines a candidate’s time availability, the candidate’s ability to make analytical and probing inquiries, and financial independence to ensure he or she will not be financially dependent on director compensation.

The Governance Committee identifies potential nominees by asking, from time to time, current directors and executive officers for their recommendations of persons meeting the criteria described above who might be available to serve on the Board. The Governance Committee may also engage firms that specialize in identifying director candidates. As described above, the Governance Committee will also consider candidates recommended by stockholders.

Once a person has been identified as a potential candidate, the Governance Committee makes an initial determination regarding the need for additional Board members to fill vacancies or expand the size of the Board. If the Governance Committee determines that additional consideration is warranted, the Governance Committee will review such information and conduct interviews as it deems necessary to fully evaluate each director candidate. In addition to the qualifications of a candidate, the Governance Committee will consider such relevant factors as it deems appropriate, including the current composition of the Board, the evaluations of other prospective nominees, and the need for any required expertise on the Board or one of its committees. The Governance Committee considers potential candidates in light of the skills, experience, and attributes (i) possessed by current directors and (ii) that the Board has identified as important for new directors to possess. The Governance Committee also contemplates multiple dynamics that promote and advance diversity among its members. Although the Governance Committee does not have a formal diversity policy, the Governance Committee considers a number of factors regarding diversity of personal and professional backgrounds (both domestic and international), national origins, specialized skills and acumen, and breadth of experience in industry, manufacturing, financing transactions, and business combinations. The Governance Committee’s evaluation process will not vary based on whether or not a candidate is recommended by a stockholder.

Finance and Risk Committee

The duties of the Finance and Risk Committee (the “Finance Committee”) include reviewing significant acquisitions and dispositions of businesses or assets and authorizing such transactions within limits prescribed by the Board; periodically reviewing the Company’s financial status and compliance with debt instruments; reviewing and making recommendations to the Board regarding financings and refinancing; authorizing financings and refinancing within limits prescribed by the Board; reviewing and assessing risk and litigation exposure related to the Company’s operations; monitoring the funds for the Company’s benefit plans; and reviewing the Company’s insurance coverages. The Finance Committee met six times in 2014. The Company periodically identifies, assesses, and risk rates the business, commercial, operational, financial, and other risks associated with its products and services.

Human Resources Committee

The Human Resources Committee (the “HR Committee”) makes recommendations to the Board of Directors in its responsibilities relating to the fair and competitive compensation of the Company’s CEO. The HR Committee

CORPORATE GOVERNANCE

has been delegated authority by the Board of Directors to make compensation decisions with respect to the other named executive officers (as defined below). Each of the members of the HR Committee is an independent director under the NYSE listing standards, including those standards applicable specifically to members of compensation committees. The HR Committee met five times during 2014.

The HR Committee reviews management succession planning and approves awards under the Company’s incentive compensation and equity based plans. The HR Committee annually evaluates the leadership and performance of Mr. Wallace, the Company’s CEO and recommends his compensation to the Company’s independent directors. The independent directors are responsible for approving the CEO’s compensation. The CEO provides to the HR Committee his assessment of the performance of the other named executive officers. The HR Committee also has direct access to the Company’s key leaders. The HR Committee reviews and approves compensation for the Chief Financial Officer (the “CFO”) and the other executive officers named in the “Summary Compensation Table.” The CEO, the CFO, and the other executive officers named in the “Summary Compensation Table” are referred to in this proxy statement as the “named executive officers.”

The Role of the Compensation Consultant

The HR Committee retains an independent executive compensation consultant to provide an assessment of the Company’s executive compensation programs and to perform five key tasks. The consultant (i) reviews and assists in the design of the Company’s compensation programs, (ii) provides insight into compensation practices used by other companies, (iii) benchmarks the Company’s compensation pay levels with relevant peer survey data, (iv) provides proxy disclosure information for comparator companies, and (v) provides input to the HR Committee on the structure and overall competitiveness of the Company’s compensation programs.

The HR Committee retained the services of the Compensation Consultant to assist in providing an independent assessment of the executive compensation programs. Meridian Compensation Partners, LLC was the HR Committee’s sole compensation consultant in 2014 and was chosen given its depth of resources, content expertise, and extensive experience. The Compensation Consultant reported directly to the HR Committee for the purposes of advising it on matters relating to 2014 compensation. The services of the Compensation Consultant were used only in conjunction with executive compensation matters and to provide benchmarking information regarding director compensation. The Compensation Consultant was not retained by the Company for any purpose. The Compensation Consultant’s ownership structure, limited service lines, and policies and procedures are designed to ensure that the Compensation Consultant’s work for the HR Committee does not raise any conflicts of interest. The amount of fees paid in 2014 to the Compensation Consultant by the Company represented less than 1% of the Compensation Consultant’s total annual revenues for 2014. The internal policies of the Compensation Consultant prohibit its partners, consultants, and employees from engaging in conduct that could give rise to conflicts of interest and from buying, selling, and trading in the securities of client companies when that partner, consultant, or employee is providing consulting services to the client. The employees of the Compensation Consultant providing consulting services to the HR Committee have no other business or personal relationship with any member of the HR Committee or any executive officer of the Company. After a review of these factors and the considerations outlined in applicable SEC and NYSE rules, the HR Committee has concluded that the work of the Compensation Consultant has not raised any conflicts of interest and that the Compensation Consultant is independent from the Company and from management.

The HR Committee instructed the Compensation Consultant to provide analyses, insight, and benchmarking information for 2014 on the named executive officers and other key executives to determine whether the compensation packages for these executives were competitive with the market and met the objective of the Company to attract, motivate, and retain the best talent. The Compensation Consultant was instructed to:

•	review the total direct compensation (base salary, annual incentive, and long-term incentive);

•	help identify and confirm that the comparator companies selected by the HR Committee were appropriate; and

•	gather publicly-traded comparator company proxies and peer survey data to ascertain market competitive rates for the named executive officers.

The Compensation Consultant benchmarked all cash and equity components of compensation for 2014, excluding the Executive Perquisite Allowance, and, for each position, determined certain percentile benchmarks.

CORPORATE GOVERNANCE

The Role of Management

The CEO, the CFO, and the Chief Administrative Officer work with the HR Committee and the Compensation Consultant to develop the framework and design the plans for all compensation components. The CEO and CFO recommend the financial performance measurements for the annual incentive awards and the long-term performance-based equity awards, subject to HR Committee approval. The CFO certifies as to the achievement of these financial performance measures. The HR Committee recommends Mr. Wallace’s compensation to the independent directors for their approval. The CEO makes recommendations to the HR Committee on compensation for each of the other named executive officers.

The Role of the HR Committee

Throughout the year, the CEO provides the HR Committee with his ongoing assessment of the performance of the other named executive officers. These assessments provide background information for any adjustment to base salary, annual incentive or long-term incentive. Both annual incentives and long-term incentives are established with threshold, target, and maximum payout levels.

The HR Committee realizes that benchmarking and comparing peer group proxy disclosure data require certain levels of interpretation due to the complexities associated with executive compensation plans. The HR Committee uses the benchmarking information and the peer group proxy disclosure data provided by the Compensation Consultant as general guidelines and makes adjustments to compensation levels based on what the HR Committee believes is in the best interests of the Company’s stockholders. The HR Committee uses its judgment and bases its consideration of each executive’s compensation on performance in respect to the value of the executive’s contributions to the Company, the executive’s tenure, and peer survey data that establishes the ranges against which compensation is benchmarked.

Board’s Role in Risk Oversight

The Audit Committee has the responsibility to oversee the Company’s policies and procedures relating to risk assessment, management, and mitigation. The Finance Committee has the responsibility to review and assess risk exposure related to the Company’s operations, including safety, environmental, financial, contingent liabilities, and other risks that may be material to the Company, as well as the activities of management in identifying, assessing, and mitigating against business, commercial, operational, financial, and personal risks associated with the Company’s products and services. The Finance Committee accomplishes this responsibility as described in “Corporate Governance — Board Committees — Finance and Risk Committee.” In addition, the Audit Committee, in its discretion, reviews the Company’s major risks and exposures, including (i) any special-purpose entities, complex financing transactions and related off-balance sheet accounting matters; and (ii) legal matters that may significantly impact the Company’s financial statements or risk management.

Risk Assessment of Compensation Policies and Practices

The Company conducts a detailed risk assessment of its compensation policies and practices for its employees, including its executive officers. The Company’s Internal Audit group reviews the Company’s compensation policies and practices (the “Compensation Policies”), and meets with the Company’s management to discuss risks presented by the Compensation Policies. Based on these discussions, and a review of the Compensation Policies, the Internal Audit group assesses the likelihood and potential impact of the risk presented by the Compensation Policies.

The Internal Audit group presents its findings to the Company’s internal Enterprise Risk Management Committee, which consists of corporate and business segment executives that meet regularly to identify and review risks and assess exposures. This committee considers the Internal Audit group’s findings and assessments. This committee has concluded that the Compensation Policies are not reasonably likely to have a material adverse effect on the Company.

CORPORATE GOVERNANCE

At the request of the HR Committee, the Compensation Consultant also performs a risk assessment with respect to the Compensation Policies applicable to executive officers. The Compensation Consultant did not find any excessive risk in its review of the Compensation Policies applicable to executive officers.

Compensation Committee Interlocks and Insider Participation

Messrs. Best, Echols, Gafford, Matthews, Rock, and Ms. Lovett served on the HR Committee during the last completed fiscal year. None of the members of the HR Committee had ever served as an executive officer or employee of the Company or any of its subsidiaries. There were no compensation committee interlocks during 2014. Ms. Lovett resigned from service on the Board of Directors in February 2014 upon accepting an offer to serve as the Company’s Senior Vice President and Chief Administrative Officer.

Communications with Directors

The Board has established a process to receive communications by mail from stockholders and other interested parties. Stockholders and other interested parties may contact any member of the Board, including the Presiding Director, Mr. Echols, or the non-management directors as a group, any Board committee or any chair of any such committee. To communicate with the Board of Directors, any individual director, or any group or committee of directors, correspondence should be addressed to the Board of Directors or any such individual director or group or committee of directors by either name or title. All such correspondence should be sent “c/o Corporate Secretary” at 2525 N. Stemmons Freeway, Dallas, Texas 75207.

All communications received as set forth in the preceding paragraph will be opened by the office of the Corporate Secretary for the sole purpose of determining whether the contents represent a message to directors. Any contents that are not in the nature of advertising, promotions of a product or service, or offensive material will be forwarded promptly to the addressee. In the case of communications to the Board or any group or committee of directors, the Corporate Secretary will make sufficient copies of the contents to send to each director who is a member of the group or committee to which the envelope is addressed.

PROPOSAL 1 — ELECTION OF DIRECTORS

The Board of Directors currently consists of eleven members.

Following a recommendation from the Governance Committee, each member of the Board of Directors has been nominated by the Board for election at the Annual Meeting to hold office until the next Annual Meeting or the election of their respective successors. The director nominees are John L. Adams, Rhys J. Best, David W. Biegler, Antonio Carrillo, Leldon E. Echols, Ronald J. Gafford, Adrian Lajous, Charles W. Matthews, Douglas L. Rock, Dunia A. Shive, and Timothy R. Wallace. The Board of Directors has determined that all of the director nominees other than Messrs. Wallace and Carrillo are “independent directors.” Mr. Wallace is the Company’s CEO, and Mr. Carrillo was employed by the Company within the past three years. Therefore, the Board of Directors has concluded that Messrs. Wallace and Carrillo are not independent directors.

An incumbent director nominee who receives a greater number of votes “withheld” than “for” in an uncontested election is required to tender his or her resignation for consideration by the Governance Committee and the Board (with the affected director recusing himself or herself from the deliberations). The Board will be free to accept or reject the resignation and will make its decision known publicly within 90 days of certification of the vote results. If a director’s resignation is accepted by the Board, then the Board may fill the resulting vacancy.

The Board of Directors believes that each of the director nominees possesses the qualifications described above in “Corporate Governance — Board Committees — Corporate Governance and Directors Nominating Committee.” That is, the Board believes that each nominee possesses: (i) deep experience at the policy making level in business, government, or education, (ii) the ability to make a meaningful contribution to the Board’s oversight of the business and affairs of the Company, (iii) a willingness to exercise independent judgment, and (iv) an impeccable reputation for honest and ethical conduct in both professional and personal activities.

The information provided below is biographical information about each of the nominees, as well as a description of the experience, qualifications, attributes, or skills that led the Board to conclude that the individual should be nominated for election as a director of the Company.

Nominees

Timothy R. Wallace, 61. Director since 1992. Mr. Wallace has been Chairman, Chief Executive Officer, and President of the Company since 1999.

Mr. Wallace joined the Company in 1975. During his long tenure with the Company, Mr. Wallace has consistently shown strong performance in a variety of roles, requiring a wide range of business and interpersonal skills. He has provided excellent leadership to the Company in his current positions, exhibiting sound judgment and business acumen.

John L. Adams, 70. Director since 2007. Mr. Adams is Chair of the Finance Committee and a member of the Governance Committee. Mr. Adams served as Executive Vice President of the Company from 1999 to 2005, serving thereafter on a part time basis as Vice Chairman until leaving the employ of the Company to join the Board of Directors in 2007. Prior to joining the Company, Mr. Adams was with Texas Commerce Bank (now JPMorgan Chase Bank of Texas) for 25 years, with his last position being Chairman, President, and CEO. Mr. Adams is the Chairman of Group 1 Automotive, Inc., a company engaged in the ownership and operation of automotive dealerships and collision centers. He also serves on the audit committee and is a director of Dr Pepper Snapple Group, Inc., a leading brand owner, bottler, and distributor of non-alcoholic beverages in the U.S., Canada, and Mexico.

As a result of his past employment by the Company, Mr. Adams brings significant knowledge and understanding of the Company’s products, services, operations, and business environment. In addition, he has experience as a senior executive in the banking industry, which provides the Board with financial transaction experience. His service on the boards of other significant companies provides the Board with additional perspective on the Company’s operations.

PROPOSAL 1 — ELECTION OF DIRECTORS

Rhys J. Best, 68. Director since 2005. Mr. Best is Chair of the HR Committee and a member of Audit Committee and the Finance Committee. Mr. Best served, beginning in 1999, as Chairman, President, and Chief Executive Officer of Lone Star Technologies, Inc., a company engaged in the production and marketing of casing, tubing, line pipe, and couplings for the oil and gas, industrial, automotive, and power generation industries. He was also a director of, and remained in these positions with, Lone Star Technologies, Inc., until its acquisition by United States Steel Corporation in 2007. Mr. Best has been engaged in private investments since 2007. He is the Chairman of Austin Industries, Inc., a privately-held, employee-owned, civil, commercial, and industrial construction company. Mr. Best is a member of the board of directors and audit committee of Cabot Oil & Gas Corporation, a leading North American oil and gas exploration and production company. Mr. Best is also a member of the board of directors of Commercial Metals Corporation, which recycles, manufactures, and markets steel and metal products and related materials; and MRC Global Inc., a company engaged in the distribution of industrial pipe, valve, and fitting products. From 2004 to 2014, he served on the board of directors of Crosstex Energy, L.P., an energy company engaged in the gathering, transmission, treating, processing, and marketing of natural gas and natural gas liquids.

Mr. Best has extensive experience in managing and leading significant industrial enterprises. His service on the boards of other significant companies provides the Board with additional perspective on the Company’s operations, including its international operations and future international opportunities.

David W. Biegler, 68. Director since 1992. Mr. Biegler is a member of the Audit Committee, the Governance Committee, and the Finance Committee. Mr. Biegler has served as Chairman of Southcross GP since December 2014, having served as Chairman, President, and Chief Executive Officer from 2012 to 2014, and as Chairman and Chief Executive Officer from 2011 to 2012. Southcross GP is the general partner of Southcross Energy Partners, L.P. (“Southcross LP”), a company engaged in natural gas transportation and processing. From 2009 to 2011, Mr. Biegler served as Chairman and Chief Executive Officer of a predecessor to Southcross LP. He retired as Vice Chairman of TXU Corp., a company engaged in the generation, transmission, and sale of electricity, at the end of 2001, having served TXU Corp. as President and Chief Operating Officer from 1997 to 2001. Mr. Biegler is also a director of Southwest Airlines, Inc., a major airline; and Austin Industries, Inc. In addition, Mr. Biegler served as a director of Dynegy, Inc., a company engaged in power generation, from 2003 to 2011; and Animal Health International, a company engaged in selling and distributing animal health products, from 2007 to 2011.

Mr. Biegler has broad experience in managing and leading significant industrial enterprises. His service on the boards of other significant companies provides the Board with additional perspective on the Company’s operations.

Antonio Carrillo, 47. Director since 2014. Mr. Carrillo is a member of the Finance Committee. Since 2012, Mr. Carrillo has served as chief executive officer of Mexichem S.A.B. de C.V., a global specialty chemical company. Prior to joining Mexichem, he worked for the Company for 16 years, most recently serving as Senior Vice President beginning in 2011 and also serving as Group President of the Energy Equipment Group beginning in 2009. Mr. Carrillo is a director of Dr Pepper Snapple Group, Inc.

As a result of his past employment by the Company, Mr. Carrillo brings significant knowledge and understanding of the Company’s products, services, operations, and business environment. In addition, he has broad experience in managing and leading a significant industrial enterprise in Mexico, where the Company has a number of operations. Mr. Carrillo was recommended to the Governance Committee for service as a director by a number of other directors.

Leldon E. Echols, 59. Director since 2007. Mr. Echols serves as Presiding Director, the Chair of the Audit Committee, and a member of the Governance Committee, the HR Committee, and the Finance Committee. He served as Executive Vice President and Chief Financial Officer of Centex Corporation, a residential construction company, from 2000 to 2006 when he retired. Prior to joining Centex, he spent 22 years with Arthur Andersen LLP and served as Managing Partner, Audit Practice for the North Texas, Colorado, and Oklahoma Region from 1997 to 2000. Mr. Echols is a member of the American Institute of Certified Public Accountants and the Texas Society of CPAs. Mr. Echols has been engaged in private investments since 2006. He is a member of the boards of directors and Chairman of the audit committees of EnLink Midstream GP, LLC and EnLink Midstream Manager, LLC, companies that own interests in, respectively, EnLink Midstream Partners, LP and EnLink Midstream, LLC,

PROPOSAL 1 — ELECTION OF DIRECTORS

which are engaged in the gathering, transmission, treating, processing, and marketing of natural gas, natural gas liquids and crude oil. He is also a member of the board of directors and Chairman of the audit committees of HollyFrontier Corporation, an independent petroleum refiner, and Roofing Supply Group Holdings, Inc., a privately-held company engaged in the distribution of roofing and related construction materials. From 2008 to 2014, Mr. Echols served on the boards of directors of Crosstex Energy, L.P. and Crosstex Energy, Inc., which are predecessors to certain of the EnLink entities. The Board has determined that Mr. Echols’ service on the audit committees of these other public companies does not impair his ability to serve on the Audit Committee of the Company.

In addition to having gained substantial managerial experience as an executive officer of Centex, Mr. Echols possesses important skills and experience gained through his service in public accounting. His service on the boards of other significant companies provides the Board with additional perspective on the Company’s operations.

Ronald J. Gafford, 65. Director since 1999. Mr. Gafford is a member of the Governance Committee and the HR Committee. Mr. Gafford served as President and Chief Executive Officer of Austin Industries, Inc., from 2001 to 2012 and Chairman from 2008 to 2012, when he retired. Mr. Gafford has been engaged in private investments since 2012.

Mr. Gafford has extensive experience in managing and leading a significant industrial enterprise. His service as the Chief Executive Officer of Austin Industries, Inc. provides the Board with additional perspective on the Company’s operations.

Adrian Lajous, 71. Director since 2006. Mr. Lajous is a member of the Audit Committee and the Finance Committee. Mr. Lajous has been President of Petrométrica, S.C., an energy consulting company, since 2001. Since 2014, he has served as a Senior Fellow of the Center on Global Energy Policy at Columbia University. From 2001 to 2013 he was Chairman of the Oxford Institute for Energy Studies. From 2011 to 2012, he was a Senior Energy Advisor for McKinsey & Company, a management consulting firm. Mr. Lajous served Petróleos Mexicanos in several capacities between 1982 and 1999, having served as Director General and Chief Executive Officer from 1994 to 1999. He currently serves as a director of Ternium, S.A., a company engaged in the production and distribution of semi-finished and finished steel products. From 2003 to 2013, he served as a director of Schlumberger, Ltd., an oilfield services company supplying technology, project management, and information solutions to the oil and gas industry.

Mr. Lajous has broad experience in managing and leading significant industrial enterprises in Mexico, where the Company has a number of operations. His service on the boards of other significant companies provides the Board with additional perspective on the Company’s operations.

Charles W. Matthews, 70. Director since 2010. Mr. Matthews is Chair of the Governance Committee and a member of the HR Committee. Beginning in 1971, Mr. Matthews served Exxon Mobil Corporation, one of the leading energy companies in the world, and its predecessor, Exxon Corporation, in several capacities in its legal department, including Vice President and General Counsel from 1995 until his retirement in 2010. Mr. Matthews has been engaged in private investments since 2010. He is a member of the board of directors and audit committee of Forestar Group Inc., a real estate and natural resources company. He is a member of the board of directors of Cullen/Frost Bankers, Inc., a financial holding company and bank holding company.

During his long employment at Exxon Mobil Corporation, Mr. Matthews accumulated broad experience in legal, managerial, and other matters in the energy industry around the world. His service on the board of other significant companies provides the Board with additional perspective on the Company’s operations.

Douglas L. Rock, 68. Director since 2010. Mr. Rock is a member of the Audit Committee and the HR Committee. From 1990 to 2010, Mr. Rock served as the Chairman of Smith International, Inc., an oilfield services company. Mr. Rock joined Smith International, Inc. in 1974 and served as Chief Executive Officer, President, and Chief Operating Officer from 1989 to 2008. Mr. Rock has been engaged in private investments since 2010.

Mr. Rock has broad experience in managing and leading a significant industrial enterprise. His recent service on the boards of other large companies provides the Board with additional perspective on the Company’s operations.

PROPOSAL 1 — ELECTION OF DIRECTORS

Dunia A. Shive, 54. Director since 2014. Ms. Shive is a member of the Audit Committee and the Finance Committee. Ms. Shive has served as Senior Vice President of Gannett Company, Inc., an international media and marketing solutions company, since 2013. From 2008 to 2013, she served as Chief Executive Officer and President of Belo Corp., a media company that owned several television stations, until its acquisition by Gannett. She joined Belo Corp. in 1993 and served in a variety of leadership positions during her tenure, including Chief Financial Officer. Ms. Shive is a director of Dr Pepper Snapple Group, Inc. She is a director of the Associated Press, where she serves as Chair of the audit committee. From 2008 to 2013 she served on the board of directors of Belo Corp.

Ms. Shive has broad experience in managing and leading a significant publicly-traded company. In addition, she possesses important skills and experience gained through her position of Chief Financial Officer and service in public accounting prior to joining Belo Corp.

The Board of Directors recommends that you vote FOR all of the Nominees.

PROPOSAL 2 — APPROVAL OF THE THIRD AMENDED AND RESTATED TRINITY INDUSTRIES, INC. 2004 STOCK OPTION AND INCENTIVE PLAN

Upon recommendation of the HR Committee, the Board of Directors of the Company adopted, subject to stockholder approval, the Third Amended and Restated Trinity Industries, Inc. 2004 Stock Option and Incentive Plan (the “Third Amended Plan”) on March 5, 2015. The Third Amended Plan amends and restates the Second Amended and Restated Trinity Industries, Inc. 2004 Stock Option and Incentive Plan, which was approved by stockholders in 2013 (the “2013 Plan”), and includes (i) an increase in the number of shares of Common Stock available for awards under the 2013 Plan from 15,200,000 to 17,450,000 shares; (ii) an increase in the number of shares of Common Stock available for issuance under incentive stock options (“ISOs”), non-qualified stock options (“NSOs”) and other awards under the 2013 Plan from 15,200,000 to 17,450,000 shares; (iii) a prohibition against the Company conducting a cash buyout of underwater stock options or underwater stock appreciation rights; (iv) a prohibition against replacement of an underwater stock option or underwater stock appreciation right with another award under the Third Amended Plan; (v) a prohibition against the payment of dividends (or granting of dividend equivalent rights) with respect to any unvested performance award; (vi) additional performance criteria available for performance-based awards; (vi) minimum vesting provisions for stock options and stock appreciation rights; (vii) an increase in limitation on cash awards under the Third Amended Plan from $2,000,000 to $10,000,000; (viii) an increase from 600,000 to 750,000 in the number of shares that may be granted in any one year in the form of stock options, stock appreciation rights or performance-based awards (or any combination of the foregoing) to any one executive officer and (ix) an extension of the expiration date of the 2013 Plan from May 6, 2023 to May 4, 2025.

In addition to requesting stockholder approval of the Third Amended Plan and the additional shares of Common Stock being reserved for issuance, the Company is also requesting that stockholders approve the material terms of the performance goals contained in the Third Amended Plan in order to allow certain awards to be potentially eligible for exemption from the $1,000,000 deduction limit imposed by Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), as discussed under “Performance Goals” and “Million Dollar Deduction Limit and Other Tax Matters” below. For purposes of Section 162(m) of the Code, the material terms of the performance goals for awards granted under the Third Amended Plan include: (i) the employees eligible to receive compensation; (ii) the description of the business measures on which the performance goals may be based; and (iii) the maximum amount, or the formula used to calculate the maximum amount, of compensation that can be paid to an employee under the arrangement. Each of these aspects is discussed in this Proposal 2, and stockholder approval of this Proposal 2 constitutes approval of each of these aspects for purposes of the Section 162(m) stockholder approval requirements.

Rationale

The Third Amended Plan provides for the granting of stock options, stock appreciation rights, restricted stock, restricted stock units, performance awards, dividend equivalent rights, and other awards that may be paid in cash or Common Stock. As described elsewhere in this Proxy Statement, the 2013 Plan is designed to link the interests of our employees and other participants to those of our stockholders by providing participants with equity incentives that increase in value when the price of our Common Stock increases. The HR Committee and the Board believe that the ability to provide equity compensation has been, and will continue to be, vital to the Company’s ability to continue to attract and retain individuals in the competitive labor markets in which we compete.

As of March 13, 2015, there were 2,639,884 shares available for issuance under the 2013 Plan. In addition, as of such date, the Company had outstanding grants of 95,293 stock options, 5,649,187 unvested shares of restricted stock and restricted stock units, and 1,712,022 unvested performance-based restricted stock units. Accordingly, the approximately 7,456,502 outstanding awards (commonly referred to as the “overhang”) represent approximately 4.8% of the Company’s 155,660,028 outstanding shares. The 2,250,000 additional shares for which the Company is requesting approval represent 1.4% of its outstanding shares.

PROPOSAL 2 — APPROVAL OF THE THIRD AMENDED AND RESTATED TRINITY INDUSTRIES, INC. 2004 STOCK OPTION AND INCENTIVE PLAN

In 2012, 2013, and 2014, the Company made equity awards under the 2013 Plan (and its predecessor) representing 2,134,210; 2,871,306; and 2,364,839 shares, respectively, for an average of 2,456,785 shares annually. In evaluating the impact on stockholder dilution of a company’s equity grant practices, an important factor considered by Institutional Shareholder Services (“ISS”) is a company’s “burn rate.” Applying the ISS methodology for calculating the Company’s burn rate to the last three fiscal years (which places a premium on grants of full-value awards using a multiplier based on the Company’s annual stock volatility), the Company’s average burn rate was 2.93%, which is lower than the 2015 ISS “burn rate cap” of 3.15% for the Company’s industry group. The Company believes that its relatively low burn rate, as compared with this ISS policy guideline, demonstrates that the HR Committee and the Board have been judicious in granting equity awards and have displayed sensitivity to minimizing the dilutive impact that such awards could have on stockholders.

Based on the Company’s equity award utilization rate for 2012-2014 noted above, the Company would exhaust the shares available for issuance under the 2013 Plan sometime during 2016 unless the Third Amended Plan proposed herein is approved. Based on this historical utilization rate, it is anticipated that the additional 2,250,000 shares requested for the Third Amended Plan would enable the Company to continue making grants into 2018. The Company believes that this amount of shares strikes an appropriate balance between providing grant flexibility and potential stockholder concerns regarding dilution. Furthermore, this relatively limited number of additional shares restricts the potential dilutive impact of the Third Amended Plan and gives stockholders a near-term opportunity to vote on any additional proposed share increases.

The Company’s management believes that it is reasonable to expect that its future equity award utilization rate will be consistent with its past utilization rate, but numerous factors will influence its actual future utilization rate, many of which are difficult to predict and are beyond the control of management. The Company’s anticipated utilization rate is a forward-looking statement within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21A of the Securities Exchange Act of 1934, as amended, and involves assumptions that could prove to be incorrect.

In addition to the request for an increased number of shares, the Company is proposing a number of additional measures that it believes are beneficial to shareholders, including (i) a prohibition against the cash buyout of underwater stock options or underwater stock appreciation rights; (ii) a prohibition against replacing underwater stock options or underwater stock appreciation rights with other awards under the Third Amended Plan; (iii) a prohibition against the payment of dividends (or the granting of dividend equivalent rights) with respect to any unvested performance awards; and (iv) implementation of minimum vesting provisions for stock options and stock appreciation rights. In practice, the Company has not taken the actions prohibited in items (i) — (iii) above, but believes it beneficial to specifically prohibit these actions in the Third Amended Plan. With respect to item (iv), the 2013 Plan already contained minimum vesting provisions for many types of awards. The proposed amendment in the Third Amended Plan makes clear that these minimum vesting provisions also apply to stock options and stock appreciation rights as well.

The Third Amended Plan also increases the limitation on cash awards under the Third Amended Plan from $2,000,000 to $10,000,000. This change will increase flexibility for the HR Committee if it should choose to make some or all of an award under the Third Amended Plan payable in cash rather than equity.

The Third Amended Plan increases from 600,000 to 750,000 the number of shares that may be granted to any one executive officer in any one year in the form of stock options, stock appreciation rights or performance-based awards (or any combination of the foregoing). This increase will increase flexibility for the HR Committee should it see a need to grant an award of this size.

Finally, the Third Amended Plan expands the performance criteria available for the HR Committee to use with respect to performance-based awards. The additional performance criteria include, without limitation, book value, various cash flow metrics, operational performance measures, productivity measures, various return measures, transactions relating to acquisitions or divestitures, and working capital. Adding these criteria will provide the HR Committee with additional flexibility in designing the Company’s long-term incentive compensation programs to motivate executives.

Extending the expiration date of the Third Amended Plan from May 6, 2023 to May 4, 2025, along with the additional shares of Common Stock, will allow the Company to utilize the Third Amended Plan for a number of

PROPOSAL 2 — APPROVAL OF THE THIRD AMENDED AND RESTATED TRINITY INDUSTRIES, INC. 2004 STOCK OPTION AND INCENTIVE PLAN

years. A copy of the Third Amended Plan is attached as Appendix A to this Proxy Statement and is marked to show the changes from the 2013 Plan, and the following description is qualified in its entirety by reference to the Third Amended Plan.

It is the judgment of the Board of Directors that approval of the Third Amended Plan is in the best interest of the Company and its stockholders.

Summary of Amendments in the Proposed Third Amended Plan

The Third Amended Plan was adopted, subject to stockholder approval, by the Board of Directors on March 5, 2015, to make the following changes to the 2013 Plan.

•	First, the Third Amended Plan increases the number of shares of Common Stock authorized under the 2013 Plan by 2,250,000 shares of Common Stock for a total of 17,450,000 authorized shares.

•	Second, the Third Amended Plan increases the number of shares of Common Stock authorized for issuance under the 2013 Plan by 2,250,000 shares of Common Stock for incentive stock options (“ISOs”), non-qualified stock options (“NSOs”), and other awards for a total of 17,450,000 authorized shares.

•	Third, the Third Amended Plan prohibits cash buyout of underwater stock options or underwater stock appreciation rights.

•	Fourth, the Third Amended Plan prohibits replacing underwater stock options or underwater stock appreciation rights with other awards under the Third Amended Plan.

•	Fifth, the Third Amended Plan prohibits the payment of dividends (or the granting of dividend equivalent rights) with respect to any unvested performance awards.

•	Sixth, the Third Amended Plan expands the set of performance criteria available for use with respect to performance-based awards.

•	Seventh, the Third Amended Plan implements minimum vesting provisions for stock options and stock appreciation rights.

•	Eighth, the Third Amended Plan increases the limitation on cash awards from $2,000,000 to $10,000,000.

•	Ninth, the Third Amended Plan increases from 600,000 to 750,000 the number of shares that may be granted in any one year in the form of stock options, stock appreciation rights or performance-based awards (or any combination of the foregoing) to any one executive officer.

•	Tenth, the Third Amended Plan extends the expiration date of the 2013 Plan from May 6, 2023 to May 4, 2025.

Description of the Third Amended Plan

Expiration Date

No award may be made under the Third Amended Plan after May 4, 2025, but awards made prior thereto may have vesting or exercise periods that extend beyond that date.

Share Authorization

Subject to certain adjustments, the number of shares of Common Stock that may be issued pursuant to awards under the Third Amended Plan is 17,450,000.

A maximum of 750,000 shares may be granted in any one year in the form of stock options, stock appreciation rights or performance-based awards (or any combination of the foregoing) to any one executive officer.

PROPOSAL 2 — APPROVAL OF THE THIRD AMENDED AND RESTATED TRINITY INDUSTRIES, INC. 2004 STOCK OPTION AND INCENTIVE PLAN

Administration

The Third Amended Plan will be administered by the HR Committee of the Board of Directors, as is the 2013 Plan currently. The HR Committee will have the power to: (i) determine the persons to whom awards are to be made, (ii) determine the type, size, and terms of awards, (iii) interpret the Third Amended Plan, (iv) establish and revise rules and regulations relating to the Third Amended Plan, and (v) make any other determinations that it believes necessary for the administration of the Third Amended Plan.

Eligibility

Employees of the Company or its affiliates who are directors, officers or who are in managerial or other key positions, consultants who provide key consulting services to the Company, and non-employee directors are eligible to participate in the Third Amended Plan.

Stock Options

The HR Committee may grant either NSOs or ISOs qualifying under Section 422 of the Code. The exercise price of a stock option is to be at least the fair market value of the Common Stock on the date of grant. At the HR Committee’s discretion, the option exercise price may be paid in cash, by delivering to the Company shares of Common Stock already owned by the optionee having a fair market value equal to the aggregate option exercise price, or by providing with the notice of exercise an order to a designated broker to sell part or all of the shares and to deliver the proceeds to the Company to pay the full purchase price and all applicable withholding taxes. The Third Amended Plan does not permit the repricing of stock options, cash buyouts of underwater stock options, or the replacement of underwater stock options with other awards under the Third Amended Plan.

Stock options will be exercisable as set forth in the option agreements pursuant to which they are issued, but in no event will stock options be exercisable after the expiration of ten (10) years from the date of grant. Unless otherwise determined by the HR Committee and provided in the option agreement, the Third Amended Plan provides for the acceleration of the vesting of stock options in the event of death, disability, retirement or a change in control (as defined in the Third Amended Plan) of the Company.

Stock Appreciation Rights

Stock appreciation rights (“SARs”) may, but need not, relate to options. A SAR is the right to receive an amount equal to the excess of the fair market value of a share of Common Stock on the date of exercise over the fair market value of the Common Stock on the date of grant. The HR Committee determines the terms of each SAR at the time of the grant. A SAR may not be granted at less than the fair market value of a share of Common Stock on the date the SAR is granted and cannot have a term of longer than ten years. Distributions to the recipient may be made in Common Stock, in cash, or in a combination of both as determined by the HR Committee. The Third Amended Plan does not permit the repricing of SARs, cash buyouts of underwater SARs, or the replacement of underwater SARs with other awards under the Third Amended Plan.

Restricted Stock and Restricted Stock Units

Restricted stock consists of shares of Common Stock which are transferred or sold by the Company to a participant, but are subject to substantial risk of forfeiture and to restrictions on their sale or other transfer by the participant. Restricted stock units give the participant the right to receive shares at a future date in accordance with the terms of such grant upon the attainment of certain conditions specified by the HR Committee, which include substantial risk of forfeiture and restrictions on their sale or other transfer by the participant. The HR Committee determines the eligible participants to whom, and the time or times at which, grants of restricted stock or restricted stock units will be made, the number of shares or units to be granted, the price to be paid, if any, the time or times within which the shares covered by such grants will be subject to forfeiture, the time or times at which the restrictions will terminate, and all other terms and conditions of the grants.

PROPOSAL 2 — APPROVAL OF THE THIRD AMENDED AND RESTATED TRINITY INDUSTRIES, INC. 2004 STOCK OPTION AND INCENTIVE PLAN

Performance Awards

The HR Committee may grant performance awards payable in cash or shares of Common Stock. Payment will be contingent upon achieving pre-established performance goals (as discussed below) by the end of the applicable performance period. Subject to minimum vesting periods discussed below, the HR Committee will determine the length of the performance period, the maximum payment value of an award, and the minimum performance goals required before payment will be made. The Third Amended Plan prohibits the payment of dividends (or the granting of dividend equivalent rights) with respect to unvested performance awards.

Other Awards

The HR Committee may grant other forms of awards payable in cash or shares of Common Stock if the HR Committee determines that such other form of award is consistent with the purpose and restrictions of the Third Amended Plan. The terms and conditions of such other form of award shall be specified by the grant, subject to minimum vesting periods discussed below. Such other awards may be granted for no cash consideration, for such minimum consideration as may be required by applicable law, or for such other consideration as may be specified by the grant.

Dividend Equivalent Rights

The HR Committee may grant a dividend equivalent right either as a component of another award or as a separate award, except that the HR Committee is not permitted to grant dividend equivalent rights as a component of a stock option, a SAR, or an unvested performance award. The terms and conditions of the dividend equivalent right shall be specified by the grant.

Performance Goals

Awards of restricted stock, restricted stock units, performance awards (whether relating to cash or shares) and other awards (whether relating to cash or shares) under the Third Amended Plan may be made subject to the attainment of performance goals within the meaning of Section 162(m) of the Code relating to one or more of the following business criteria: book value; cash flow (including, but not limited to, operating cash flow, free cash flow, cash flow return on equity, and cash flow return on investment); earnings (either in aggregate or on a per-share basis); earnings before or after either, or any combination of, interest, taxes, depreciation, or amortization; economic value added; expenses/costs; gross or net income; gross or net operating margins; gross or net operating profits; gross or net revenues/sales; inventory turns; margins; market share; operating efficiency; operating income; operational performance measures; pre-tax income; productivity ratios and measures; profitability ratios; return measures (including, but not limited to, return on assets, equity, capital, invested capital, sales or revenues); share price (including, but not limited to, growth in share price and total shareholder return); transactions relating to acquisitions or divestitures; or working capital (“Third Amended Plan Performance Criteria”). Any Third Amended Plan Performance Criteria may be used to measure the performance of the Company as a whole or any business unit of the Company and may be measured in absolute terms, relative to a peer group or index, relative to past performance, or as otherwise determined by the HR Committee. Any Third Amended Plan Performance Criteria may include or exclude (i) extraordinary, unusual and/or non-recurring items of gain or loss, (ii) gains or losses on the disposition of a business, (iii) changes in tax or accounting regulations or laws, or (iv) the effect of a merger or acquisition, as identified in the Company’s quarterly and annual earnings releases. In all other respects, Third Amended Plan Performance Criteria shall be calculated in accordance with the Company’s financial statements, under generally accepted accounting principles, or under a methodology established by the HR Committee within 90 days after the beginning of the performance period relating to the Award (but not after more than 25% of the performance period has elapsed) which is consistently applied and identified in the audited financial statements, including footnotes, or the Management Discussion and Analysis section of the Company’s annual report. However, the HR Committee may not in any event increase the amount of compensation payable to an individual upon the attainment of a performance goal.

PROPOSAL 2 — APPROVAL OF THE THIRD AMENDED AND RESTATED TRINITY INDUSTRIES, INC. 2004 STOCK OPTION AND INCENTIVE PLAN

For any performance awards or other awards that are denominated in cash such that the annual performance stock award limit in the Third Amended Plan is not an effective limitation for purposes of Treasury Regulations, the maximum amount payable to any executive officer with respect to all performance periods beginning in a fiscal year of the Company shall not exceed $10,000,000.

Non-Employee Directors

The Board will grant all awards to non-employee directors. The maximum number of shares that may be issued to non-employee directors as a group is an aggregate of 900,000 shares. The maximum number of shares that may be granted pursuant to any award in any one calendar year to a non-employee director is 40,000 shares. Awards made to non-employee directors shall be with terms and conditions otherwise consistent with the provisions of the Third Amended Plan.

Change in Control

Except as determined by the HR Committee at the time of grant and provided for in the applicable award agreement, upon a change in control, all outstanding stock options and SARs will become vested and exercisable; all restrictions on restricted stock and restricted stock units will lapse; all performance goals will be deemed achieved at target levels and all other terms and conditions met; all restricted stock units and performance awards (whether relating to cash or shares) will be paid out as promptly as practicable; and all other awards (whether relating to cash or shares) will be delivered or paid.

Limitation on Vesting of Certain Awards

Awards of stock options, stock appreciation rights, restricted stock, restricted stock units, performance awards payable in shares, or other awards in the form of shares, if granted to persons who do not pay cash consideration or elect to forgo a right to cash consideration substantially equal in value to the shares subject to such award are subject to minimum vesting provisions set forth in the Third Amended Plan. Such awards, if their grant or vesting is subject to performance conditions, shall have a minimum vesting period of no less than one year, and such awards, if neither their grant or vesting is subject to performance conditions, shall have a minimum vesting period of no less than three years; provided such awards may vest on an accelerated basis in the event of a participant’s death, disability, or retirement, or in the event of a change in control. However, up to 12 percent of the shares authorized under the Third Amended Plan may be granted without meeting the minimum vesting requirements.

Amendment of the Plan

All provisions of the Third Amended Plan (including without limitation, any award made under the Third Amended Plan) may at any time or from time to time be modified or amended by the Board; provided, however, (i) no amendment for which stockholder approval is required either (a) by any securities exchange or inter-dealer quotation system on which the Common Stock is listed or traded or (b) in order for the Third Amended Plan and awards granted under the Third Amended Plan to continue to comply with Sections 162(m), 421, and 422 of the Code, including any successors to such sections, or other applicable law, shall be effective without stockholder approval; (ii) no award at any time outstanding under the Third Amended Plan may be modified, impaired, or canceled adversely to the holder of the award without the consent of such holder; and (iii) no increase in the number of shares of Common Stock subject to awards to non-employee directors may be made without stockholder approval.

Plan Benefits

Future benefits under the Third Amended Plan are not currently determinable. The Company’s management has a financial interest in this proposal because the members of management are potentially eligible for awards under

PROPOSAL 2 — APPROVAL OF THE THIRD AMENDED AND RESTATED TRINITY INDUSTRIES, INC. 2004 STOCK OPTION AND INCENTIVE PLAN

the Third Amended Plan. The following table indicates shares/stock units awarded under the 2013 Plan during fiscal year 2014 to the named executive officers, to all executive officers as a group, the non-employee directors as a group and to all employees (excluding executive officers) as a group:

	Shares Awarded in 2014
Name and Position	Dollar Value(1)	Number of Shares/Units(2)
Timothy R. Wallace, Chairman, Chief Executive Officer and President	$7,285,982	299,900
James E. Perry, Senior Vice President and Chief Financial Officer	1,716,022	66,674
D. Stephen Menzies, Senior Vice President and Group President	2,729,176	105,450
William A. McWhirter II, Senior Vice President and Group President	1,904,330	77,712
Melendy E. Lovett, Senior Vice President and Chief Administrative Officer	1,535,886	41,720
All executive officers (7 persons)	17,040,602	671,236
All directors, excluding Mr. Wallace	1,311,600	33,665
All employees, excluding executive officers	58,141,449	1,659,938

(1)	The dollar value is based on the grant date fair value of the awards computed in accordance with ASC 718.
(2)	Includes (i) the above-target number of shares that were issued in 2014 for performance-based equity grants with respect to the 2011-2013 performance period, (ii) the target number of performance-based restricted stock units granted in 2014 with respect to the 2014-2016 performance period, and (iii) any retention-based equity grants.

Market Value of the Securities

The market value of the Company’s Common Stock is $33.94 per share based on the closing price of the Common Stock on March 13, 2015.

Federal Income Tax Consequences

The following is a brief summary of certain federal income tax consequences relating to the transactions described under the Third Amended Plan as set forth below. This summary does not purport to address all aspects of federal income taxation and does not describe state, local, or foreign tax consequences. This discussion is based upon provisions of the Code and the treasury regulations issued thereunder, and judicial and administrative interpretations under the Code and treasury regulations, all as in effect as of the date hereof, and all of which are subject to change (possibly on a retroactive basis) or different interpretation.

Law Affecting Deferred Compensation

Section 409A of the Code regulates all types of deferred compensation. If the requirements of Section 409A of the Code are not satisfied, deferred compensation, and earnings thereon, will be subject to tax as it vests, plus an interest charge at the underpayment rate plus 1% and a 20% penalty tax. Certain performance awards, stock options, stock appreciation rights, restricted stock units, and certain types of restricted stock are subject to Section 409A of the Code.

Incentive Stock Options

An optionee does not generally recognize taxable income upon the grant or upon the exercise of an ISO. However, to the extent that the fair market value (determined as of the date of grant) of the shares with respect to which the optionee’s ISO is exercisable for the first time during any calendar year exceeds $100,000, the ISO for the shares

PROPOSAL 2 — APPROVAL OF THE THIRD AMENDED AND RESTATED TRINITY INDUSTRIES, INC. 2004 STOCK OPTION AND INCENTIVE PLAN

over $100,000 will be treated as an NSO, and not an ISO, for federal tax purposes, and the optionee will recognize income as if the ISO was an NSO. Upon the sale of ISO shares, the optionee recognizes income in an amount equal to the difference, if any, between the exercise price of the ISO shares and the fair market value of those shares on the date of sale. The income is taxed at long-term capital gains rates if the optionee has not disposed of the Common Stock within two years after the date of the grant of the ISO and has held the shares for at least one year after the date of exercise and the Company is not entitled to a federal income tax deduction. The holding period requirements are waived when an optionee dies.

If an optionee sells ISO shares before having held them for at least one year after the date of exercise and two years after the date of grant, the optionee recognizes ordinary income to the extent of the lesser of: (i) the gain realized upon the sale; or (ii) the difference between the exercise price and the fair market value of the shares on the date of exercise. Any additional gain is treated as long-term or short-term capital gain depending upon how long the optionee has held the ISO shares prior to disposition. In the year of disposition, the Company receives a federal income tax deduction in an amount equal to the ordinary income that the optionee recognizes as a result of the disposition.

Non-Qualified Stock Options

An optionee generally does not recognize taxable income upon the grant of an NSO. Upon the exercise of such a stock option, the optionee recognizes ordinary income to the extent the fair market value of the shares received upon exercise of the NSO on the date of exercise exceeds the exercise price. The Company receives an income tax deduction in an amount equal to the ordinary income that the optionee recognizes upon the exercise of the stock option.

The optionee’s tax basis for NSO shares will be equal to the option price paid for such shares, plus any amounts included in the optionee’s income as compensation. When an optionee disposes of NSO shares, any amount received in excess of the optionee’s tax basis for such shares will be treated as short-term or long-term capital gain, depending upon how long the optionee has held the NSO shares. If the amount received is less than the optionee’s tax basis for such shares, the loss will be treated as short-term or long-term capital loss, depending upon how long the optionee has held the shares.

Special Rule if Option Price is Paid in Common Shares

An option that satisfies the ISO requirements will not lose its status as an ISO if the optionee is permitted to pay the exercise price with other stock of the Company. If an optionee pays the exercise price of an option with previously-owned shares of Common Stock and the transaction is not a disqualifying disposition of shares previously acquired under an ISO, the shares received equal to the number of shares surrendered are treated as having been received in a tax-free exchange. The optionee’s tax basis and holding period for these shares received will be equal to the optionee’s tax basis and holding period for the shares surrendered. The shares received in excess of the number of shares surrendered will be treated as compensation taxable as ordinary income to the optionee to the extent of their fair market value, and the optionee’s tax basis in such shares will be equal to their fair market value on the date of exercise and the holding period will start on the date of exercise.

If the use of previously acquired shares to pay the exercise price of an option constitutes a disqualifying disposition of shares previously acquired under an ISO, the optionee will have ordinary income as a result of the disqualifying disposition in an amount equal to the excess of the fair market value of the shares surrendered, determined at the time such shares were originally acquired on exercise of the ISO, over the aggregate option price paid for such shares. As discussed above, a disqualifying disposition of shares previously acquired under an ISO occurs when the optionee disposes of such shares before the end of the holding period.

PROPOSAL 2 — APPROVAL OF THE THIRD AMENDED AND RESTATED TRINITY INDUSTRIES, INC. 2004 STOCK OPTION AND INCENTIVE PLAN

Restricted Stock

A recipient of an award of restricted stock does not generally recognize taxable income at the time of the award. Instead, the recipient recognizes ordinary income in the first taxable year in which his or her interest in the shares becomes either: (i) freely transferable; or (ii) no longer subject to substantial risk of forfeiture. The amount of taxable income is equal to the fair market value of the shares on the date on which such restrictions or risk of forfeiture have lapsed, less the cash, if any, paid for the shares. A recipient may make an election under Section 83(b) of the Code, within 30 days of the date he or she receives restricted stock, to recognize ordinary income in an amount equal to the fair market value of the restricted stock (less any cash paid for the shares) on the date of the award. If a recipient does not make an election under Section 83(b) of the Code, then the recipient will recognize as ordinary income any dividends received with respect to shares during the vesting period.

The Company receives a compensation expense deduction in an amount equal to the ordinary income recognized by the recipient in the taxable year in which restrictions lapse (or in the taxable year of the award if, at that time, the recipient had filed a timely Section 83(b) election to accelerate recognition of income).

At the time of sale of such shares, any gain or loss realized by the recipient will be treated as either short-term or long-term capital gain (or loss) depending on the holding period. For purposes of determining any gain or loss realized, the recipient’s tax basis will be the amount previously taxable as ordinary income.

Stock Appreciation Rights

Generally, the recipient of a stand-alone SAR will not recognize taxable income at the time the stand-alone SAR is granted.

If a recipient receives the appreciation inherent in the SARs in cash, the cash will be taxed as ordinary income to the recipient at the time it is received. If a recipient receives the appreciation inherent in the SARs in Common Stock, the spread between the then current market value and the grant price, if any, will be taxed as ordinary income to the employee at the time it is received.

In general, there will be no federal income tax deduction allowed to the Company upon the grant or termination of SARs. However, upon the exercise of an SAR, the Company will be entitled to a deduction equal to the amount of ordinary income the recipient is required to recognize as a result of the exercise in the same period that the recipient recognizes such income.

Other Awards

In the case of an award of restricted stock units, performance awards, dividend equivalent rights or other Common Stock or cash awards, the recipient will generally recognize ordinary income in an amount equal to any cash received and the fair market value of any shares received on the date of payment or delivery. In that taxable year, the Company will receive a federal income tax deduction in an amount equal to the ordinary income which the recipient has recognized.

Federal Tax Withholding

Any ordinary income realized by a participant upon the exercise of an award under the Third Amended Plan is subject to withholding of federal, state and local income tax and to withholding of the participant’s share of tax under the Federal Insurance Contribution Act and the Federal Unemployment Tax Act. To satisfy federal income tax withholding requirements, the Company will have the right to require that, as a condition to delivery of any certificate for shares of Common Stock or the registration of the shares in the participant’s name, the participant remit to the Company an amount sufficient to satisfy the withholding requirements. Alternatively, the Company may withhold a portion of the shares (valued at fair market value) that otherwise would be issued to the participant to satisfy all or part of the withholding tax obligations or may, if the Company consents, accept

PROPOSAL 2 — APPROVAL OF THE THIRD AMENDED AND RESTATED TRINITY INDUSTRIES, INC. 2004 STOCK OPTION AND INCENTIVE PLAN

delivery of shares with an aggregate fair market value that equals or exceeds the required tax withholding payment. Withholding does not represent an increase in the participant’s total income tax obligation, since it is fully credited toward his or her tax liability for the year. Additionally, withholding does not affect the participant’s tax basis in the shares. Compensation income realized and tax withheld will be reflected on Forms W-2 supplied by the Company to employees by January 31 of the succeeding year. Deferred compensation that is subject to Section 409A of the Code will be subject to certain federal income tax withholding and reporting requirements.

Tax Consequences to the Company

To the extent that a participant recognizes ordinary income in the circumstances described above, the Company will be entitled to a corresponding deduction provided that, among other things, the income meets the test of reasonableness, is an ordinary and necessary business expense, is not an “excess parachute payment” within the meaning of Section 280G of the Code and is not disallowed by the $1,000,000 limitation on certain executive compensation under Section 162(m) of the Code.

Million Dollar Deduction Limit and Other Tax Matters

The Company may not deduct compensation of more than $1,000,000 that is paid to an individual who, on the last day of the taxable year, is either the Company’s principal executive officer or an individual who is among the three highest compensated officers for the taxable year (other than the principal executive officer or the principal financial officer). The limitation on deductions does not apply to certain types of compensation, including qualified performance-based compensation, and only applies to compensation paid by a publicly-traded corporation (and not compensation paid by non-corporate entities). To the extent that the Company determines that Section 162(m) of the Code will apply to any awards granted pursuant to the Third Amended Plan, the Company intends that such awards will be constructed so as to constitute qualified performance-based compensation and, as such, will be exempt from the $1,000,000 limitation on deductible compensation.

If an individual’s rights under the Third Amended Plan are accelerated as a result of a change in control and the individual is a “disqualified individual” under Section 280G of the Code, the value of any such accelerated rights received by such individual may be included in determining whether or not such individual has received an “excess parachute payment” under Section 280G of the Code, which could result in (i) the imposition of a 20% federal excise tax (in addition to federal income tax) payable by the individual on the value of such accelerated rights; and (ii) the loss by the Company of a compensation deduction.

PROPOSAL 2 — APPROVAL OF THE THIRD AMENDED AND RESTATED TRINITY INDUSTRIES, INC. 2004 STOCK OPTION AND INCENTIVE PLAN

Current Equity Compensation Plans

The following table sets forth information about the Company’s Common Stock that may be issued under all of the Company’s existing equity compensation plans as of December 31, 2014.

Equity Compensation Plan Information

	(a)		(b)	(c)
	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights		Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance under Equity Compensation Plans (Excluding Securities Reflected in Column (a))
Plan Category
Equity compensation plans approved by security holders:
Stock Options	95,293		$8.86
Restricted stock units	2,523,025	(1)	—

	2,618,318			2,607,425
Equity compensation plans not approved by security holders	—	(2)		—

Total	2,618,318			2,607,425

(1)	Includes 811,003 shares of Common Stock issuable upon the vesting and conversion of restricted stock units and 1,712,022 shares of Common Stock issuable upon the vesting and conversion of performance units. The restricted stock units and performance units do not have an exercise price. The performance units are granted to employees based upon a target level, however, depending upon the achievement of certain specified goals during the performance period, performance units may be adjusted to a level ranging between 0% and 200% of the target level.
(2)	Excludes information regarding the 2005 Deferred Plan for Director Fees. This plan permits the deferral of the payment of the annual retainer fee and board and committee meeting fees. At the election of the participant, the deferred fees may be converted into phantom stock units with a fair market value equal to the value of the fees deferred, and such phantom stock units are credited to the director’s account (along with the amount of any dividends or stock distributions). At the time a participant ceases to be a director, cash will be distributed to the participant. At December 31, 2014, there were 224,818 phantom stock units credited to the accounts of participants. Also excludes information regarding the Trinity Industries, Inc. Supplemental Profit Sharing Plan for certain of its highly compensated employees. For more information about this plan please refer to the description in “Executive Compensation — Compensation Discussion and Analysis — Components of Compensation – Post-Employment Benefits.” At December 31, 2014, there were 86,466 stock units credited to the accounts of participants under this plan.

The Board of Directors recommends that you vote FOR the approval of the Third Amended and Restated Trinity Industries, Inc. 2004 Stock Option and Incentive Plan.

OVERVIEW OF PROPOSALS 3 AND 4: AMENDMENTS TO THE CERTIFICATE OF INCORPORATION

Proposals 3 and 4 request approval of amendments to the Company’s Certificate of Incorporation (the “Certificate of Incorporation”) to (i) increase the number of authorized shares of Common Stock from 200,000,000 to 400,000,000 (Proposal 3) and (ii) reduce the par value for the Company’s Common Stock from $1.00 to $0.01 (Proposal 4).

The amendments contemplated by Proposals 3 and 4 are not conditioned upon the approval of each other. If one or both of the proposals is approved by the stockholders, the Company intends to file an Amended and Restated Certificate of Incorporation with the Secretary of State of the State of Delaware that incorporates the amendment(s) approved by stockholders. The Amended and Restated Certificate of Incorporation will merge all existing amendments to the Certificate of Incorporation, as well as the amendments contemplated by Proposals 3 and 4, if they are approved by the stockholders. The Amended and Restated Certificate of Incorporation will become effective upon filing with the Secretary of State of the State of Delaware, which is expected to occur soon after the Annual Meeting. If, however, in the judgment of the Board of Directors, any circumstances exist that would make implementation of either or both of the amendments contemplated by Proposals 3 or 4 inadvisable, then, in accordance with Delaware law and notwithstanding stockholder approval of such amendment(s), the Board of Directors may abandon either or both of the amendments at any time prior to the effectiveness of the filing of the Amended and Restated Certificate of Incorporation.

The amendments contemplated by Proposals 3 and 4 are each described in more detail below. These descriptions are qualified in their entirety by reference to, and should be read in conjunction with, the full text of the first paragraph of revised Article IV of the Certificate of Incorporation, which is attached to this Proxy Statement as Appendix B and assumes that Proposals 3 and 4 are both approved. Appendix B is marked to show changes from the existing Article IV of the Certificate of Incorporation. If either of Proposal 3 or 4 is not approved by the requisite vote of the Company’s stockholders, the Amended and Restated Certificate of Incorporation to be filed with the Secretary of State of the State of Delaware will be appropriately modified.

PROPOSAL 3 — APPROVAL OF AN AMENDMENT TO THE COMPANY’S CERTIFICATE OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES

At the Annual Meeting, stockholders will be asked to approve an amendment to the Certificate of Incorporation to increase the authorized number of shares of Common Stock from 200,000,000 shares to 400,000,000 shares (the “Increase in Authorized Capital Amendment”). On March 5, 2015, the Board of Directors unanimously adopted, approved, and declared advisable the Increase in Authorized Capital Amendment and directed that it be submitted to stockholders for approval at the Annual Meeting. Appendix B shows Article IV of the Certificate of Incorporation amended to reflect the Increase in Authorized Capital Amendment. Appendix B also includes the Par Value Amendment described in Proposal 4 below.

Rationale

The purpose of the Increase in Authorized Capital Amendment is to increase the total authorized number of shares of Common Stock from 200,000,000 shares to 400,000,000 shares. The additional authorized shares may be used by the Company for business and financial purposes as determined by the Board of Directors from time to time to be necessary or desirable. The Company split its Common Stock two-for-one pursuant to a stock dividend in 2014. Although there is no current plan to declare any type of stock split or stock dividend, the additional authorized shares could be used in connection with such a transaction. Other possible business and financial uses for the additional shares of Common Stock include, without limitation, raising capital through the sale of Common Stock; acquiring other companies, businesses, products or services in exchange for shares of Common Stock; attracting and retaining employees by the issuance of additional securities under the Company’s equity compensation programs; and other transactions and corporate purposes that the Board of Directors deems to be in the Company’s best interest. The additional authorized shares would enable the Company to act quickly in response to opportunities that may arise for these types of transactions.

As of March 13, 2015, there were approximately 155,660,028 shares of Common Stock issued and outstanding. In addition, as of such date, approximately 2,594,818 shares were subject to outstanding equity compensation awards such as restricted stock units and stock options (restricted stock awards are treated as outstanding shares) and an additional 2,639,884 shares were reserved for issuance in connection with future awards available for grant under the Company’s various stockholder-approved equity compensation plans. In June 2006, the Company issued $450,000,000 of Convertible Subordinated Notes due 2036. Full conversion of the outstanding balance of the Notes would require 17,871,769 shares of Common Stock. However, upon conversion, we will pay only cash in settlement of the principal amount or conversion value thereof, and we will settle any amounts in excess of principal in cash or shares of our Common Stock at our option. Thus, the Company would anticipate issuing substantially fewer shares, if any, than those required for full conversion.

Other than shares that may be issued under the equity compensation plans described above or pursuant to the Convertible Subordinated Notes, the Company has no immediate plans, understandings, agreements or commitments to issue additional shares of Common Stock for any purposes.

Effect of the Increase in Authorized Capital Amendment

Upon issuance, the additional shares of authorized Common Stock would have rights identical to the shares of Common Stock currently outstanding. Approval of the Increase in Authorized Capital Amendment would not have any immediate dilutive effect on the proportionate voting power or other rights of existing stockholders. Because

PROPOSAL 3 — APPROVAL OF AN AMENDMENT TO THE COMPANY’S CERTIFICATE OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES

the Company’s Certificate of Incorporation does not confer to the Company’s stockholders preemptive rights with respect to Common Stock, should the Board of Directors elect to issue additional shares of Common Stock, existing stockholders would not have any preferential rights to purchase these shares.

The Increase in Authorized Capital Amendment could, under certain circumstances, have an anti-takeover effect, although it is not the Company’s intention with this proposal. For example, in the event of a hostile attempt to take control of the Company, it may be possible for the Company to impede the attempt by issuing shares of Common Stock, which would dilute the voting power of the other outstanding shares and increase the potential cost to acquire control of the Company. The Increase in Authorized Capital Amendment therefore may have the effect of discouraging unsolicited takeover attempts, potentially limiting the opportunity for the Company’s stockholders to dispose of their shares at a premium, which is often offered in takeover attempts, or that may be available under a merger proposal. The Increase in Authorized Capital Amendment may have the effect of permitting the Company’s current management, including the current Board of Directors, to retain its position, and place it in a better position to resist changes that stockholders may wish to make if they are dissatisfied with the conduct of the Company’s business. However, the Board of Directors is not aware of any attempt to take control of the Company, and the Board of Directors has not presented this proposal with the intent that it be utilized as a type of anti-takeover device.

Some existing provisions of the Company’s Certificate of Incorporation and Bylaws may be deemed to have an anti-takeover effect and may delay, defer or prevent a tender offer or takeover attempt that stockholders might consider to be in the stockholders’ best interests. These provisions could limit the price that investors might be willing to pay in the future for shares of the Common Stock.

At the direction of the Board of Directors, the Company may issue shares of preferred stock from time to time. The Board may, without any action by holders of the Common Stock, adopt resolutions to issue preferred stock in one or more series and establish or change the rights of the holders of any series of preferred stock.

The rights of any series of preferred stock may include:

•	voting rights;

•	liquidation preferences;

•	dividend rights;

•	redemption rights;

•	conversion or exchange rights; and

•	sinking funds.

The issuance of such preferred stock could, among other things:

•	adversely affect the voting, dividend, and liquidation rights with respect to the Common Stock;

•	discourage an unsolicited proposal to acquire the Company; or

•	facilitate a particular business combination involving the Company.

Any of these actions could discourage a transaction that some or a majority of the Company’s stockholders might believe to be in their best interests or in which the Company’s stockholders might receive a premium for their stock over its then market price.

The Company’s Bylaws provide that:

•	vacancies in the Board of Directors are filled by the vote of a majority of the directors then in office;

•	special meetings of the Company’s stockholders may only be called by the CEO or the Board of Directors pursuant to a resolution adopted by a majority of the Board of Directors; and

•	advance notice of stockholder nominations for the elections of directors must be given in the manner provided by the Bylaws.

PROPOSAL 3 — APPROVAL OF AN AMENDMENT TO THE COMPANY’S CERTIFICATE OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES

Section 203 of the Delaware General Corporation Law prohibits certain business combination transactions between a Delaware corporation and any “interested stockholder” owning 15% or more of such corporation’s outstanding voting stock for a period of three years after the date on which the stockholder became an interested stockholder, unless:

•	the board of directors approves, prior to the date, either the proposed business combination or the proposed acquisition of stock which resulted in the stockholder becoming an interested stockholder;

•	upon consummation of the transaction in which the stockholder becomes an interested stockholder, the interested stockholder owned at least 85% of the shares of the voting stock of the corporation which are not held by the directors, officers or certain employee stock plans; or

•	on or subsequent to the date on which the stockholder became an interested stockholder, the business combination with the interested stockholder is approved by the board of directors and also approved at a stockholders’ meeting by the affirmative vote of the holders of at least two-thirds of the outstanding shares of the corporation’s voting stock other than shares held by the interested stockholder.

Under Delaware law, a “business combination” includes a merger, asset sale or other transaction resulting in a financial benefit to the interested stockholder.

The noted merger moratorium statute and the noted required supermajority stockholder vote and the other matters described above may make it more difficult to change the composition of the Board of Directors and may discourage or make difficult any attempt by a person or group to obtain control of the Company.

The Board of Directors recommends that you vote FOR the amendment to the Company’s Certificate of Incorporation to increase the number of authorized shares of Common Stock.

PROPOSAL 4 — APPROVAL OF AN AMENDMENT TO THE COMPANY’S CERTIFICATE OF INCORPORATION TO REDUCE THE PAR VALUE OF THE COMPANY’S COMMON STOCK

At the Annual Meeting, stockholders will be asked to approve an amendment to the Certificate of Incorporation to reduce the par value of the Company’s shares of Common Stock from $1.00 per share to $0.01 per share (the “Par Value Amendment”). On March 5, 2015, the Board of Directors unanimously adopted, approved, and declared advisable the Par Value Amendment, and directed that it be submitted to stockholders for approval at the Annual Meeting. Appendix B shows Article IV of the Certificate of Incorporation amended to reflect the Par Value Amendment. Appendix B also includes the Increase in Authorized Capital Amendment described in Proposal 3 above.

Rationale

The Par Value Amendment is intended to bring the par value of the Common Stock in line with the par value of the capital stock of many other publicly-traded companies incorporated in Delaware. Historically, the concept of par value served to protect stockholders from being unfairly diluted by establishing a minimum price at which stock of a company could legally be issued or sold. Today, the concept of par value has lost significance for publicly-traded companies, whose securities are traded on exchanges where the market sets the price at which securities may be issued or otherwise sold. The Board of Directors believes that, in keeping with modern corporate practice, the par value of the Common Stock should be reduced to $0.01 per share, a level commonly used by other companies.

Effect of the Reduction in Par Value Amendment

The Par Value Amendment will not change the number of authorized shares of the Company’s capital stock or affect the total number of shares of Common Stock currently outstanding, although the Company is separately asking stockholders to approve the Increase in Authorized Capital Amendment described in Proposal 3. No shares of preferred stock are currently outstanding. The Par Value Amendment will have no effect on the rights of holders of Common Stock, except for reducing the minimum amount per share the Company must receive upon the issuance of any shares of Common Stock.

Upon effectiveness of the Par Value Amendment, the Company’s “capital” under Delaware law will be adjusted to reflect the reduction in par value. This adjustment will increase the Company’s “surplus” available for dividends and the repurchase of Common Stock under Delaware corporate law.

If the Par Value Amendment becomes effective, stock certificates representing shares of Common Stock, par value $1.00 per share, issued and outstanding prior to the effective date of filing the Amended and Restated Certificate of Incorporation will be deemed to represent the same number of shares of Common Stock, $0.01 par value per share. Existing certificates will not be exchanged for new certificates in connection with the Par Value Amendment.

The Board of Directors recommends that you vote FOR the amendment to the Company’s Certificate of Incorporation to reduce the par value of the Company’s shares.

PROPOSAL 5 — ADVISORY VOTE TO APPROVE NAMED EXECUTIVE OFFICER COMPENSATION

The Company seeks approval, on an advisory basis, from its stockholders of the compensation of its named executive officers as described in this proxy statement.

The Company’s long term strategic corporate vision is to be a premier diversified industrial company that provides superior value to stockholders. The Board of Directors believes that realization of this vision depends in large measure on the talents of the Company’s employees. The Company’s compensation system plays a significant role in its ability to attract, motivate, and retain a high quality workforce. As described in the Compensation Discussion and Analysis, the Company’s executive compensation program (i) encourages high levels of performance and accountability, (ii) aligns the interests of executives with those of stockholders, (iii) links compensation to business objectives and strategies, and (iv) takes into account, as appropriate, the cyclical nature of certain of the Company’s businesses.

At the Company’s 2014 Annual Meeting, the Company held a stockholder advisory vote on the compensation of its named executive officers as described in the 2014 proxy statement, commonly referred to as a say-on-pay vote. The stockholders approved the named executive officers’ compensation, with approximately 95% of the stockholders present and entitled to vote at the meeting voting in favor of the 2014 say-on-pay resolution. The Company believes this approval affirms the stockholders’ support of the Company’s executive compensation philosophy and programs. This proposal provides stockholders the opportunity to approve or not approve the Company’s executive compensation program through the following resolution:

“Resolved, that the compensation paid to the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion is hereby approved.”

Because this is an advisory vote, it will not be binding upon the Board of Directors. However, the HR Committee will take into account the outcome of the vote when considering future executive compensation arrangements. After the 2015 Annual Meeting, the next advisory vote to approve the compensation of the named executive officers will occur at the 2016 Annual Meeting of Stockholders unless the Board modifies its policy on the frequency of holding such advisory votes.

The Board of Directors recommends that you vote FOR approval of this resolution.

PROPOSAL 6 — RATIFICATION OF THE

APPOINTMENT OF ERNST & YOUNG LLP

The Audit Committee has appointed Ernst & Young LLP (“Ernst & Young”) as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2015, subject to ratification by stockholders.

The Company has been advised by Ernst & Young that the firm has no relationship with the Company or its subsidiaries other than that arising from the firm’s engagement as auditors, tax advisors, and consultants.

Ernst & Young, or a predecessor of that firm, has been the auditors of the accounts of the Company each year since 1958. The Company has also been advised that representatives of Ernst & Young will be present at the Annual Meeting where they will have an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

Fees of Independent Registered Public Accounting Firm for Fiscal Years 2014 and 2013

The following table presents fees for professional audit services rendered by Ernst & Young for the audits of the Company’s annual financial statements for the years ended December 31, 2014 and 2013, and fees for other services rendered by Ernst & Young during those periods:

	2014	2013
Audit fees	$3,393,500	$3,087,000
Audit-related fees	123,000	165,000
Tax fees	818,732	759,066

Services rendered by Ernst & Young in connection with fees presented above were as follows:

Audit Fees

In fiscal years 2014 and 2013, audit fees include fees associated with the annual audit of the Company’s financial statements, the assessment of the Company’s internal control over financial reporting as integrated with the annual audit of the Company’s financial statements, the quarterly reviews of the financial statements included in the Company’s Form 10-Q filings, statutory audits in Mexico, Europe, and Singapore, and consents included in other SEC filings.

Audit-Related Fees

Audit-related fees include fees for employee benefit plan audits, use of online research tools, services related to the structuring of a joint venture in 2013, and services related to a debt financing in 2014.

Tax Fees

Tax fees in fiscal years 2014 and 2013 include fees for tax advice on state transfer pricing and adoption of new Treasury regulations, U.S. and international tax planning, and tax compliance (review of income tax returns and other tax filings).

The Audit Committee pre-approves all audit and permissible non-audit services provided by Ernst & Young. These services may include audit services, audit-related services, tax services, and other services. The Audit Committee has adopted a policy for the pre-approval of services provided by Ernst & Young. In addition, the Audit Committee

PROPOSAL 6 — RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP

also may pre-approve particular services on a case-by-case basis. The Audit Committee has delegated pre-approval authority to the Chair of the Audit Committee. Pursuant to this delegation, the Chair must report any pre-approval decision by him to the Audit Committee at its first meeting after the pre-approval was obtained. Under this policy, pre-approval is generally provided for up to one year, and any pre-approval is detailed as to the particular services or category of services and includes an anticipated budget.

Report of the Audit Committee

We are a standing committee comprised of independent directors as “independence” is currently defined by SEC regulations and the applicable listing standards of the NYSE. The Board of Directors has determined that four of the members of the Audit Committee are “audit committee financial experts” as defined by applicable SEC rules. We operate under a written charter adopted by the Board of Directors. A copy of the charter is available free of charge on the Company’s website at www.trin.net under the heading “Investor Relations — Governance.”

We annually select the Company’s independent auditors. That recommendation is subject to ratification by the Company’s stockholders.

Management is responsible for the Company’s internal controls and the financial reporting process. The independent auditors are responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with auditing standards generally accepted in the United States of America and issuing a report thereon. As provided in our charter, our responsibilities include the monitoring and oversight of these processes.

Consistent with our charter responsibilities, we met and held discussions with management and the independent auditors. In this context, management and the independent auditors represented to us that the Company’s consolidated financial statements for the fiscal year ended December 31, 2014 were prepared in accordance with U.S. generally accepted accounting principles. We reviewed and discussed the consolidated financial statements with management and the independent auditors and discussed with the independent auditors matters required to be discussed by Auditing Standard No. 16, “Communications with Audit Committees,” issued by the Public Company Accounting Oversight Board.

The Company’s independent auditors have also provided to us the written disclosures and the letter required by applicable requirements of The Public Company Accounting Oversight Board regarding the independent auditors’ communications with the Audit Committee, and we discussed with the independent auditors that firm’s independence. We also considered whether the provision of non-audit services is compatible with maintaining the independent auditors’ independence and concluded that such services have not impaired the auditors’ independence.

Based upon our reviews and discussions with management and the independent auditors, and our review of the representation of management and the report of the independent auditors to the Audit Committee, we recommended that the Board of Directors include the audited consolidated financial statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2014 filed with the Securities and Exchange Commission.

Audit Committee

Leldon E. Echols, Chair

Rhys J. Best

David W. Biegler

Adrian Lajous

Douglas L. Rock

Dunia A. Shive

The Board of Directors recommends that you vote FOR ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2015.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

The following Compensation Discussion and Analysis describes how the HR Committee designed the executive compensation programs and set individual pay for the executive officers named in the Summary Compensation Table.

Executive Summary

Company Highlights

The Company is a diversified industrial company that owns a variety of market-leading businesses providing products and services to the energy, chemical, transportation, and construction sectors. The Company’s businesses share connections that create value in the way the Company integrates its operations and leverages expertise throughout the enterprise. The Company’s integrated business model enables it to quickly assimilate resources — facilities, equipment, competencies, and talent — to align production capacity to meet customer needs and enhance the Company’s earnings and returns. Managing a diverse company while facilitating growth and producing long-term stockholder value requires a team of innovative, dedicated, and experienced executives who can successfully guide the Company’s diversified portfolio of businesses through changing economic cycles and business climates, and lead rapid production capacity adjustments to meet market demands. The Company maintains a competitive advantage by retaining a seasoned team of executives and seeks to ensure long tenure among its senior executives.

Financial Highlights

During 2014, the Company utilized the strengths of its integrated business model to achieve record financial results, with all business segments reporting higher revenue and profit. The Company completed several strategic acquisitions that enhanced the Company’s diversified portfolio of businesses and broadened its capabilities. In addition, strategic transactions allowed the Company to continue successfully creating railcar fleets for institutional investors. Financial highlights are shown below. All earnings per share (“EPS”) and other share references set forth herein have been adjusted to reflect the Company’s 2-for-1 stock split on its Common Stock to stockholders of record on the close of business on June 5, 2014.

•	2014 revenue increased to $6.2 billion and net income increased to $678.2 million, increases from 2013 of 41% and 81%, respectively

•	2014 EPS of $4.19, a Company record and a 76% increase over 2013, which was previously the Company record

•	Four consecutive years of annual growth in net earnings as of December 31, 2014

•	More than $700 million committed to acquisitions in the Energy Equipment Group

EXECUTIVE COMPENSATION

Executive Compensation Program Highlights

As further described in this Compensation Discussion and Analysis, key features of the Company’s compensation practices for the named executive officers include:

•	A significant percentage (generally 70% to 80%) of total target compensation is performance-based	•	No dividend or dividend equivalent payments are made on unvested performance units

•	Annual and long-term incentive programs were 100% performance-based in 2014 with no guarantees	•	No hedging or pledging of Company securities

•	Double trigger provision for severance in the Company’s change in control agreements	•	No agreements containing excise tax gross ups

•	Significant stock ownership requirements ranging from three to six times base salary	•	No executive employment agreements

•	Clawback provisions that allow the Company to recoup payouts under annual and long-term incentive plans	•	No repricing or cash buyouts of underwater stock options or replacement of underwater stock options with other awards

•	Total target compensation is targeted in a range of 10% above or below the 50th percentile of the Peer Survey Data (as defined below)

The Named Executive Officers

The Board of Directors has delegated to the HR Committee oversight of the Company’s executive compensation programs. The HR Committee reviews and recommends the compensation for the CEO to the independent directors of the Board for their approval. The HR Committee reviews and approves the compensation of the other named executive officers. The named executive officers for 2014 were:

•	Timothy R. Wallace, Chairman, Chief Executive Officer, and President

•	James E. Perry, Senior Vice President and Chief Financial Officer

•	D. Stephen Menzies, Senior Vice President and Group President

•	William A. McWhirter II, Senior Vice President and Group President

•	Melendy E. Lovett, Senior Vice President and Chief Administrative Officer

Role of Stockholder Say on Pay Votes

In May 2014, the Company held a stockholder advisory vote on the compensation of its named executive officers as described in the 2014 proxy statement, commonly referred to as a say-on-pay vote. The stockholders approved the named executive officers’ compensation, with approximately 95% of the stockholders present and entitled to vote at the meeting voting in favor of the 2014 say-on-pay resolution. As the Company evaluated its compensation practices and talent needs throughout 2014, it was mindful of the support stockholders expressed for its pay for performance compensation philosophy. Following its annual review of executive compensation, the HR Committee decided to maintain a consistent approach to executive compensation, with an emphasis on annual and long-term incentive compensation that rewards senior executives for delivering value for stockholders. In addition, the HR Committee considered ways to strengthen the pay for performance culture at the Company.

Compensation Overview

The HR Committee considers each named executive officer’s compensation based on the overall objectives of the Company’s executive compensation programs and a review of the following for each named executive officer:

•	the breadth, complexity, and scope of each executive’s responsibilities within the Company, taking into account the Company’s unique portfolio of businesses;

•	the executive’s performance in maximizing the Company’s operational flexibility to direct resources to those products in greatest demand for the overall success of the Company;

EXECUTIVE COMPENSATION

•	past performance through changing economic cycles and business climates with respect to specific financial, strategic, and operating objectives; and

•	compensation benchmark data from peer group companies (the “Peer Survey Data”) against which compensation is compared.

Compensation Approach

The Company’s executive compensation is designed to drive executive accountability for performance of the Company as a whole. This approach is reflected in the Company’s compensation programs and contributes to a performance-driven culture where executives are expected to deliver results that promote the Company’s position as a premier, diversified industrial company. In setting 2014 compensation, the Company utilized the Peer Survey Data and generally targeted the total target compensation of its named executive officers between 10% above or below the 50th percentile of the Peer Survey Data to support the Company’s philosophy of driving performance and accountability. For further explanation of the Peer Survey Data, see “Benchmarking and Peer Survey Data for 2014 Compensation” below.

The HR Committee realizes that benchmarking against the Peer Survey Data requires interpretation due to the potential differences in position scope. The HR Committee uses the Peer Survey Data benchmarking information and the peer group proxy disclosure data provided by the Compensation Consultant as general guidance, making adjustments to compensation levels based on such interpretations and what the HR Committee believes to be consistent with the overall compensation objectives of the Company and in the best long-term interests of the Company’s stockholders.

The Company’s compensation philosophy has proven to be appropriate and sufficient to attract, motivate, and retain the key executives needed to enhance the performance and profitability of the Company. The HR Committee develops a total target compensation amount for each named executive officer using the objectives described in this compensation overview and the Peer Survey Data percentiles as general guidelines. An individual’s total target compensation may be set at or below the 50th percentile if a named executive officer is in the early stages of his or her career or relatively new to his or her current position. Total target compensation may be set above the 50th percentile if a named executive officer is a seasoned executive and has significant achievements in his or her role at the Company or has extensive work experience in similar positions elsewhere that the HR Committee has determined provides additional value. The HR Committee considers the targeted range together with an assessment of each named executive officer under the considerations mentioned above. The HR Committee also considers (i) the relatively high percentage of performance-based compensation, which may result in total compensation levels that vary from the targeted range described above, (ii) the periodic and relative impact on earnings of external business conditions outside the control of the executives, and (iii) the cyclical nature of certain of the Company’s businesses. The HR Committee may periodically modify certain compensation components to reflect the cyclical nature of these businesses.

Pay for Performance Philosophy

The Company’s executive compensation philosophy is based on pay for performance. As illustrated in Table 1 below, target incentive compensation, including both annual and long-term compensation is generally within a range of 70% to 80% of a named executive officer’s total target compensation. The HR Committee believes that by having a significant amount of an executive’s compensation based on performance, and consequently at risk of non-payment, the executive will be properly motivated to bring added value to the Company. The Company’s executive compensation programs are also designed to provide significant upside opportunity for exceptional performance and above-market compensation for above-market performance. The Company’s businesses have unique connections, the value of which can be maximized when business leaders are focused on operational flexibility and strategies that drive sustainable growth throughout all Company businesses.

EXECUTIVE COMPENSATION

Table 1: Individual 2014 Total Target Compensation — Fixed vs. Incentive

Objectives of the Executive Compensation Programs

The primary emphasis of the Company’s executive compensation programs is to encourage and reward progress toward the Company’s strategic objectives. These objectives are set by management, with oversight of the Board of Directors, and are designed to promote sustainable growth in stockholder value. As stockholders themselves, the Company’s leaders are keenly focused on achieving these objectives. The executive compensation programs reflect the Company’s pay for performance philosophy. Table 2 below provides a summary of the executive compensation program objectives.

EXECUTIVE COMPENSATION

Table 2: Executive Compensation Program Summary

Executive Compensation Program Objectives	Executive Compensation Program Design

•  attract, motivate and retain the key executives needed to enhance the performance and profitability of the Company, taking into account the Company’s diversified portfolio of businesses and its desire to ensure long tenure among its senior executives

•  encourage the highest level of performance and accountability for maximizing the connections between the Company’s businesses for its overall success

•  encourage executives to enhance the Company’s position as a premier, diversified industrial company

•  provide an incentive for long-term value creation for stockholders

•  align compensation with annual and long-term business objectives and strategies, financial targets, and the core values of the Company

•  motivate senior executives to successfully guide the Company through changing economic cycles and business climates, and lead rapid production capacity adjustments to meet market demands

•   be transparent and easy to understand by the programs’ participants and the Company’s stockholders

•  provide a reasonable balance between annual and long-term compensation (approximately 35% annual, 65% long-term for the CEO; approximately 52% annual, 48% long-term for the other named executive officers)

•  provide a reasonable mix of fixed and incentive compensation (approximately 17% fixed, 83% incentive for the CEO; approximately 30% fixed, 70% incentive for the other named executive officers)

•  be competitive based on the Peer Survey Data and peer group proxy disclosure data (targeted range for total target compensation is within 10% above or below the 50th percentile of the Peer Survey Data)

•   provide above-market compensation opportunity for above-market performance

•  use equity-based awards, executive stock
ownership requirements, and annual incentives that are linked to stockholder interests

Benchmarking and Peer Survey Data for 2014 Compensation

The HR Committee retains the Compensation Consultant to provide the HR Committee with guidance on executive compensation-related matters and to perform an annual total compensation study, the product of which is benchmarking information on each of the named executive officers. In setting 2014 compensation, this included data from each company named in the peer group shown in Table 3. The HR Committee considered the data provided by the Compensation Consultant when developing 2014 base salaries, annual incentive compensation, long-term incentive compensation, and total target compensation for the Company’s named executive officers.

The HR Committee performs an annual review to determine whether peer companies remain appropriate. The 2014 peer group shown in Table 3 below is comprised of industrial companies with similar size (measured by revenue and market capitalization), span of operation, and business complexity, that the Company could potentially compete with for executive talent. The companies included in the 2014 peer group are the same as the 2013 peer group companies with the exception of Sauer-Danfoss, which is no longer publicly traded and was removed from the 2014 peer group. The 2014 peer companies had median revenue of $3.1 billion and market capitalization of $3.6 billion for the most recently reported fiscal year.

EXECUTIVE COMPENSATION

Table 3: Peer Companies Used for 2014

2014 Peer Companies
American Axle & Manufacturing Holdings, Inc.	Harsco Corporation	Roper Industries, Inc.
AMETEK, Inc.	IDEX Corporation	Snap-on Incorporated
Briggs & Stratton Corporation	Joy Global Inc.	SPX Corporation
Chicago Bridge & Iron Company N.V.	Leggett & Platt, Incorporated	Terex Corporation
Crane Co.	The Manitowoc Company, Inc.	The Timken Company
Donaldson Company Inc.	Meritor, Inc.	Valmont Industries, Inc.
Dover Corporation	NACCO Industries, Inc.	Woodward, Inc.
Flowserve Corporation	Pentair plc	Worthington Industries, Inc.
Gardner Denver, Inc.

The Peer Survey Data is size-adjusted, regressed market data for base salary, target annual and long-term incentive compensation, and total compensation obtained from the Aon Hewitt Total Compensation Measurement Survey. As a point of reference, the HR Committee also reviewed the most recently available peer group proxy disclosure data for the 2014 peer companies in Table 3.

The Company recognizes that other entities may attempt to recruit the Company’s senior executives and key employees. As such, in addition to benchmarking against the peer group listed in Table 3 above, the Company, as a secondary reference point, benchmarked Messrs. Menzies and McWhirter against a group of larger companies that can offer executives similar positions with a greater scope of responsibility and smaller companies that can offer executives promotion opportunities. Use of these additional comparators, combined with the peer group, produces a compensation range that addresses both industry competitiveness and recruiting/retention competitiveness. The HR Committee considers this compensation range as a frame of reference for establishing compensation for these individuals, but does not target the executives’ compensation at any particular level with respect to these additional comparator companies. The additional benchmarking was conducted using proxy disclosure data for the following companies: for Mr. Menzies, Eaton Corporation, GATX Corporation, Parker-Hannifin Corporation, Ryder System, Inc., TAL International Group, Inc., United Rentals, Inc., and Westinghouse Air Brake Technologies Corporation; and for Mr. McWhirter: A.O. Smith Corporation, Actuant Corporation, Chart Industries, Inc., Eaton Corporation, Lindsay Corporation, Parker-Hannifin Corporation, and Texas Industries, Inc.

2014 Total Target Compensation

In establishing individual 2014 total target compensation for the named executive officers, the HR Committee considered individual and Company performance, job responsibilities, alignment with shareholder performance, the Peer Survey Data, peer group proxy disclosure data, and Mr. Wallace’s recommendations. Taking these factors into account, the HR Committee (and the independent directors, with respect to Mr. Wallace) established 2014 total target compensation for each named executive officer as set forth in Table 4, which shows the 2013 and 2014 total target compensation compared to a range of 10% above or below the 50th percentile of the Peer Survey Data. For Ms. Lovett, the term “Peer Survey Data” refers to the Aon Hewitt 2013 U.S. Total Compensation Measurement Survey General Industry market data for chief administrative officers for companies with revenues between $2.5 billion and $5.0 billion. See “Components of Compensation” for further discussion on the establishment of each component of compensation.

EXECUTIVE COMPENSATION

Table 4: Total Target Compensation

The Company’s 2013 EPS of $2.38 was a Company record and 49% increase over 2012 EPS. The named executive officers played a pivotal role in the Company’s success during 2013. Accordingly, each named executive officer other than Ms. Lovett (who began employment in 2014) received an increase in total target compensation, as shown in Table 4 above. In addition to the exceptional Company performance in 2013, the following individual performance factors drove 2014 increases to base salary, annual, long-term and/or total incentive targets:

Mr. Wallace — his leadership in guiding the Company to record results in 2013 and positioning the Company to maximize the strengths of its diversified portfolio of businesses. Mr. Wallace’s total target compensation was increased to within the targeted range, but remained below the 50th percentile based on his request and the HR Committee’s assessment that the executive compensation program is providing him appropriate incentive to drive performance;

Mr. Perry — his continued success and exceptional performance as CFO and his efforts in maintaining the Company’s strong financial position in 2013 while the Company continued to experience strong growth;

Mr. Menzies — his leadership, expertise, and the strong performance of his businesses during 2013, and the potential for competitors to recruit senior executives from the Company. During his tenure, Mr. Menzies has exhibited strong leadership in managing the Company’s Rail Group and Railcar Leasing and Management Services Group through changing business climates and fluctuations in demand. Under Mr. Menzies’ leadership, the Rail Group achieved record revenue in 2013;

Mr. McWhirter — his leadership, expertise, and the strong performance of his businesses during 2013, and the potential for competitors to recruit senior executives from the Company. During 2013, Mr. McWhirter continued to expand his responsibilities and successfully manage the growth and integration of several Company acquisitions and new product lines.

In addition to the above performance-related factors, the HR Committee considered the executive compensation program design features shown in Table 2 above in setting each component of compensation. After adjustments to base salary, annual and long-term incentive target compensation, the total target compensation for each of the named executive officers was within the targeted range based on the HR Committee’s assessment that the executive compensation program is providing the appropriate incentives to drive performance. The HR Committee believes that the 2014 total target compensation levels for the named executive officers were appropriate.

EXECUTIVE COMPENSATION

Components of Compensation

The Company’s executive compensation program has four key components:

•	a base salary;

•	an annual incentive plan;

•	a long-term incentive plan; and

•	a variable executive perquisite allowance.

The Compensation Consultant met with Company management, including the CEO, to discuss the scope and complexity of responsibilities, level of revenue responsibility, and internal reporting relationships for the Company’s named executive officers. Following these discussions, the Compensation Consultant determined the reference points from the Peer Survey Data for the 2013 base salary, annual incentive compensation target, long-term incentive compensation target and total target compensation of each named executive officer as compared to the 50th percentile of the Peer Survey Data.

After discussions with Company management and a review of the Peer Survey Data, the Compensation Consultant provided comparative information for each executive position. The Compensation Consultant’s analyses, along with the CEO’s compensation recommendations for each named executive officer, were presented to the HR Committee.

Set forth below are the components of total target compensation, how these components were applied to each named executive officer, and an analysis of why such amounts were set or paid. Although the HR Committee utilized the range of 10% above or below the 50th percentile of the Peer Survey Data for each component of compensation as a reference point, the HR Committee does not target each component within that particular range as it does with total target compensation. In establishing each component of compensation for the named executive officers, the HR Committee considered the same factors as it did for establishing total target compensation, as well as any additional factors noted below.

Base Salary

Base salary is intended to attract, motivate, and retain key executives by providing a consistent level of pay that appropriately and fairly compensates the executive for the breadth, complexity, and scope of responsibility inherent in the position. After evaluating the Peer Survey Data and the peer group proxy disclosure data, the CEO discusses with the HR Committee his evaluation of each named executive officer, excluding himself. The discussion includes performance for the past year; specific achievements he believes should be highlighted; changes in the breadth, scope, or complexity of responsibilities that have occurred or will occur in the next year; operating results; organizational improvements; and relative pay equity among the named executive officers. As noted above, Mr. Wallace’s compensation is established by all independent members of the Board.

2014 Base Salary

The 2014 base salaries for the named executive officers were increased to the following: Mr. Wallace $1,000,000; Mr. Perry $500,000; Mr. Menzies $615,000; and Mr. McWhirter $575,000. Ms. Lovett began her employment in March 2014, at which time her base salary was set at $380,000. The 2014 base salaries were increased based on the rationale set forth above under “2014 Total Target Compensation.”

Table 5 reflects the 2013 and 2014 base salaries for the Company’s named executive officers as compared to the base salaries from the 2014 Peer Survey Data, as a point of reference.

EXECUTIVE COMPENSATION

Table 5: Base Salary

Incentive Compensation Overview

In establishing annual and long-term incentive compensation programs and respective performance levels, the HR Committee follows a consistent process and philosophy, and takes into account the overall business environment facing the Company. The HR Committee believes that incentive compensation should drive performance in areas that are key to the Company’s long-term success, and that performance levels for this compensation should be appropriately difficult to achieve. The Company benefits greatly from the unique connections between its various businesses. The operational flexibility of many of its manufacturing facilities enables them to serve multiple businesses as market demands dictate. Given these inter-business benefits, the HR Committee believes it appropriate to establish uniform performance metrics for its named executive officers. Doing so reinforces the importance and significance of the support that the Company’s businesses provide each other. All senior executives, including the named executive officers, participate in the Company’s incentive compensation programs and have the same performance criteria, which fosters collaboration across the Company’s business groups.

Incentive-based compensation rewards the named executive officers for meeting annual business objectives, while also maintaining their focus on long-term Company performance, and takes into account the Company’s unique portfolio of businesses and its desire to ensure long tenure among its senior executives. Incentive compensation is based on achieving measurable goals. As CEO, Mr. Wallace has a unique and broader range of responsibilities than the other named executive officers, including ultimate responsibility for the overall performance and success of the Company. The HR Committee has therefore determined that he should have the highest percentage of target incentive compensation.

The HR Committee establishes threshold, target, and maximum financial performance levels for annual and long-term incentive compensation and believes that each of these levels should be adjusted for each performance period to represent an appropriate amount of effort to achieve. Program participants do not receive incentive compensation until the Company’s performance reaches the threshold performance level. The HR Committee believes that (i) the threshold performance level should be set at a significant percentage of the target performance level, such that a participant will not earn incentive compensation until a significant portion of target performance is attained; (ii) the target performance level should represent a considerable but reasonable level of performance; and (iii) the maximum performance level should represent an aggressive level of performance that

EXECUTIVE COMPENSATION

will be highly difficult to achieve. The amount of incentive compensation earned is linearly interpolated for Company performance falling between the specified performance levels.

Once the HR Committee has established performance levels for incentive compensation, it receives regular updates throughout the year regarding the Company’s progress with respect to the performance levels and potential payouts under the incentive compensation programs. The HR Committee also continually assesses whether it believes the programs are producing the desired results. At the end of each year, the HR Committee reviews the results of the programs and further assesses the programs’ effectiveness over the preceding year. This review forms the foundation for the incentive compensation programs for the coming year.

The HR Committee may adjust, from year to year, the performance metrics, performance levels, or other elements of the annual incentive compensation program (referred to as “AIP”) with the objective of assuring management’s focus on appropriate performance metrics. The HR Committee also may choose to: (i) modify or discontinue the AIP at any time, overall or as to any one or more named executive officers, including non-payment or partial payment of incentive compensation or granting equity in lieu of cash compensation, with or without notice; (ii) modify a named executive officer’s AIP percentages if his or her responsibilities change significantly; (iii) reduce a named executive officer’s annual incentive compensation on a discretionary basis for failing to meet job performance expectations; (iv) recoup all or any portion of annual incentive compensation under circumstances where the Company restates its financial statements; or (v) remove named executive officers from the AIP at any time. The HR Committee may remove any extraordinary, unusual, or non-recurring items of income or expense from the calculation of financial goal attainment and incentive compensation.

2014 Annual Incentive Compensation Targets

For reasons set forth under “2014 Total Target Compensation,” the HR Committee approved increasing the 2014 annual incentive compensation targets for Mr. Wallace from $950,000 to $1,000,000; Mr. Perry from $348,750 to $400,000; Mr. Menzies from $464,000 to $480,000; and Mr. McWhirter from $440,000 to $450,000. Ms. Lovett began her employment in March 2014, at which time her annual incentive compensation target was set at $228,000. Mr. Wallace’s potential annual incentive compensation is greater since he has ultimate responsibility for the overall success of the Company. To moderate the impact of base salary adjustments on other components of compensation, and facilitate comparisons to market data, a specified dollar amount was used for annual incentive compensation targets rather than a percentage of base salary.

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As a point of reference, Table 6 reflects the 2013 and 2014 annual incentive compensation targets for the Company’s named executive officers as compared to the annual incentive compensation from the 2014 Peer Survey Data.

Table 6: Target Annual Incentive Compensation

2014 Annual Incentive Compensation Performance Levels and Payouts

In performing its annual review of the Company’s incentive compensation programs, the HR Committee determined that the 2013 AIP was highly effective in focusing executive attention on the Company’s EPS. The HR Committee believed that continuing to emphasize EPS was important as the Company continued to build momentum from its strong performance in 2013. In addition, EPS is the primary performance metric used by the investment community to assess the Company’s performance. Accordingly, the HR Committee approved EPS as the exclusive performance metric for the Company’s 2014 AIP. Consistent with the HR Committee’s philosophy, during 2014, the AIP utilized the same performance levels and EPS performance metric for all participants.

The HR Committee established the 2014 AIP performance levels as set forth in Table 7 below, which provides the threshold, target, and maximum EPS performance levels for the 2014 AIP and the potential payout opportunity as a percent of the annual incentive compensation target for the named executive officers. See the “Grants of Plan-Based Awards Table” for more information on possible AIP payments to the named executive officers.

Table 7: 2014 Annual Incentive Performance Levels and Payout Opportunities

		2014
	2013 Actual EPS	Threshold	Target	Maximum	Actual
Annual incentive performance levels (EPS)	$2.38	$2.85	$3.20	$4.00	$4.19
% Growth over 2013 actual EPS		20%	34%	68%	76%
Named executive officer payout opportunity as a percentage of target		40%	100%	250%	250%

The threshold performance level for the 2014 AIP was $2.85, which exceeded the Company’s record 2013 EPS performance by 20%. EPS below the threshold performance level of $2.85 would result in no payout under the

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2014 AIP. By attaining the threshold EPS performance level of $2.85, participants would earn 40% of their annual incentive compensation target.

In 2014, the HR Committee set the maximum 2014 AIP performance level at EPS of $4.00 which was a 68% increase over the Company’s record 2013 EPS. This 68% increase was a greater increase over prior year EPS than the Company had set in previous years. In light of the significant increase in maximum performance level, the HR Committee approved an increase in the maximum potential payout opportunity in the 2014 AIP from 200% to 250% of a participant’s annual incentive compensation target. This increase was made to incentivize and reward behavior that continues to generate value, reward AIP participants as the benefits of key strategic transactions become realized, and recognize the opportunity for continued record EPS in 2014.

The Company’s reported EPS in 2014 was $4.19, which exceeded the maximum EPS performance level of $4.00. Accordingly, the named executive officers received their respective maximum annual incentive compensation payout amounts. The 2014 annual incentive compensation amounts paid to each named executive officer were as follows: Mr. Wallace $2,500,000; Mr. Perry $1,000,000; Mr. Menzies $1,200,000; Mr. McWhirter $1,125,000; and Ms. Lovett $462,213. The amount of 2014 annual incentive compensation paid to Ms. Lovett was prorated from the start of her employment until the end of the year.

The HR Committee was pleased with the Company’s growth and financial performance in 2014, and believed that the 2014 AIP performed well by motivating the program participants to grow the Company’s earnings.

Long-Term Incentive Compensation

Long-term incentive compensation (referred to as “LTI”) is a key part of the total target compensation for executives and is provided through the stockholder-approved Second Amended and Restated Trinity Industries, Inc. 2004 Stock Option and Incentive Plan. The overarching purpose of LTI is to align executives’ interests with those of the Company’s stockholders and encourage executives to look beyond the annual planning horizon for ways to improve the Company’s earnings and returns through a variety of strategic and operational initiatives.

Each year, management reviews the Company’s strategic objectives with the Board of Directors and prepares a multi-year assessment of the business environment and the Company’s outlook. The HR Committee uses this information as a guide when establishing the target performance levels for the LTI program.

For 2014, the HR Committee established a target level of long-term incentive compensation (the “target LTI”) for the named executive officers. The target LTI for each named executive officer was set as a specified dollar amount that was used to calculate the named executive officer’s target LTI grant. The target LTI grant is calculated by dividing the target LTI dollar amount for each named executive officer by the average closing stock price over a specified period as determined by the HR Committee. To determine the number of stock units in a named executive officer’s target LTI grant for 2014, the HR Committee directed management to use a 30-day trailing average closing stock price through April 15, rather than the trailing 12 month average stock price used previously. This change was made to reduce the impact of changing stock price on the value of the named executive officer’s target LTI grant at the time of grant.

A named executive officer’s target LTI grant can be composed of multiple types of long-term incentives as provided in the Second Amended and Restated Trinity Industries, Inc. 2004 Stock Option and Incentive Plan. Since 2008, the Company has utilized two types of long-term incentives for the named executive officers’ target LTI grants: (i) performance-based restricted stock or stock units; and (ii) retention-based restricted stock or stock units. The HR Committee establishes guidelines for the ratio that it expects to award through restricted stock or stock units. The Company has not issued stock options since 2008. For grants related to the 2014-2016 performance period, 100% of the named executive officers’ target LTI was performance-based restricted stock units (“Performance Units”). Establishing the target LTI grants as 100% Performance Units has been a unique feature of the Company’s executive compensation program design that helps drive executive accountability for performance of the Company as a whole. As shown in Table 8 below, the Company’s use of 100% Performance Units in 2014 compares to 48% of performance-based LTI opportunity made by the 2014 compensation benchmarking peer group. The HR Committee makes retention-based awards to named executive officers when it determines that such awards will be helpful in retaining the officers. In making this determination, the HR Committee considers a number of factors, including historical retention-based awards provided, the officers’ tenure with the Company, and the officers’ performance in their respective roles.

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Table 8: Average Weighting of LTI Awards

2014 Long-Term Incentive Compensation Targets

Based on the rationale set forth under “2014 Total Target Compensation” above, the HR Committee approved increasing the 2014 target LTI for Mr. Wallace from $3,087,500 to $3,750,000; Mr. Perry from $813,750 to $1,000,000; Mr. Menzies from $1,015,000 to $1,100,000; and Mr. McWhirter from $962,500 to $1,000,000. Ms. Lovett began her employment in March 2014, at which time her target LTI was set at $418,000. To moderate the impact of base salary adjustments on other components of compensation, and to facilitate comparisons to market data, a specified dollar amount was used for long term incentive compensation targets rather than a percentage of base salary. See the “Grants of Plan-Based Awards Table” for more information on possible future payments to the named executive officers.

EXECUTIVE COMPENSATION

Table 9 reflects the 2013 and 2014 target long-term incentive compensation for the Company’s named executive officers as compared to the long-term incentive compensation from the 2014 Peer Survey Data, as a point of reference.

Table 9: Target Long-Term Incentive Compensation

Long-Term Incentive Compensation Program

The Company uses a performance-based restricted stock unit program (the “Performance Unit Program”). This program is designed to (i) increase the visibility of the long-term incentive performance goals for the program’s participants, (ii) align their efforts toward achieving these goals, and (iii) reinforce pay for performance linkage through settlement of awards immediately following the end of the relevant performance period.

The Performance Unit Program is designed to accomplish these goals by granting performance-based restricted stock units at the participant’s pre-established target LTI level at the beginning of a three-year performance period. The Company’s attainment of the performance levels during the performance period determines the number of units that are ultimately earned and converted into shares of Common Stock following the end of the performance period. These units are non-voting and do not pay dividends during the performance period.

Performance Unit Program Performance Levels

In 2014, the HR Committee established cumulative EPS as the exclusive performance metric for the Performance Unit Program for the performance period 2014-2016. Given the Company’s historical use of the EPS metric and its record-breaking growth over the past few years, it is an effective means to motivate the executives toward exceptional performance for the Company over a long-term period. In addition, the HR Committee believes EPS to be the primary performance metric used by the investment community to assess the Company’s performance. The threshold, target, and maximum performance levels represent growth of 65%, 116%, and 137% respectively over the 2011-2013 three year performance period. See Table 10, “Performance Levels for the Performance Unit Program” below.

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It is important to note that performance goals are part of the Company’s incentive program and do not correspond to any financial guidance that the Company has provided to the investment community or that the Company will provide for future years and, therefore, should not be considered as statements of the Company’s expectations or estimates.

Table 10: Performance Levels for the Performance Unit Program

Performance Unit Program Grants in 2014

In 2014, the named executive officers were granted 100% of their respective target LTI compensation as Performance Units under the Performance Unit Program. At the end of the 2014-2016 performance period, the named executive officers can earn from 30% of the target grant at the threshold level up to 200% of the target grant at the maximum level. If the Company achieves target level EPS, the named executive officers will retain 100% of their grant under the Performance Unit Program. The named executive officers will earn 0% of the target grant if the Company does not achieve the threshold performance level EPS. For Company performance falling between the performance levels, the amount of the grant awarded is linearly interpolated. To recognize his leadership of the Rail Group during a period of exceptional performance and extraordinary growth and to recognize the potential for competitors to recruit him, in May 2014 Mr. Menzies was granted an additional 15,000 Performance Units with a potential payout between 0% and 200% of the initial grant based on the Company’s performance during the 2014 – 2016 performance period as described above under “Performance Unit Program Performance Levels.” Any shares of Common Stock earned by Mr. Menzies from the additional Performance Units will vest when he turns age 65 if Mr. Menzies remains an employee with the Company until such time. See the “Grants of Plan-Based Awards Table” for the specific number of Performance Units granted to each named executive officer in 2014 under the Performance Unit Program.

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Retention-Based Restricted Stock Grants in 2014

In connection with Ms. Lovett becoming an executive officer of the Company in March 2014, she was granted 30,000 shares of restricted stock, which vest in equal installments on May 15, 2015, 2016 and 2017 if Ms. Lovett remains an employee with the Company on such dates. These shares were granted to her in part due to the equity awards from her former employer that she forfeited when she joined the Company.

2011-2013 Performance Unit Vesting

Performance levels for the 2011-2013 Performance Unit grants were set at cumulative three year EPS levels for the 2011-2013 performance period as shown in Table 10 above. Participants had an opportunity to earn from 30% of the target grant by attaining threshold performance to 200% of the target grant by attaining maximum performance.

The Company earned cumulative EPS of $4.80 (excluding a $0.05 per share gain from receipt of insurance proceeds) for the 2011-2013 performance period, which exceeded the maximum performance level of $3.00. By exceeding the maximum level of performance, the executives earned 200% of the units granted for the 2011-2013 performance period. The HR Committee was pleased with the Company’s growth and financial performance during the 2011-2013 performance period, and believed that the 2011-2013 Performance Unit grants performed well by motivating the program participants to grow the Company’s earnings.

2015 Compensation

The 2015 total compensation study utilized the same methodology and process as 2014, as described in “Benchmarking and Peer Survey Data for 2014 Compensation” above. The HR Committee utilized the range of 10% above or below the 50th percentile of the 2015 Peer Survey Data for each component of compensation as a reference point in determining such compensation component, but did not target each component within that particular range as it did with total target compensation when establishing each component of 2015 compensation for the named executive officers.

The HR Committee performed its annual review to determine whether the peer companies remain appropriate. For the 2015 compensation study, the peer companies were revised as shown in Table 11 below to better reflect the Company’s increased revenue.

Table 11: Peer Companies Used for 2015

2015 Peer Companies
American Axle & Manufacturing Holdings, Inc.	Joy Global Inc.	Roper Industries, Inc.
AMETEK, Inc.	Kennametal Inc.*	Ryder System, Inc.*
Chicago Bridge & Iron Company N.V.	The Manitowoc Company, Inc.	SPX Corporation
Crane Co.	Meritor, Inc.	Terex Corporation
Cummins Inc.*	Navistar International Corporation*	The Timken Company
Danaher Corporation*	Oshkosh Corporation*	United Rentals, Inc.*
Dover Corporation	PACCAR Inc.*	Valmont Industries, Inc.
Flowserve Corporation	Pentair plc	Worthington Industries, Inc.
Illinois Tool Works Inc.*	Rockwell Automation, Inc.*

*Addition	to peer companies in 2015

2015 Total Target Compensation

In establishing 2015 total target compensation for the named executive officers, the HR Committee considered individual and Company performance, job responsibilities, alignment with shareholder performance, the Peer Survey Data, peer group proxy disclosure data, and Mr. Wallace’s recommendations. The Company earned a record $4.19 EPS in 2014, an increase of 76% over the 2013 EPS of $2.38, which was the previous Company record. The named executive officers played a pivotal role in the Company’s success during 2014. In addition to the exceptional Company performance, the following individual performance factors drove increases to base

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salary, annual, long-term and/or total incentive targets: Mr. Wallace, to recognize his leading the Company to record performance in 2014; Mr. Perry, in recognition of his continued success and exceptional performance as CFO and his efforts in maintaining the Company’s strong financial position in 2014 while the Company continued to experience strong growth; Messrs. Menzies and McWhirter in recognition of the strong performance in their respective businesses and to recognize the potential for competitors to recruit senior executives from the Company; and Ms. Lovett in recognition of her significant contributions to the Company’s strategic initiatives and administrative operations.

2015 Base Salary

Mr. Wallace evaluated each of the other named executive officers with respect to individual performance, job responsibilities, and market comparisons. As noted above, Mr. Wallace’s compensation is set by all independent members of the Board of Directors. Based on the HR Committee’s review of compensation factors as reflected above in “2015 Total Target Compensation”, including the Company’s exceptional performance in 2014 and Mr. Wallace’s recommendations for the other named executive officers, the 2015 base salaries were established as follows: Mr. Wallace $1,050,000; Mr. Perry $540,000; Mr. Menzies $650,000; Mr. McWhirter $600,000; and Ms. Lovett $410,000.

2015 Annual Incentive Compensation Targets

The HR Committee determined that the target annual incentive payout amounts established in 2014 were providing the desired motivation for the named executive officers. Accordingly, for reasons set forth under “2015 Total Target Compensation” above, for 2015, annual incentive compensation targets for each named executive officer were set as follows: Mr. Wallace $1,312,500, Mr. Perry $440,000, Mr. Menzies $580,000, Mr. McWhirter $475,000, and Ms. Lovett $260,000. Participants’ percentage payouts were set at 40%, 100%, 200%, and 250% of their respective target annual incentive pay for threshold, target, traditional maximum, and stretch maximum performance, respectively, subject to a maximum payout of $3,000,000. See the “Grants of Plan-Based Awards Table” for more information on possible future payments to the named executive officers.

Setting 2015 Annual Incentive Compensation Performance Levels

At its meetings throughout 2014, the HR Committee received regular updates on the financial performance of the Company and the related potential payouts to the named executive officers, and monitored the degree of difficulty in achieving the various performance levels. At the end of 2014, the HR Committee reviewed the Company’s performance and was pleased with the results. The Company’s record 2014 EPS of $4.19 represents growth of 76% over 2013 EPS of $2.38. The HR Committee determined that continued focus on EPS growth was desirable and therefore again established EPS as the exclusive performance metric for the 2015 AIP.

For 2015, the Company anticipates moderate earnings growth over its record 2014 performance, and the HR Committee established performance levels reflective of such growth. The HR Committee established the 2015 AIP performance levels as follows: (i) threshold at $3.50 of EPS; (ii) target at $4.20 of EPS; (iii) traditional maximum at $4.75 of EPS; and (iv) stretch maximum at $5.25 of EPS. The HR Committee believes these levels provide appropriate motivation and reward for potential EPS growth in 2015. In calculating EPS for purposes of AIP performance level achievement, the HR Committee may exclude certain extraordinary or unusual items.

It is important to note that performance goals are part of the Company’s incentive program and do not correspond to any financial guidance that the Company has provided to the investment community or that the Company will provide for future years and should, therefore, not be considered as statements of the Company’s expectations or estimates.

2015 Long-Term Incentive Compensation Targets

In performing its annual assessment of the Company’s incentive compensation programs, the HR Committee determined that the LTI payout targets established in 2014 were providing the desired motivation for the named executive officers. The HR Committee also determined that it was appropriate for the 2015 target LTI amounts to include a retention-based component, to reflect the HR Committee’s desire to retain and ensure long tenure for the key executives. Accordingly, the target LTI grants for 2015 will be 75% performance-based and 25% retention-based.

EXECUTIVE COMPENSATION

For the reasons set forth under “2015 Total Target Compensation,” the 2015 target LTI for each named executive officer was increased to the following: Mr. Wallace $4,462,500, Mr. Perry $1,200,000, Mr. Menzies $1,300,000, Mr. McWhirter $1,100,000, and Ms. Lovett $575,000. At the end of the performance period, the named executive officers can earn from 30% of the performance-based portion of the target grant at the threshold level up to 200% at the maximum level. See the “Grants of Plan-Based Awards Table” for more information on possible future payments to the named executive officers.

Setting 2015 Long-Term Incentive Compensation Performance Levels

The HR Committee determined that continued focus on EPS growth was desirable and therefore again decided to utilize EPS as the performance metric for the period 2015-2017. The threshold, target, and maximum performance levels were established as follows: (i) threshold at $10.30 of cumulative EPS; (ii) target at $12.60 of cumulative EPS; and (iii) maximum at $14.00 of cumulative EPS.

It is important to note that performance goals are part of the Company’s incentive program and do not correspond to any financial guidance that the Company has provided to the investment community or that the Company will provide for future years and, therefore, should not be considered as statements of the Company’s expectations or estimates.

Executive Perquisite Allowance

The Executive Perquisite Allowance is a partially performance-based allowance that replaces traditional benefits for executives such as club memberships, automobile allowances, and fees and expenses incurred in financial planning and income tax preparation. The Company believes that this allowance serves as a recruiting tool and part of a competitive compensation program; enhances the named executive officers’ ability to conduct the Company’s business and streamlines the administration of executive perquisites. Each named executive officer is required to use $6,000 of the amount received under the Executive Perquisite Allowance to maintain a four-door sedan, Company-approved levels of automobile insurance and other maintenance, and to forego expense reimbursement for the first 10,000 business miles annually. In 2014, the Company did not reimburse any named executive officer for mileage.

The amount of the Executive Perquisite Allowance each year is a specified percentage of base salary (ranging from 7.5% to 10%) as determined annually by the HR Committee based on the Company’s current and potential future performance. The percentage may be set at up to 10% of base salary if the Company’s annual earnings per share exceed $1.00 and are forecast to remain above that level for the coming year. In establishing the percentage, the HR Committee reviews and considers the Company’s performance in the past year and the business plan for the coming year. For 2014 and 2015 the HR Committee approved maintaining the Executive Perquisite Allowance at 10% of base salary based on the Company’s 2013 and 2014 earnings, respectively. Beginning in 2015, the Executive Perquisite Allowance is capped at the lesser of $75,000 or 10% of the executive’s 2015 base salary. Accordingly, Mr. Wallace’s Executive Perquisite Allowance was reduced from $100,000 in 2014, to $75,000 in 2015. Additional information on the value of perquisites offered to each named executive officer in 2014 can be found in the footnotes and narrative disclosure pertaining to the “Summary Compensation Table.”

Post-employment Benefits

The Company’s retirement, savings, and transition compensation plans are designed to assist executives in the transition from active employment. The HR Committee believes these plans assist in recruiting and retaining senior executives and facilitate employment transition. Each of the plans is discussed in the “Compensation of Executives” section of this proxy statement. The Company’s retirement, savings, and transition compensation plans consist of the following:

•	Trinity Industries, Inc. Standard Pension Plan (the “Standard Pension Plan”) — a funded, tax qualified, non-contributory defined benefit pension plan that covers certain of the Company’s employees, including the named executive officers. Earnings are capped by the Code, for those defined as “highly compensated employees.”

   Effective March 31, 2009, the Board amended the Standard Pension Plan to reduce future pension costs. Under this amendment, all future benefit accruals under the Standard Pension Plan automatically ceased for all

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participants, and the accrued benefits under the Standard Pension Plan were determined and frozen as of that date. The amendment to the Standard Pension Plan did not affect other benefits earned by participants prior to March 31, 2009. No new participants have been added to the Standard Pension Plan since it was frozen.

•	Trinity Industries, Inc. Supplemental Retirement Plan (the “Supplemental Retirement Plan”) — a non-qualified plan that provides annual retirement benefits that are not provided under the Standard Pension Plan because of Code limitations. Several years ago the Board of Directors made the decision to discontinue adding executives to this plan. Mr. Wallace was a participant at the time and was grandfathered. As a result, Mr. Wallace is the only current employee who participates in the Supplemental Retirement Plan. In addition to Mr. Wallace, certain retired employees, or their spouses, participate in the Supplemental Retirement Plan. Effective March 31, 2009, the Board amended the Supplemental Retirement Plan to reduce future retirement plan costs. This amendment provided that all future benefit accruals under the Supplemental Retirement Plan automatically ceased and the accrued benefits under the Supplemental Retirement Plan were determined and frozen as of that date, including Mr. Wallace’s benefits.

•	Trinity Industries, Inc. Profit Sharing 401(k) Plan (the “401(k) Plan”) — a voluntary, tax qualified, defined contribution plan that covers most of the Company’s employees, including the named executive officers, and includes a potential annual Company match for a portion of each employee’s contribution.

In 2009, the Board, in connection with its decision to freeze the Standard Pension Plan, amended the 401(k) Plan effective with the 2009 Plan year to (i) allow the participants in the Standard Pension Plan to participate in the enhanced portion of the 401(k) Plan that provides for potential annual contributions by the Company to the participating employee’s account of up to an additional 3% of an employee’s base pay, subject to the Code limit for 401(k) plans, depending upon years of service (the “Annual Retirement Contribution”) and (ii) require Board approval for the Company to make the 401(k) Company match and the Annual Retirement Contribution.

•	Trinity Industries, Inc. Supplemental Profit Sharing Plan (the “Supplemental Plan”) — a supplemental deferred profit sharing plan for highly compensated employees, including the named executive officers, that allows them to defer a portion of their base pay and annual incentive and includes a Company match for a portion of their contribution.

•	Transition Compensation Plan (the “Transition Compensation Plan”) — a plan designed to facilitate a smooth transition when the executive separates from service with the Company. The Transition Compensation Plan is a long-term plan whereby an amount equal to 10% of a participant’s salary and annual incentive compensation is set aside in an account on the books of the Company. The account is credited monthly with an interest rate equivalent as determined annually by the HR Committee (5% for 2014). The account is payable to the participant in a lump sum or annual installments from one to 20 years, subject to compliance with the following conditions:

(i)	The participant must give at least six months advance written notice of intent to transition out of his or her position and must work with the Chief Executive Officer to develop and implement an agreed-on succession process to facilitate the smooth transition of the participant’s duties and responsibilities to his or her successor.

(ii)	For a minimum of one year after completing the required transition, the participant must be available to the Company for consultation, at mutually agreed remuneration, regarding the Company’s business and financial affairs.

(iii)	For one year after separation from service, the participant may not, directly or indirectly, become or serve as an officer, employee, owner or partner of any business which competes in a material manner with the Company, without the prior written consent of the Chief Executive Officer or the Chairman of the HR Committee.

Change in Control Agreements

The Board of Directors has determined that it is appropriate to reinforce and encourage the continued attention and dedication of members of the Company’s management to the interests of stockholders without distraction in potential circumstances arising from the possibility of a change in control of the Company. Accordingly, the

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Company has entered into a change in control agreement with each of the named executive officers that provides for certain vesting upon a change in control and the payment of certain compensation if the named executive officer’s employment with the Company is terminated under one of the circumstances described in the agreement in connection with a change in control of the Company (as defined in the agreement). These agreements are for continuous two-year terms until terminated by the Company upon specified notice and continue for two years following a change in control. The agreements provide for payment to the named executive officers of a lump sum equal to three times (i) the amount of his or her base salary, and (ii) the higher of the average bonus earned over the previous three years or the target bonus for the fiscal year in which the change in control occurs. The severance benefits provided by the change in control agreements also include continuation of all medical, dental, vision, health, and life insurance benefits to which each named executive officer would have been entitled if he or she had continued in the employment of the Company for 36 months after termination and a lump sum equivalent to the amount of income tax payable due to the continuation of insurance benefits.

The change in control agreements contain a “double trigger” provision that requires both a change in control of the Company and a qualifying termination of the named executive officer’s employment before compensation will be paid under the agreement. A qualifying termination must be for (i) reasons other than as a result of the executive’s death, disability, retirement, or for “cause”; or (ii) termination of employment by the named executive officer for “good reason.” In addition, the agreements contain a non-compete provision to protect the Company’s business goodwill. Further, the named executive officer is required to execute a release of claims against the Company to receive compensation under the agreement.

The change in control agreements do not include excise tax gross ups. Instead, if any payment to which the named executive officer is entitled would be subject to the excise tax imposed by Section 4999 of the Code, then the named executive officer shall be solely responsible for the payment of all income and excise taxes due from the named executive officer and attributable to such payment, with no right of additional payment from the Company as reimbursement for any excise taxes.

The Company considers the compensation payable under the agreement upon specified events of termination following a change in control to be appropriate in light of the unique mix of the industries in which it is engaged, the limited number of companies in many of those industries, and the uncertain length of time necessary to find new employment. The level of payments and benefits provided under the change in control agreements are considered appropriate. These benefits are recognized as part of the total compensation package and are reviewed periodically, but are not specifically considered by the HR Committee when making changes in base salary, annual incentive compensation, or long-term incentive compensation. The change in control severance benefits are discussed in the Compensation of Executives section under “Potential Payments Upon Termination or Change in Control.” The Company does not have severance agreements with named executive officers other than in connection with the change in control agreements.

Health and Welfare Benefits

The Company-supported medical plan, life insurance, and long-term disability plan, and employee-paid dental, vision, critical illness insurance, and optional life insurance are substantially similar for the named executive officers as for all full-time employees. The Company does not provide health benefits to retirees.

Compensation-Related Policies and Positions

Internal Equity Regarding CEO Compensation

The HR Committee follows the same processes and methods disclosed herein to establish the compensation for all other named executive officers as it does in recommending to the independent directors the compensation package for Mr. Wallace. As noted previously, his position as CEO is compared to other executives in comparable positions in the Peer Survey Data. Since as the CEO of the Company he has a unique and greater set of responsibilities as compared to the other named executive officers, including having the ultimate responsibility for the overall success of the Company, the Board of Directors does not consider his compensation to be comparable to the compensation of the other named executive officers.

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Recoupment on Restatement

The Board of Directors has adopted a Company policy that allows payouts to be recouped under annual and/or long-term incentive plans if the financial statements on which they are based are subsequently required to be restated as a result of errors, omissions, fraud, or other misconduct. The policy provides discretion to the HR Committee to make such determinations while providing a framework to guide their decisions.

Stock Ownership Requirements; Anti-Hedging/Anti-Pledging Policy

Stock ownership requirements have been adopted that require the CEO to maintain ownership of Company Common Stock valued at six times base salary, the other named executive officers at three times base salary, and the Board of Directors at three times annual cash retainer. Stock ownership is defined as (i) stock owned without restrictions; (ii) shares or units granted on which restrictions remain, including restricted shares that vest at retirement; (iii) shares or share equivalents held in a qualified or non-qualified profit sharing plan; and (iv) equivalent shares determined from vested, in-the-money stock options. Stock owned without restriction must comprise at least 50% of a named executive officer’s stock ownership level. Individuals subject to the stock ownership requirements have five years to achieve compliance with the ownership requirements, subject to extensions in limited circumstances. The named executive officers are not permitted to sell vested shares until they have reached their stock ownership requirements. The named executive officers and the directors are all in compliance with the Company’s stock ownership requirements.

The Company has also adopted a policy prohibiting the named executive officers, members of the Board of Directors, and other members of management from (i) engaging in derivative transactions (including hedging) with respect to the Company’s Common Stock and other securities and (ii) pledging the Company’s Common Stock and other securities (e.g., using such securities for margin loans or to collateralize other indebtedness).

Limitation on Deductibility of Executive Compensation

For a publicly-held corporation, Section 162(m) of the Code limits the federal income tax deduction for the compensation of certain executive officers that exceeds $1 million per year. “Performance-based” compensation is not subject to the limitations on deductibility. The HR Committee monitors deductibility options; however, it may authorize compensation that may not be deductible when it deems doing so to be in the best interest of the Company and its stockholders.

Conclusion

The HR Committee believes the executive compensation programs provide appropriate incentives to each executive officer to strive for the Company’s achievement of outstanding operating results and concurrent preservation of, and improvements to, the Company’s financial condition, thereby clearly aligning each executive’s potential compensation with the long-term interests of stockholders. In summary, the Company’s executive compensation programs contribute to a high-performance culture where executives are expected to deliver results that promote the Company’s position as a premier, diversified industrial company.

Human Resources Committee Report

We have reviewed and discussed with management the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K and based on such review and discussions, we recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement.

Human Resources Committee

Rhys J. Best, Chair

Leldon E. Echols

Ronald J. Gafford

Charles W. Matthews

Douglas L. Rock

EXECUTIVE COMPENSATION

Compensation of Executives

Summary Compensation Table

The following table and accompanying narrative disclosure should be read in conjunction with the Compensation Discussion and Analysis, which sets forth the objectives of the Company’s executive compensation programs.

The “Summary Compensation Table” below summarizes the total compensation paid to or earned by each of the named executive officers for the fiscal years ended December 31, 2014, 2013, and 2012. Ms. Lovett became an employee of the Company in March 2014.

Summary Compensation Table

Name and Principal Position	Year	Salary ($)(1)	Bonus ($)	Stock Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)(3)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(4)	All Other Compensation ($)(5)	Total ($)
Timothy R. Wallace Chairman, Chief Executive Officer, and President	2014	$1,000,000	$—	$3,963,478	$2,500,000	$2,419,695	$510,600	$10,393,773
	2013	950,000	—	7,510,530	1,900,000	42,546	439,475	10,842,551
	2012	950,000	—	4,184,463	1,900,000	2,061,776	439,175	9,535,414
James E. Perry Senior Vice President and Chief Financial Officer	2014	500,000	—	1,056,892	1,000,000	5,747	224,588	2,787,227
	2013	465,000	—	1,534,551	697,500	3,688	185,843	2,886,582
	2012	425,000	—	987,012	637,500	3,438	177,638	2,230,588
D. Stephen Menzies Senior Vice President and Group President	2014	615,000	—	1,712,264	1,200,000	67,725	258,600	3,853,589
	2013	580,000	—	2,575,039	928,000	18,124	224,100	4,325,263
	2012	556,000	—	1,619,090	834,000	62,575	209,600	3,281,265
William A. McWhirter II Senior Vice President and Group President	2014	575,000	—	1,056,892	1,125,000	127,963	252,588	3,137,443
	2013	550,000	—	2,272,116	880,000	15,061	222,375	3,939,552
	2012	480,000	—	1,366,750	720,000	113,176	190,920	2,870,846
Melendy E. Lovett Senior Vice President and Chief Administrative Officer	2014	308,141	—	1,535,885	462,213	—	110,449	2,416,688

(1)	For Messrs. Wallace, Perry, and McWhirter, $33,000; $11,000; and $18,975, respectively, of the above amount was deferred pursuant to the Supplemental Plan and also is reported in the “Nonqualified Deferred Compensation Table.”
(2)	Equity awards are the grant date fair value dollar amounts computed in accordance with ASC Topic 718. The policy and assumptions made in the valuation of share-based payments are contained in Note 16 of Item 8 of the Annual Report on Form 10-K for the year ended December 31, 2014. Amounts include grants of performance-based restricted stock units under the Performance Unit Program for the 2014-2016 performance period at target value for Messrs. Wallace $3,963,478; Perry $1,056,892; Menzies $1,712,264; McWhirter $1,056,892; and Ms. Lovett $441,785. The potential maximum values for the grants under the Performance Unit Program are for Messrs. Wallace $7,926,956; Perry $2,113,784; Menzies $3,424,528; McWhirter $2,113,784; and Ms. Lovett $883,570. The amount also includes a grant of 30,000 shares of restricted stock for Ms. Lovett granted when she began employment. The grant date value of this grant was $1,094,100.

EXECUTIVE COMPENSATION

(3)	Non-equity incentive plan compensation represents cash awards earned (i) during 2014 under the 2014 Annual Incentive Program based on goal achievements. For 2014, for Messrs. Wallace and Perry, $75,000, and $10,000, respectively, of the above amount was deferred pursuant to the Supplemental Plan and is also reported in the “Nonqualified Deferred Compensation Table.”
(4)	This column represents both changes in pension value for the named executive officers, as well as above market earnings on deferred compensation. During 2014, total pension values under the Standard Pension Plan and the Supplemental Retirement Plan for Messrs. Wallace, Perry, Menzies, and McWhirter, increased $2,379,000; $1,000; $50,000; and $113,000; respectively. For 2014 for Messrs. Wallace, Perry, Menzies, and McWhirter, the above market earnings on nonqualified deferred compensation under the Transition Compensation Plan were $40,695; $4,747; $17,725; and $14,963, respectively.
(5)	The following table is a breakdown of all other compensation included in the “Summary Compensation Table” for the named executive officers:

All Other Compensation

Name	Year	Executive Perquisite Allowance(1)	Perquisites and Other Personal Benefits	Company Contributions to Defined Contribution Plans(2)	Executive Transition Compensation Plan(3)	Total All Other Compensation
Timothy R. Wallace	2014	$100,000	$—	$60,600	$350,000	$510,600
	2013	95,000	—	59,475	285,000	439,475
	2012	95,000	—	59,175	285,000	439,175
James E. Perry	2014	50,000	—	24,588	150,000	224,588
	2013	46,500	—	23,093	116,250	185,843
	2012	42,500	—	28,888	106,250	177,638
D. Stephen Menzies	2014	61,500	—	15,600	181,500	258,600
	2013	58,000	—	15,300	150,800	224,100
	2012	55,600	—	15,000	139,000	209,600
William A. McWhirter II	2014	57,500	—	25,088	170,000	252,588
	2013	55,000	—	24,375	143,000	222,375
	2012	48,000	—	22,920	120,000	190,920
Melendy E. Lovett	2014	30,814	—	2,600	77,035	110,449

(1)	Represents the amounts payable pursuant to the Executive Perquisite Allowance.
(2)	Represents the Company’s matching amounts and the Additional Retirement Contribution under the Company’s 401(k) Plan for 2014 for Messrs. Wallace $15,600; Perry $15,600; Menzies $15,600; McWhirter $15,600; and Ms. Lovett $2,600 and under the Company’s Supplemental Plan for 2014 for Messrs. Wallace $45,000; Perry $8,988; and McWhirter $9,488.
(3)	Represents an amount equal to 10% of the salaries and annual incentive compensation set aside pursuant to the Transition Compensation Plan. These amounts also are included in the “Nonqualified Deferred Compensation Table.” Each named executive officer participates in the Transition Compensation Plan which is an unfunded long-term plan whereby an amount equal to 10% of salary and annual incentive compensation is set aside in an account on the books of the Company. The account is credited monthly with an interest rate equivalent as determined annually by the HR Committee (5% for 2014). The account is payable to the participant in a lump sum or annual installments from one to 20 years, subject to compliance with the following conditions:

(i)	The participant must give at least six months advance written notice of intent to transition out of his or her position and must work with the Chief Executive Officer to develop and implement an agreed-on succession process to facilitate the smooth transition of the participant’s duties and responsibilities to his or her successor.

EXECUTIVE COMPENSATION

(ii)	For a minimum of one year after completing the required transition, the participant must be available to the Company for consultation, at mutually-agreed remuneration, regarding the Company’s business and financial affairs.

(iii)	For one year after separation from service, the participant may not, directly or indirectly, become or serve as an officer, employee, owner or partner of any business which competes in a material manner with the Company, without the prior written consent of the Chief Executive Officer or the Chairman of the HR Committee.

Grants of Plan-Based Awards

The following table summarizes the 2014 grants of equity and non-equity plan-based awards for the named executive officers and the 2015 grants of non-equity plan-based awards for the named executive officers.

Grants of Plan-Based Awards Table

		Estimated Possible Payouts and Future Payouts Under Non- Equity Incentive Plan Awards(2)			Estimated Future Payouts Under Equity Incentive Plan Awards(3)			All Other Stock Awards Number of Shares of Stock or Awards (#)(4)	Grant Date Fair Value of Stock Awards ($)(5)
Name	Grant Date(1)	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Timothy R. Wallace
2014 Annual Incentive Plan		400,000	1,000,000	2,500,000
2014 Equity Awards	05/05/14				31,544	105,146	210,292		$3,963,478
2015 Annual Incentive Plan		525,000	1,312,500	3,000,000
James E. Perry
2014 Annual Incentive Plan		160,000	400,000	1,000,000
2014 Equity Awards	05/05/14				8,411	28,038	56,076		1,056,892
2015 Annual Incentive Plan		176,000	440,000	1,100,000
D. Stephen Menzies
2014 Annual Incentive Plan		192,000	480,000	1,200,000
2014 Equity Awards	05/05/14				13,753	45,842	91,684		1,712,264
2015 Annual Incentive Plan		232,000	580,000	1,450,000
William A. McWhirter II
2014 Annual Incentive Plan		180,000	450,000	1,125,000
2014 Equity Awards	05/05/14				8,411	28,038	56,076		1,056,892
2015 Annual Incentive Plan		190,000	475,000	1,187,500
Melendy E. Lovett
2014 Annual Incentive Plan		73,954	184,885	462,213
2014 Equity Awards	05/05/14				3,516	11,720	23,440	30,000	1,535,885
2015 Annual Incentive Plan		104,000	260,000	650,000

EXECUTIVE COMPENSATION

(1)	The grant date of all stock awards is the date of the HR Committee meeting or Board meeting at which such award was approved.
(2)	Represents the potential amounts payable in 2015 under the 2014 Annual Incentive Program for attainment of performance goals and potential amounts payable in 2016 under the 2015 Annual Incentive Program for attainment of performance goals. As previously noted, the awards under the 2014 Annual Incentive Program paid at the maximum level.
(3)	For 2014 equity awards, represents the number of performance-based restricted stock units that were awarded in May 2014 to each of the named executive officers as performance-based awards based on financial performance for 2014 through 2016. These units are earned and vest as discussed below.
(4)	Represents the actual shares awarded in March 2014.
(5)	The grant date fair value of the stock awards is calculated in accordance with ASC Topic 718.

Discussion Regarding Summary Compensation Table and Grants of Plan-Based Awards Table

The stock awards described in the “Summary Compensation Table” are the dollar amounts of the grant date fair value of the awards calculated in accordance with ASC Topic 718. It is important to note that the performance goals discussed below are part of the Company’s incentive program and do not correspond to any financial guidance that the Company has provided to the investment community or that the Company will provide for future years and should, therefore, not be considered as statements of the Company’s expectations or estimates.

The equity awards granted in May 2014 to the named executive officers were grants of performance-based restricted stock units, all granted pursuant to the Second Amended and Restated 2004 Stock Option and Incentive Plan. Ms. Lovett was granted 30,000 shares of restricted stock in March 2014 upon commencement of her employment with the Company.

The performance-based restricted stock unit awards were made at the target amount for each named executive officer, based on the Company’s 2014 — 2016 financial performance target of $10.50 EPS. Recipients of the performance-based restricted stock units will not earn any such units unless the Company achieves threshold performance level of cumulative $8.00 EPS for the performance period. Recipients may earn the following percentages of the target grant amount: (i) 30% of the target grant for threshold performance ($8.00 cumulative EPS); (ii) 100% of the target grant for target performance ($10.50 cumulative EPS); and (iii) 200% of the target grant for maximum performance ($11.50 cumulative EPS). For performance falling between the specified levels, the amount of units earned will be interpolated accordingly. During the performance period, recipients do not earn dividends on, and are not entitled to vote with respect to, the performance-based restricted stock units.

Each performance-based restricted stock unit earned will convert into one share of Common Stock and vest on May 15, 2017. In the event of death or disability occurring prior to the third anniversary of the date of grant, the performance metrics will be assumed to have been met at target, with the actual number of shares to be awarded determined by multiplying the target grant by a fraction, the numerator of which is the number of days since the date of grant to the date of death or disability and the denominator of which is the number of days in the full performance period. In the event of a change of control of the Company, the performance metrics will be assumed to have been met at target level and the recipients will earn the target grant of units. In the event of retirement or termination without cause prior to the third anniversary of the date of grant, the number of performance-based restricted stock units earned will be based on the level of achievement for the entire performance period, multiplied by a fraction, the numerator of which is the number of days from the date of grant to the date of retirement or termination without cause, and the denominator of which is the number of days in the full performance period. However, in the event of such a retirement or termination without cause, all units earned (and shares payable with respect thereto) are subject to forfeiture, at the discretion of the HR Committee, if the recipient of the grant is affiliated in certain respects with a competitor, customer, or supplier of the Company.

The non-equity incentive plan awards for 2014 to the named executive officers were based on Company EPS of $4.19.

EXECUTIVE COMPENSATION

The estimates for future payouts under the 2015 Annual Incentive Program represent potential payments of annual incentive compensation for 2015. The HR Committee established the annual incentive performance goals for 2015 based on earnings per share. To achieve target, the Company must earn EPS of $4.20 for 2015, as adjusted to exclude certain extraordinary or unusual items. See “Setting 2015 Annual Incentive Compensation Performance Levels” under “Compensation Discussion and Analysis” above for a description of the goals.

The Company has an Executive Perquisite Allowance that in 2014 provided to the named executive officers an allowance of 10% of base salary in lieu of providing traditional benefits for executives such as club memberships, automobile allowances, and fees and expenses incurred in financial planning and income tax preparation. Other than being required to use $6,000 of the perquisite allowance to maintain a four-door sedan, including insurance and other maintenance, and to forego reimbursement for the first 10,000 business miles annually, the perquisite allowance is to be used at the discretion of the executive for perquisite-type expenses. It is intended that the perquisite allowance will eliminate charges to the Company for personal benefits for the executives that are not provided to Company employees generally, other than occasional de minimis items such as the use of Company tickets to entertainment events or expenses related to spousal travel. The perquisite allowance is not intended to cover personal use of the Company’s aircraft or commuting or relocation expenses. For security purposes, the Board requires the CEO to use the Company aircraft for personal travel to the extent possible, and the value attributed to such personal use is calculated using the aggregate incremental cost method. Incremental costs include the cost of fuel, catering, landing fees, flight crew expenses, “dead head” costs of flying aircraft to and from locations for personal use, and the additional tax paid as a result of lost tax deductions. Other named executive officers may have periodic personal use of the Company aircraft. During 2014, one named executive officer had personal use of Company aircraft for a total of three flights.

The Company has a 401(k) Plan that permits employees to elect to set aside a portion of their compensation (subject to the maximum limit on the amount of compensation permitted by the Code to be deferred for this purpose) in a trust to pay future retirement benefits. Depending upon years of service, the Company may match up to 50% of no more than 6% of the employee’s compensation set aside for this purpose. For employees who participate in the enhancement to the 401(k) Plan, the Company contributes up to an additional 3% of the employee’s base salary (subject to the maximum limit permitted by the Code) depending upon years of service to the account of employees participating in the enhanced portion of the 401(k) Plan as an Annual Retirement Contribution. As a result of the amendment to the Standard Pension Plan adopted in 2009, the named executive officers’ accrued benefits were frozen and no future benefits will accrue under the Standard Pension Plan. Therefore, commencing with the 401(k) Plan’s 2009 plan year, all of the named executive officers were eligible to participate in the enhanced portion of the 401(k) Plan. Matching contributions under the Supplemental Plan are discussed under “Nonqualified Deferred Compensation.”

Base salary, the Executive Perquisite Allowance, and annual incentive compensation in 2014 represented from 35% to 56% of the named executive officers’ total compensation as reflected in the “Summary Compensation Table.”

EXECUTIVE COMPENSATION

Outstanding Equity Awards at Year-End

The following table summarizes as of December 31, 2014, for each named executive officer, the number of unexercised options and the number of shares of unvested restricted stock. The market value of the stock awards was based on the closing price of the Common Stock as of December 31, 2014, which was $28.01.

Outstanding Equity Awards at Fiscal Year-End Table

Name	Stock Awards
	Number of Shares or Units of Stock That Have Not Vested (#)(1)		Market Value of Shares or Units of Stock That Have Not Vested ($)		Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Timothy R. Wallace	415,504		$11,638,267		342,804	(3)	$9,601,940	(3)
	280,000	(2)	7,842,800	(2)	31,544	(4)	883,547	(4)
James E. Perry	171,198		4,795,256		101,848	(3)	2,852,762	(3)
	97,572	(2)	2,732,992	(2)	8,411	(4)	235,592	(4)
D. Stephen Menzies	92,504		2,591,037		127,032	(3)	3,558,166	(3)
	127,648	(2)	3,575,420	(2)	13,753	(4)	385,222	(4)
William A. McWhirter II	186,882		5,234,565		120,464	(3)	3,374,197	(3)
	110,200	(2)	3,086,702	(2)	8,411	(4)	235,592	(4)
Melendy E. Lovett	30,000		840,300		3,516	(4)	98,483	(4)

(1)	The following table provides the vesting date of unvested stock awards.

Vesting Date	Timothy R. Wallace	James E. Perry	D. Stephen Menzies	William A. McWhirter II	Melendy E. Lovett
05/15/15	423,354	138,655	174,495	150,499	10,000
05/15/16	64,696	38,115	30,657	26,883	10,000
05/15/17	—	20,000	—	—	10,000
05/15/19	—	6,000	—	—	—
05/15/24	—	6,000	—	—	—
Retirement(a)	207,454	—	—	89,700	—
Age 65(b)	—	40,000	15,000	—	—
The earlier of age 65 or rule of 80(c)	—	20,000	—	30,000	—

(a)	Grants of restricted stock which will vest upon the earlier of: (i) retirement; (ii) death, disability or change in control; or (iii) consent of the HR Committee after three years from the date of grant.
(b)	Grant of restricted stock which will vest upon the earlier of: (i) when the executive officer reaches age 65; (ii) death, disability or change in control; or (iii) consent of the HR Committee after three years from the date of grant. The grant of 15,000 shares to Mr. Menzies will vest upon the earlier of (i) when he reaches age 65; or (ii) death, disability, or change in control.
(c)	Grant of restricted stock which will vest upon the earlier of: (i) when the executive officer reaches age 65; (ii) the executive officer’s age plus years of vested service equal 80; (iii) death, disability or change in control; or (iv) consent of the HR Committee after three years from the date of grant.

EXECUTIVE COMPENSATION

(2)	Represents the market value and actual number of performance-based shares to be awarded in 2015 upon certification by the HR Committee of the achievement of the financial performance goals from 2012 through 2014.
(3)	Represents the maximum number or value, as applicable, of performance-based restricted stock units that could be earned if maximum financial performance goals are achieved. The actual number of shares to be issued in 2016 will be based on the Company’s aggregate EPS from 2013 through 2015. See “Discussion Regarding Summary Compensation Table and Grants of Plan-Based Awards Table” and “Compensation Discussion and Analysis — Long Term Incentive Compensation Programs.”
(4)	Represents the threshold number or value, as applicable, of performance-based restricted stock units that could be earned if threshold financial performance goals are achieved. The actual number of shares to be issued in 2017 will be based on the Company’s aggregate EPS from 2014 through 2016. See “Discussion Regarding Summary Compensation Table and Grants of Plan-Based Awards Table” and “Compensation Discussion and Analysis — Long Term Incentive Compensation Programs.”

Option Exercises and Stock Vested in 2014

The following table summarizes for the named executive officers in 2014 (i) the number of shares acquired upon exercise of stock options and the value realized and (ii) the number of shares acquired upon the vesting of restricted stock and restricted stock units and the value realized, each before payout of any applicable withholding tax.

Option Exercises and Stock Vested Table

Name	Option Awards		Stock Awards
	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Timothy R. Wallace	—	$—	564,862	$22,687,682
James E. Perry	—	—	107,196	4,305,527
D. Stephen Menzies	—	—	178,946	7,187,366
William A. McWhirter II	—	—	151,648	6,090,942
Melendy E. Lovett	—	—	—	—

Pension Benefits

The following table summarizes the present value of the accumulated pension benefits of the named executive officers under the Standard Pension Plan and, for Mr. Wallace, the Supplemental Retirement Plan. Ms. Lovett is not a participant in either plan.

Pension Benefits Table

Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit ($)(1)	Payments During Last Fiscal Year ($)
Timothy R. Wallace	Trinity Industries, Inc. Standard Pension Plan	34	$822,000	—
	Trinity Industries, Inc. Supplemental Retirement Plan	34	10,259,000	—
James E. Perry	Trinity Industries, Inc. Standard Pension Plan	—	2,000	—
D. Stephen Menzies	Trinity Industries, Inc. Standard Pension Plan	9	214,000	—
William A. McWhirter II	Trinity Industries, Inc. Standard Pension Plan	23	387,000	—

(1)	The present value of the accumulated benefit is calculated in accordance with ASC Topic 718. Refer to Note 14 of Item 8 of the Company’s Annual Report on Form 10-K for the year ended December 31, 2014 for the policy and assumptions made in the valuation of this accumulated benefit.

EXECUTIVE COMPENSATION

The Standard Pension Plan is a noncontributory defined benefit retirement and death benefit plan. Funds are contributed periodically to a trust that invests the Company’s contributions and earnings thereon in order to pay the benefits to the participating employees. The plan provides for the payment of monthly retirement benefits determined under a calculation based on credited years of service and a participant’s highest compensation over five consecutive years in the last ten years of employment. Retirement benefits are paid to participants upon normal retirement at the age of 65 or later, or upon early retirement. Mr. Wallace turned 55 on December 30, 2008, and, as a result, met the definition of “early retirement” on December 31, 2008. Mr. Wallace has not provided notice of intention to take early retirement. Covered compensation includes salary and non-equity incentive plan compensation as shown in the “Summary Compensation Table.” Other elements of compensation in the “Summary Compensation Table” are not included in covered compensation. The normal monthly retirement benefit payable at age 65 is a life annuity with ten years guaranteed equal to 3/4 of 1% of average monthly compensation up to $800 plus 1% of average monthly compensation over $800 times the years of credited service. The plan also provides for the payment of a death benefit before retirement that is the greater of the lump sum value of the accrued benefit under the pension plan or one times base pay with less than 10 years of service and 2 1⁄2 times base pay with more than 10 years of service. Participants in the Standard Pension Plan can choose to receive benefit payments at age 65 even if still employed. If they make such an election, no death benefit is available.

The Company has a Supplemental Retirement Plan that applies to Mr. Wallace. The Supplemental Retirement Plan provides that the amount of the annual retirement benefit under the Standard Pension Plan that is limited by reason of compliance with the Code is paid as a supplemental pension benefit. The benefit payment terms are the same as the terms of the Standard Pension Plan. The benefits are payable from the general assets of the Company. On February 13, 2009, the Board amended the Supplemental Retirement Plan and the Standard Pension Plan. As a result, all future benefit accruals under the Supplemental Retirement Plan and the Standard Pension Plan automatically ceased effective March 31, 2009 for all participants and the accrued benefits under each plan were determined and frozen as of that date. These amendments are discussed in the Compensation Discussion and Analysis section under “Post-employment Benefits.”

Nonqualified Deferred Compensation

The table below shows the contributions by the executives and the Company, the aggregate earnings on nonqualified deferred compensation in 2014 and the aggregate balance at year end under nonqualified deferred compensation plans of the Company.

Nonqualified Deferred Compensation Table

Name	Executive Contributions in Last Fiscal Year(1)	Registrant Contributions in Last Fiscal Year(2)	Aggregate Earnings in Last Fiscal Year(3)	Aggregate Balance at Last Fiscal Year End(4)
Timothy R. Wallace	$108,000	$395,000	$178,169	$5,335,777
James E. Perry	21,000	158,988	46,821	852,805
D. Stephen Menzies	—	181,500	95,746	1,800,707
William A. McWhirter II	18,975	179,488	90,201	1,752,826
Melendy E. Lovett	—	77,035	—	77,035

(1)	Salary and incentive compensation deferrals to the Company’s Supplemental Plan. The amounts are also included in the “Summary Compensation Table” for 2014.
(2)	Includes an amount equal to 10% of the salaries and incentive compensation set aside pursuant to the Transition Compensation Plan for Messrs. Wallace $350,000; Perry $150,000; Menzies $181,500; McWhirter $170,000; and Ms. Lovett $77,035; and matching amounts under the Company’s Supplemental Plan for Messrs. Wallace $45,000; Perry $8,988; and McWhirter $9,488. These amounts are also included in the “Summary Compensation Table” for 2014.

EXECUTIVE COMPENSATION

(3)	This column represents earnings in the Supplemental Plan and the Transition Compensation Plan. Earnings in the Supplemental Plan were: Messrs. Wallace $21,668; Perry $28,574; Menzies $27,578; and McWhirter $32,649. Earnings in the Transition Compensation Plan were: Messrs. Wallace $156,501; Perry $18,247; Menzies $68,168; and McWhirter $57,552. The amounts reported in this table for the Transition Compensation Plan are inclusive of above market earnings included in the “Summary Compensation Table” above. See Note (5) to the “Summary Compensation Table.”
(4)	This column includes amounts in the “Summary Compensation Table” for (i) an amount equal to 10% of the salaries and incentive compensation set aside pursuant to the Transition Compensation Plan in 2013 for Messrs. Wallace $285,000; Perry $116,250; Menzies $150,800; and McWhirter $143,000; and in 2012 for Messrs. Wallace $285,000; Perry $106,250; Menzies $139,000; and McWhirter $120,000; (ii) matching amounts under the Company’s Supplemental Plan in 2013 for Messrs. Wallace $44,175; Perry $8,303; and McWhirter $9,075; and in 2012 for Messrs. Wallace $44,175; Perry $14,888; and McWhirter $7,920; and (iii) salary and incentive compensation deferrals to the Company’s Supplemental Plan in 2013 for Messrs. Wallace $88,350; Perry $17,205; and McWhirter $18,150; and in 2012 for Messrs. Wallace $88,350; Perry $29,775; and McWhirter $15,840.

Deferred Compensation Discussion

The Supplemental Plan was established for highly compensated employees who are limited as to the amount of deferrals allowed under the Company’s 401(k) plan. There is no limit on the percentage of salary or incentive pay that an executive may elect to defer into the Supplemental Plan. Participants must elect to defer salary prior to the beginning of the fiscal year and annual incentive pay prior to the beginning of the year to which the incentive payments relate. The first 6% of a participant’s base salary and bonus contributed to the Supplemental Plan, less any compensation matched under the 401(k) plan, may be matched from 25% to 50% by the Company based on years of service. The Company’s match vests 20% for each year of service up to 100% after five years. Participants may choose from several mutual fund-like deemed investments.

If elected at the time of enrollment, participants may take an in-service distribution of deferrals three years after the end of the plan year in which the deferral was made. Amounts are paid out immediately on death or disability. Upon termination of employment, amounts in the Supplemental Plan are paid out beginning six months after termination of employment in lump sum or annual installments from one to 20 years according to election of the participant.

Each named executive officer participates in the Transition Compensation Plan which is an unfunded long-term plan whereby an amount equal to 10% of salary and annual incentive compensation is set aside in an account on the books of the Company. The account is credited monthly with an interest rate equivalent as determined annually by the HR Committee (5% for 2014). The account is payable to the participant in a lump sum or annual installments from one to 20 years, subject to compliance with the conditions set forth in footnote 3 to “All Other Compensation.”

In 2009, the Board amended the 401(k) Plan to allow the participants in the Standard Pension Plan to participate in the enhanced portion of the 401(k) Plan. This amendment is discussed in the Compensation Discussion and Analysis section under “Post-employment Benefits.”

Potential Payments Upon Termination or Change in Control

Named executive officers that terminate voluntarily, involuntarily, by death or by disability have the same death and disability benefits that are available to the majority of salaried employees. While employed by the Company, salaried employees have a death benefit equal to the greater of their accrued benefit under the pension plan or one year of base salary for less than 10 years of service and 2 1⁄2 times base salary for over 10 years of service. The Company’s long term disability plan provides salaried employees with a disability benefit after six months of disability of 60% of base salary up to a maximum of $12,000 a month while disabled and until normal retirement at age 65. Pension benefits payable at retirement are described under “Pension Benefits” and deferred compensation benefits that are payable on termination are described under “Deferred Compensation Discussion.”

EXECUTIVE COMPENSATION

Equity awards held by the named executive officers have no acceleration of vesting upon voluntary or involuntary termination but vesting is accelerated on death, disability, and in some cases retirement. Pursuant to the terms of the Change in Control Agreement described below, equity awards, and benefits under the Supplemental Plan, Transition Compensation Plan, and 401(k) Plan vest upon a change in control. The annual incentive compensation agreements also provide that in the event of resignation or a change in control, the named executive officers may be paid a proration of the target bonus for the year in which the change in control occurs as of the date of the change in control.

The following table provides the dollar value of (i) accelerated vesting of equity awards and (ii) the payment of annual incentive compensation assuming each of the named executive officers had been terminated by death, disability, or retirement on December 31, 2014. As of December 31, 2014, there are no outstanding stock options held by any of the named executive officers.

	Timothy R. Wallace	James E. Perry	D. Stephen Menzies	William A. McWhirter II	Melendy E. Lovett
Death
Equity Awards	$18,430,446	$6,972,894	$5,448,295	$7,713,738	$912,488
Annual Incentive Compensation(1)	1,000,000	400,000	480,000	450,000	184,885

Total	19,430,446	7,372,894	5,928,295	8,163,738	1,097,373
Disability
Equity Awards	18,430,446	6,972,894	5,448,295	7,713,738	912,488
Annual Incentive Compensation(1)	1,000,000	400,000	480,000	450,000	184,885

Total	19,430,446	7,372,894	5,928,295	8,163,738	1,097,373
Retirement
Equity Awards	18,294,163	4,061,687	5,654,659	7,177,256	21,656
Annual Incentive Compensation(1)	1,000,000	400,000	480,000	450,000	184,885

Total	19,294,163	4,461,687	6,134,659	7,627,256	206,541

(1)	Assumes payment of 2014 annual incentive compensation at target amount.

Each of the named executive officers has entered into a Change in Control Agreement (the “Agreement”) with the Company. In addition to the acceleration of vesting upon a change in control as described above, the Agreement provides for compensation if the named executive officer’s employment is terminated under one of the circumstances described in the Agreement in connection with a “change in control” of the Company. A “change in control” is generally defined as (i) any other person or entity acquires beneficial ownership of 30% or more of the Company’s outstanding Common Stock or the combined voting power over the Company’s outstanding voting securities unless the transaction resulting in the person becoming the beneficial owner of 30% or more of the combined voting power is approved in advance by the Company’s Board; (ii) the incumbent directors cease for any reason to constitute at least a majority of the Board; (iii) the completion of certain corporate transactions including a reorganization, merger, statutory share exchange, consolidation or similar transaction, a sale or other disposition of all or substantially all of the Company’s assets, or the acquisition of assets or stock of another entity, subject to certain exceptions; or (iv) the stockholders approve a complete liquidation or dissolution of the Company. See “Change in Control Agreements” under the Compensation Discussion and Analysis section.

The Agreements are for continuous two-year terms until terminated by the Company upon specified notice and continue for two years following a change in control. The Agreements contain a “double trigger” provision that requires both a change in control of the Company and a qualifying termination of the named executive officer’s employment before compensation will be paid under the Agreement. A qualifying termination must be for (i) reasons other than as a result of the executive’s death, disability, retirement, or for “cause”; or (ii) termination of employment by the named executive officer for “good reason.”

“Cause” is generally defined as a participant’s (i) willful and continued failure to substantially perform his employment duties with the Company; (ii) misappropriation or embezzlement from the Company or any other act

EXECUTIVE COMPENSATION

or acts of dishonesty by the participant constituting a felony that results in gain to the participant at the Company’s expense; (iii) conviction of the participant of a felony involving moral turpitude; or (iv) the refusal of the participant to accept offered employment after a change in control.

“Good reason” is generally defined as, following a change in control, (i) a material adverse change in a participant’s working conditions or responsibilities; (ii) assignment to the participant of duties inconsistent with the participant’s position, duties, and reporting responsibilities; (iii) a change in the participant’s titles or offices; (iv) a reduction in the participant’s annual base salary; (v) a material reduction in the participant’s benefits, in the aggregate, under the benefits plans, incentive plans, and securities plans; (vi) failure to provide a participant with the number of paid vacation days entitled at the time of a change in control; (vii) any material breach by the Company of the Agreement; (viii) any successor or assign of the Company fails to assume the Agreement; (ix) the relocation of the participant’s principal place of employment outside of Dallas County, Texas; or (x) any purported termination not conducted pursuant to a notice of termination by the Company.

The severance benefits provided by the Agreements also include continuation of all medical, dental, vision, health, and life insurance benefits to which each executive would have been entitled if the executive had continued in the employment of the Company for 36 months after the executive’s termination, plus a lump sum equal to the amount of any additional income tax payable by the executives as a result of the benefits.

If each named executive officer’s employment had been terminated on December 31, 2014 under one of the circumstances described in the Agreement in connection with a change in control of the Company, the named executive officers would have received the following:

Name	Equity Awards(1)	Annual Incentive Compensation(2)	Cash Compensation(3)	Continuation of Benefits(4)	Total
Timothy R. Wallace	$23,305,776	$1,000,000	$8,700,000	$46,002	$33,051,778
James E. Perry	8,373,477	400,000	3,360,000	65,469	12,198,946
D. Stephen Menzies	7,441,865	480,000	4,417,000	42,095	12,380,960
William A. McWhirter II	9,250,359	450,000	4,000,000	65,469	13,765,828
Melendy E. Lovett	1,168,577	184,885	1,479,078	64,247	2,896,787

(1)	Accelerated vesting of equity awards.
(2)	Assumes payment of 2014 annual incentive compensation at target amount.
(3)	Cash lump sum equal to three times base salary and applicable bonus.
(4)	Estimated cost of continuation for 36 months of medical and life insurance benefits and any additional income tax payable by the executive as a result of these benefits.

DIRECTOR COMPENSATION

The following table summarizes the compensation paid by the Company to non-employee directors for the fiscal year ended December 31, 2014.

Director Compensation Table

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)(3)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(4)	All Other Compensation ($)(5)	Total ($)
John L. Adams	$114,000	$129,817	$6,543	$13,073	$263,433
Rhys J. Best	128,000	129,817	—	5,000	262,817
David W. Biegler	116,000	129,817	10,724	8,831	265,372
Antonio Carrillo(6)	34,000	83,266	104	5,000	122,370
Leldon E. Echols	156,000	129,817	—	14,604	300,421
Ronald J. Gafford	100,000	129,817	—	21,621	251,438
Adrian Lajous	106,000	129,817	—	5,000	240,817
Melendy E. Lovett(6)	5,000	—	—	3,432	8,432
Charles W. Matthews	112,000	129,817	—	2,000	243,817
Douglas L. Rock	106,000	129,817	—	7,163	242,980
Dunia A. Shive(6)	85,000	189,800	—	—	274,800

(1)	Includes amounts deferred under the 2005 Deferred Plan for Director Fees.
(2)	Stock awards are for restricted stock units awarded in 2014 and the grant date fair value dollar amounts computed in accordance with ASC Topic 718. The policy and assumptions made in the valuation of share-based payments are contained in Note 16 of Item 8 of the Company’s Form 10-K for the year-ended December 31, 2014.
(3)	As of December 31, 2014, the directors had restricted stock units totaling as follows: Messrs. Adams 58,776; Best 66,276; Biegler 69,276; Carrillo 1,763; Echols 58,464; Gafford 69,276; Lajous 64,376; Matthews 45,588; Rock 35,344; Ms. Lovett 19,324; and Ms. Shive 4,990. Includes 7,500 stock options held by Mr. Best as of December 31, 2014.
(4)	Represents for Messrs. Adams, Biegler, and Carrillo the above market earnings from the interest rate equivalent under the 2005 Deferred Plan for Director Fees.
(5)	Includes dividend equivalents on stock units in director fee deferral plans. For Messrs. Adams, Best, Biegler, Carrillo, Gafford, and Lajous, includes a $5,000 matching contribution by the Company in their name pursuant to the Company’s program of matching charitable contributions, and a $2,000 matching contribution for Mr. Matthews. The maximum annual contribution that may be matched under that program is $5,000 per individual.
(6)	Mr. Carrillo joined the Board in September 2014. Ms. Lovett resigned from the Board in February 2014. Ms. Shive joined the Board in March 2014.

Director Compensation Discussion

Each director of the Company who is not a compensated officer or employee of the Company received cash compensation in 2014 as follows:

•	Board member — annual retainer of $60,000

DIRECTOR COMPENSATION

•	Presiding Director — annual retainer of $15,000

•	Audit Committee Chair — annual retainer of $15,000

•	Chairs of other Committees — annual retainer of $10,000

•	Board meeting fee and Committee meeting fee of $2,000 for each meeting attended

In addition, the Company paid directors a fee equal to $2,000 per day for ad hoc or special assignment work performed for or at the request of the CEO.

The Board has also established a cash equivalent value as a guide for annual equity compensation for directors of $120,000 and uses a 30-day average share price as the basis for awards. Following their election at the Annual Meeting of Stockholders in May 2014, each director who was not also an executive officer of the Company was granted 3,364 restricted stock units, with dividend equivalents, that are convertible into 3,364 shares of Common Stock upon departure from the Board. The 30-day average share price used to calculate these awards at the time of granting was $35.67 (March 16, 2014 to April 15, 2014). The amount listed in the “Stock Awards” column of the “Director Compensation Table” is the grant date fair value dollar amount computed in accordance with ASC Topic 718. The grant date fair value for these awards was $38.59 per share. Upon joining the Board, a director receives a prorated grant, subject to a minimum of 50% of the previous annual grant amount. Accordingly, Ms. Shive received a grant of 1,626 restricted stock units in March 2014 and Mr. Carrillo received a grant of 1,763 restricted stock units in September 2014.

Non-employee directors may elect, pursuant to the 2005 Deferred Plan for Director Fees (the “Director Deferred Plan”), to defer the receipt of all or a specified portion of the fees to be paid to him or her. Deferred amounts are credited to an account on the books of the Company and treated as if invested either at an interest rate equivalent (5% in 2014) or, at the director’s prior election, in units of the Company’s Common Stock at the closing price on the New York Stock Exchange on the last day of the quarter following the date that a payment is credited to the director’s account, or if the last day of the quarter is not a trading day, on the next succeeding trading day. Such stock units are credited with amounts equivalent to dividends paid on the Company’s Common Stock. Upon ceasing to serve as a director or a change in control, the value of the account will be paid to the director in annual installments not exceeding ten years according to the director’s prior election.

Fees deferred pursuant to the Director Deferred Plan are credited to the director’s account monthly. Fees that are not deferred pursuant to the Director Deferred Plan are paid in cash quarterly, in arrears.

2015 Compensation

In December 2014, the Board amended certain aspects of its director compensation plan. For 2015, each director of the Company who is not a compensated officer or employee of the Company will receive cash compensation as follows:

•	Board member — annual retainer of $70,000

•	Presiding Director — annual retainer of $15,000

•	Committee Chairs — annual retainer of $15,000

•	Board meeting fee and Committee meeting fee of $2,000 for each meeting attended

The annual equity compensation grant will be $130,000 and will continue to use a 30-day average share price as the basis for awards. In addition, the Company will continue to pay directors a fee equal to $2,000 per day for ad hoc or special assignment work performed for or at the request of the CEO.

TRANSACTIONS WITH RELATED PERSONS

The Governance Committee has adopted a Policy and Procedures for the Review, Approval, and Ratification of Related Person Transactions. In accordance with the written policy, the Governance Committee, or the chair of such committee, as applicable, is responsible for the review, approval, and ratification of all transactions with related persons that are required to be disclosed under the rules of the SEC. Under the policy, a related person includes any of the Company’s directors, executive officers, certain stockholders, and any of their respective immediate family members. The policy applies to Related Person Transactions which are transactions in which the Company participates, a related person has a direct or indirect material interest, and the amount exceeds $120,000. Under the policy, the Chief Legal Officer (the “CLO”) will review potential transactions and in consultation with the CEO and CFO will assess whether the proposed transaction would be a Related Person Transaction. If the CLO determines the proposed transaction would be a Related Person Transaction, the proposed transaction is submitted to the Governance Committee, or the chair of such committee, as applicable, for review and consideration. In reviewing Related Person Transactions, the Governance Committee, or the chair of such committee, as applicable, shall consider all relevant facts and circumstances available, including, but not limited to the following:

•	the benefits to the Company of the Related Person Transaction;

•	the impact of a director’s independence if the related person is a director, an immediate family member of a director or an entity in which a director is a partner, stockholder or executive officer;

•	the availability of other sources for comparable products and services;

•	the terms of the transaction; and

•	the terms available to unrelated third parties or employees generally.

After reviewing such information, the Governance Committee, or the chair of such committee, as applicable, may approve the Related Person Transaction if the committee, or the chair of the committee, as applicable, concludes in good faith that the Related Person Transaction is in, or is not inconsistent with, the best interests of the Company and its stockholders.

Under the policy, the HR Committee must approve hiring of immediate family members of executive officers or directors and any subsequent material changes in employment or compensation.

Employed family members of directors and executive officers with total compensation for 2014 in excess of $120,000 are as follows:

•	Mr. Patrick S. Wallace, brother of Timothy R. Wallace, is an officer of a subsidiary of the Company. His total compensation was $1,738,388 for 2014, which includes base salary; annual incentive compensation; matching contributions to defined contribution plans; perquisite allowance; and the aggregate grant date fair value of all equity awards pursuant to ASC 718.

•	Mr. Luis Pardo, brother-in-law of Antonio Carrillo, is an officer of a subsidiary of the Company. His total compensation was $1,554,591 for 2014, which includes base salary; annual incentive compensation; a contribution to a Mexican statutory pension; perquisite allowance; and the aggregate grant date fair value of all equity awards pursuant to ASC 718.

SECURITY OWNERSHIP

Security Ownership of Certain Beneficial Owners and Management

The following table presents the beneficial ownership of the Company’s Common Stock as of March 13, 2015, except as noted for (i) each person beneficially owning more than 5% of the outstanding shares of the Company’s Common Stock, (ii) each director and nominee for director of the Company, (iii) each executive officer of the Company listed in the Summary Compensation Table, and (iv) all of the Company’s directors and executive officers as a group. Except pursuant to applicable community property laws and except as otherwise indicated, each stockholder possesses sole voting and investment power with respect to its, his or her shares. The business address of each of the Company’s directors and executive officers is c/o Trinity Industries, Inc., 2525 N. Stemmons Freeway, Dallas, Texas 75207-2401.

Name	Amount and Nature of Ownership of Common Stock(1)		Percent of Class
Directors:
John L. Adams	110,560		*
Rhys J. Best	98,776		*
David W. Biegler	74,076		*
Antonio Carrillo	1,763
Leldon E. Echols	58,464		*
Ronald J. Gafford	69,276		*
Adrian Lajous	64,376		*
Charles W. Matthews	45,588		*
Douglas L. Rock	35,344		*
Dunia A. Shive	4,990
Named Executive Officers:
Timothy R. Wallace	1,119,931		*
James E. Perry	233,677		*
D. Stephen Menzies	176,456		*
William A. McWhirter II	201,897		*
Melendy E. Lovett	55,500		*
All Directors and Executive Officers as a Group (17 persons):	2,487,929		1.6%
Other 5% Owners:
The Vanguard Group	10,937,913	(2)	7.0%
BlackRock, Inc.	9,351,536	(3)	6.0%

*	Less than one percent (1%)
(1)	Unless otherwise noted, all shares are owned directly, and the owner has the right to vote the shares, except for shares that officers and directors have the right to acquire through the exercise of stock options or through restricted stock units held as of March 13, 2015, or within 60 days thereafter, as follows: Adams 58,776; Best 73,776; Biegler 69,276; Carrillo 1,763; Echols 58,464; Gafford 69,276; Lajous 64,376; Lovett 19,324; Matthews 45,588; Rock 35,344; Shive 4,990; and all directors and executive officers as a group 500,953. Includes shares indirectly held through the Company’s 401(k) Plan as follows: Wallace 3,663; Perry 179; McWhirter 2,894; and all executive officers as a group 12,547 shares. At March 13, 2015, no directors or executive officers had any shares pledged as security.

SECURITY OWNERSHIP

(2)	The Vanguard Group and its subsidiaries, 100 Vanguard Blvd., Malvern, PA 19355, reported to the SEC on an Amendment to Schedule 13G filed on February 10, 2015, that they have sole voting power over 104,152 shares, sole dispositive power over 10,846,961 shares, and shared dispositive power over 90,952 shares.
(3)	BlackRock, Inc. and its affiliates, 40 East 52nd Street, New York, NY 10022, reported to the SEC on an Amendment to Schedule 13G filed February 9, 2015, that they have sole voting power over 8,757,550 shares and sole dispositive power over 9,351,536 shares.

ADDITIONAL INFORMATION

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company’s executive officers, directors, and persons who own more than ten percent of the Company’s Common Stock to file initial reports of ownership and changes in ownership with the SEC. These reports are also filed with the New York Stock Exchange, and a copy of each report is furnished to the Company.

Additionally, SEC regulations require that the Company identify any individuals for whom one of the referenced reports was not filed on a timely basis during the most recent fiscal year. To the Company’s knowledge, based on a review of reports furnished to it and written representations from reporting persons, each individual who was required to file such reports complied with the applicable filing requirements during 2014.

Stockholder Proposals for the 2016 Proxy Statement

Stockholder proposals to be presented at the 2016 Annual Meeting of Stockholders, for inclusion in the Company’s Proxy Statement and form of proxy relating to the meeting, must be received by the Company at its offices in Dallas, Texas, addressed to the Corporate Secretary of the Company, no later than December 3, 2015. Upon timely receipt of any such proposal, the Company will determine whether or not to include such proposal in the Proxy Statement and proxy in accordance with applicable regulations and provisions governing the solicitation of proxies.

Director Nominations or Other Business for Presentation at the 2016 Annual Meeting

Under the Bylaws of the Company, a stockholder must follow certain procedures to place in nomination persons for election as directors at an annual meeting of stockholders or to introduce an item of business at an annual meeting of stockholders. These procedures provide, generally, that stockholders desiring to place in nomination persons for directors, and/or bring a proper subject of business before an annual meeting, must do so by a written notice timely received (on or before March 5, 2016, but no earlier than February 4, 2016, for the 2016 Annual Meeting) to the Secretary of the Company containing the name and address of the stockholder, the number of shares of the Company beneficially owned by the stockholder, and a representation that the stockholder intends to appear in person or by proxy at the meeting. If the notice relates to a nomination for director, it must also set forth the name and address of any nominee(s), all arrangements or understandings between the stockholder and each nominee and any other person or person(s) (including their names) pursuant to which the nomination(s) are to be made, such other information regarding each nominee as would have been required to be included in a proxy statement filed pursuant to the proxy rules of the SEC had each nominee been nominated by the Board, and the consent of each nominee to serve. The Company may require any proposed nominee to furnish such other information as may reasonably be required by the Company to determine the eligibility of such proposed nominee to serve as director. Notice of an item of business shall include a brief description of the proposed business and any material interest of the stockholder in such business.

The Chairman of the meeting may refuse to allow the transaction of any business not presented, or to acknowledge the nomination of any person not made, in compliance with the foregoing procedures. Copies of the Company’s Bylaws are available from the Secretary of the Company.

See “Corporate Governance and Directors Nominating Committee” for the process for stockholders to follow to suggest a director candidate to the Governance Committee for nomination by the Board.

Report on Form 10-K

The Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2014, as filed with the Securities and Exchange Commission, including financial statements, was included with the Annual Report mailed to each stockholder. Stockholders may obtain without charge another copy of the Form 10-K, excluding certain exhibits, by writing to Jared S. Richardson, Vice President, Associate General Counsel, and Secretary, Trinity Industries, Inc., 2525 N. Stemmons Freeway, Dallas, Texas 75207.

OTHER BUSINESS

Management of the Company is not aware of other business to be presented for action at the Annual Meeting; however, if other matters are presented for action, it is the intention of the persons named in the accompanying form of proxy to vote in accordance with their judgment on such matters.

By Order of the Board of Directors

JARED S. RICHARDSON

Vice President, Associate General Counsel, and Secretary

April 1, 2015

APPENDIX A

~~SECOND~~THIRD AMENDED AND RESTATED

TRINITY INDUSTRIES, INC.

2004 STOCK OPTION AND INCENTIVE PLAN

1. Purpose of Plan. The ~~Second~~Third Amended and Restated Trinity Industries, Inc. 2004 Stock Option and Incentive Plan is intended to enable the Company to remain competitive and innovative in its ability to attract, motivate, reward and retain a strong management team of superior capability and to encourage a proprietary interest in the Company by persons who occupy key positions in the Company or its Affiliates or who provide key consulting services to the Company or its Affiliates by enabling the Company to make awards that recognize the creation of value for the stockholders of the Company and promote the Company’s growth and success. In furtherance of that purpose, eligible persons may receive stock options, stock appreciation rights, restricted stock, restricted stock units, performance awards, dividend equivalent rights, and other awards, or any combination thereof.

2. Definitions. Unless the context otherwise requires, the following terms when used herein shall have the meanings set forth below:

“Affiliate” — Any corporation, partnership or other entity in which the Company, directly or indirectly, owns greater than a fifty percent (50%) interest.

“Award” — A Stock Option, Stock Appreciation Right, Restricted Stock, Restricted Stock Unit, Performance Award, Dividend Equivalent Right or Other Award under this Plan.

“Board” — The Board of Directors of the Company, as the same may be constituted from time to time.

“Code” — The Internal Revenue Code of 1986, as amended from time to time.

“Committee” — The Committee appointed or designated by the Board to administer the Plan in accordance with Section 3 hereof.

“Company” — Trinity Industries, Inc., a Delaware corporation, and its successors and assigns.

“Consultant” means any person performing advisory or consulting services for the Company or an Affiliate, with or without compensation, to whom the Company chooses to grant an Award in accordance with the Plan, provided that bona fide services must be rendered by such person and such services shall not be rendered in connection with the offer or sale of securities in a capital raising transaction.

“Disability” — Qualification for long-term disability benefits under the Company’s or Affiliate’s (as applicable) disability plan or insurance policy; or, if no such plan or policy is then in existence or if the person is not eligible to participate in such plan or policy, permanent and total inability to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment.

“Dividend Equivalent Right” — The right of the holder thereof to receive credits based on the cash dividends that would have been paid on the Shares specified in the Award if the Shares were held by the eligible employee to whom the Award is made.

“Effective Date” — The effective date of the Plan as set forth in Section 23.

“Exchange Act” — The Securities Exchange Act of 1934, as amended from time to time.

“Executive Officer” — An officer subject to Section 16 of the Exchange Act or a “covered employee” as defined in Section 162(m)(3) of the Code.

“Fair Market Value” — Unless otherwise determined by the Committee in good faith, the closing sales price per share of Shares on the consolidated transaction reporting system for the New York Stock Exchange on the date of determination or, if no sale is made on such date, on the last sale date immediately preceding the date of determination.

“Incentive Stock Option” — A stock option meeting the requirements of Section 422 of the Code or any successor provision.

1

APPENDIX A

“Non-qualified Stock Option” — A stock option other than an Incentive Stock Option.

“Stock Option” or “Option” — An Incentive Stock Option or a Non-qualified Stock Option awarded under this Plan.

“Optionee” — A person who has been granted a Stock Option under this Plan and who has executed a written stock option agreement with the Company.

“Original Effective Date” — May 10, 2004.

“Other Awards” — An Award issued pursuant to Section 14 hereof.

“Plan” — The ~~Second~~Third Amended and Restated Trinity Industries, Inc. 2004 Stock Option and Incentive Plan set forth herein.

“Performance Award” — An Award hereunder of cash, Shares, units or rights based upon, payable in, or otherwise related to, Shares pursuant to Section 13 hereof.

“Restricted Stock” — Shares awarded or sold to eligible persons pursuant to Section 11 hereof.

“Restricted Stock Units” — Units awarded to eligible persons pursuant to Section 12 hereof, which are convertible into Shares at such time as such units are no longer subject to restrictions as established by the Committee.

“Retirement” — Termination of employment that qualifies for the immediate payment of retirement benefits pursuant to the terms of any defined benefit retirement plan maintained by the Company or any of its Affiliates in which such person participates, or if there is no such defined benefit retirement plan, termination at or after age 65, or other permitted early retirement after age 60 as determined by the Committee.

“Share” — A share of the Company’s common stock, par value $1.00 per share, and any share or shares of capital stock or other securities of the Company hereafter issued or issuable upon, in respect of or in substitution or exchange for each such share.

“Stock Appreciation Right” — The right to receive an amount in cash or Shares equal to the excess of the Fair Market Value of a Share on the date of exercise over the Fair Market Value of a Share on the date of the grant (or other value specified in the agreement granting the Stock Appreciation Right).

3. Administration of the Plan. Except as otherwise provided herein, the Plan shall be administered by the Human Resources Committee of the Board of Directors, as such Committee is from time to time constituted. The composition and governance of the Human Resources Committee shall be governed by the charter of such Committee as adopted by the Board of Directors. The foregoing notwithstanding, no action of the Committee shall be void or deemed to be without authority solely because a member failed to meet a qualification requirement set forth in the Charter or this Section 3. The Human Resources Committee may delegate its duties and powers, to the fullest extent permitted by law, in whole or in part to (i) any subcommittee thereof consisting solely of at least two “non-employee directors” within the meaning of Rule 16b-3 of the General Rules and Regulations of the Exchange Act who are also “outside directors,” as defined under Section 162(m) of the Code, or (ii) to one or more officers of the Company as provided for below in this Section 3. All references in the Plan to the “Committee” shall mean the Board, the Human Resources Committee, or any subcommittee, individual or individuals to which or whom it delegates duties and powers pursuant to the immediately preceding sentence. Subject to the provisions of the Plan and directions from the Board, the Committee is authorized to:

(a) determine the persons to whom Awards are to be granted;

(b) determine the type of Award to be granted, the number of Shares to be covered by the Award, the pricing of the Award, the time or times when the Award shall be granted and may be exercised, any restrictions on the exercise of the Award, and any restrictions on Shares acquired pursuant to the exercise of an Award;

(c) conclusively interpret the Plan provisions;

(d) prescribe, amend and rescind rules and regulations relating to the Plan or make individual decisions as questions arise, or both;

2

APPENDIX A

(e) rely upon employees of the Company for such clerical and record-keeping duties as may be necessary in connection with the administration of the Plan; and

(f) specify the time or times at which Shares or cash will be delivered in connection with Awards, including any terms mandating or permitting elective deferrals of settlement of Awards (which may include deferral of delivery of Shares upon exercise of Options); and

(g) make all other determinations and take all other actions necessary or advisable for the administration of the Plan.

All questions of interpretation and application of the Plan or pertaining to any question of fact or Award granted hereunder shall be decided by the Committee, whose decision shall be final, conclusive and binding upon the Company and each other affected party.

As mentioned above, the Committee may, in its discretion and by a resolution adopted by the Committee, authorize one or more officers of the Company (an “Authorized Officer”) to do one or both of the following: (i) designate officers and employees of the Company, or any Affiliate, to be recipients of Awards to be granted under the Plan and (ii) determine the number of Shares or other rights that will be subject to the Awards granted to such officers and employees; provided, however, that the resolution of the Committee granting such authority shall (x) specify the total number of Shares or other rights that may be made subject to such Awards, (y) not authorize the Authorized Officer to designate himself or any Executive Officer as a recipient of any such Award, and (z) otherwise be limited to the extent necessary to comply with Section 157(c) of the Delaware General Corporation Law, other applicable provisions of Delaware law, and requirements of Section 303A.05 of the Listed Company Manual of the New York Stock Exchange, and further provided that any decision concerning the granting of Awards intended to qualify as “performance-based compensation” under Section 162(m) of the Code shall be made exclusively by members of the Committee who are at that time “outside directors” as defined under Section 162(m) of the Code.

4. Share Authorization

(a) Subject to adjustment as provided in Section 20 herein, the maximum number of Shares available for issuance to Participants under the Plan (the “Share Authorization “) shall be:

(1) ~~15,200~~17,450,000 Shares (which includes 7,500,000 Shares authorized under the original Trinity Industries, Inc. 2004 Stock Option and Incentive Plan, 4,500,000 additional Shares authorized under the Amended and Restated Trinity Industries, Inc. 2004 Stock Option and Incentive Plan, ~~and 3,200,000~~3,200,000 additional Shares authorized under the Second Amended and Restated Trinity Industries, Inc. 2004 Stock Option and Incentive Plan, and 2,250,000 additional Shares authorized pursuant to this Plan); plus

(2) any Shares subject to outstanding awards as of the Original Effective Date under the prior plans that on or after the Original Effective Date cease for any reason to be subject to such awards (other than by reason of exercise or settlement of the awards to the extent they are exercised for or settled in vested and nonforfeitable Shares).

(b) Notwithstanding the above, in order to comply with the requirements of Section 422 of the Code and the regulations thereunder, the maximum number of Shares available for issuance pursuant to Incentive Stock Options, Non-qualified Stock Options, and other Awards shall be: (i) ~~15,200~~17,450,000 Shares that may be issued pursuant to Awards in the form of Incentive Stock Options; (ii) ~~15,200~~17,450,000 Shares that may be issued pursuant to Awards in the form of Non-qualified Stock Options; and (iii) ~~15,200~~17,450,000 Shares that may be issued pursuant to Awards in forms other than Incentive Stock Options and Non-Qualified Stock Options.

(c) Shares covered by an Award shall only be counted as used to the extent they are actually issued and delivered to a participant. Accordingly, if any Award lapses, expires, terminates, or is cancelled prior to the issuance of Shares thereunder, no reduction in the Shares available under the Plan will have been made. If Shares are issued under the Plan and thereafter are reacquired by the Company, the reacquired Shares shall again be available for issuance under the Plan. Any Shares (i) tendered by a participant (either by actual delivery or by attestation) or retained by the Company as full or partial payment to the Company for the purchase price of an

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Award or to satisfy tax withholding obligations, or (ii) covered by an Award that is settled in cash shall be available for Awards under the Plan. Notwithstanding the foregoing provisions of this Section 4(c), only Shares not issued due to an Award lapse, expiration, termination, cancellation or settlement in cash, Shares reacquired on account of the forfeiture of such Shares pursuant to the terms of the Plan or the Award, and Shares surrendered in full or partial payment to the Company for the purchase price of an Award may be available again for issuance pursuant to Awards in the form of Incentive Stock Options. All Shares issued under the Plan may be either authorized and unissued Shares or issued Shares reacquired by the Company.

(d) The maximum aggregate number of Shares that may be granted pursuant to any Option, Stock Appreciation Right or performance-based Award (or any combination of the foregoing) in any one calendar year to any one Executive Officer shall be ~~60~~750,000 (the “Annual Performance Stock Award Limit”).

5. Eligibility. Eligibility for participation in the Plan shall be confined to a limited number of persons (i) who are employed by the Company or one or more of its Affiliates, and who are directors or officers of the Company or one or more of its Affiliates, or who are in managerial or other key positions in the Company or one or more of its Affiliates, or (ii) who are Consultants who provide key consulting services to the Company or its Affiliates. In making any determination as to persons to whom Awards shall be granted, the type of Award; and/or the number of Shares to be covered by the Award, the Committee shall consider the position and responsibilities of the person, his or her importance to the Company and its Affiliates, the duties of such person, his or her past, present and potential contributions to the growth and success of the Company and its Affiliates, and such other factors as the Committee shall deem relevant in connection with accomplishing the purpose of the Plan. Non-employee directors are eligible to receive Awards pursuant to Section 17.

6. Grant of Stock Options. The Committee may grant Stock Options to any eligible person. Each person so selected shall be offered an Option to purchase the number of Shares determined by the Committee. The Committee shall specify whether such Option is an Incentive Stock Option or Non-qualified Stock Option. Each such person so selected shall have a reasonable period of time within which to accept or reject the offered option. Failure to accept within the period so fixed by the Committee may be treated as a rejection. Each person who accepts an Option shall enter into a written agreement with the Company, in such form as the Committee may prescribe, setting forth the terms and conditions of the Option, consistent with the provisions of this Plan. The Optionee and the Company shall enter into separate option agreements for Incentive Stock Options and Non-qualified Stock Options. At any time and from time to time, the Optionee and the Company may agree to modify an option agreement in order that an Incentive Stock Option may be converted to a Non-qualified Stock Option. The Committee may not (i) reprice underwater Stock Options by canceling and regranting Stock Options or by lowering the exercise price except for adjustments pursuant to Section 20 hereof~~.~~ , (ii) conduct a cash buyout of any underwater Stock Options, (iii) replace an underwater Stock Option with another Award, or (iv) take any other action that would be treated as a repricing under generally accepted accounting principles.

The Committee may require that an Optionee meet certain conditions before the Option or a portion thereto may be exercised, as, for example, that the Optionee remain in the employ of the Company or one of its Affiliates for a stated period or periods of time before the Option, or stated portions thereof, may be exercised.

The exercise price of the Shares covered by each Stock Option shall be determined by the Committee; provided, however, that the exercise price shall not be less than one hundred percent (100%) of the Fair Market Value of Shares on the date of the grant.

The term of a Stock Option shall be for such period of months or years from the date of its grant as may be determined by the Committee; provided, however, that no Stock Option shall be exercisable later than ten (10) years from the date of its grant.

Each Stock Option granted hereunder may only be exercised to the extent that the Optionee is vested in such option. Each Stock Option shall vest separately in accordance with the vesting schedule determined by the Committee, in its sole discretion, which will be incorporated in the stock option agreement. The vesting schedule will be accelerated if, in the sole discretion of the Committee, the Committee determines that acceleration of the vesting schedule would be desirable for the Company. Unless otherwise determined by the Committee and provided in the option agreement evidencing the grant of the Award, if an Optionee ceases to be an officer, director, or employee of the Company or any Affiliate by reason of Death, Disability, or Retirement, the Optionee

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or the personal representatives, heirs, legatees, or distributees of the Optionee, as appropriate, shall become fully vested in each Stock Option granted to the Optionee and shall have the immediate right to exercise any such option to the extent not previously exercised, subject to the other terms and conditions of the Plan.

Regardless of the terms of any Award Agreement, the Committee, at any time when the Company is subject to fair value accounting for equity-based compensation granted to its employees and/or directors, shall have the right to substitute Stock Appreciation Rights for outstanding Options granted to any Participant, provided the substituted Stock Appreciation Rights call for settlement by the issuance of Shares, and the terms and conditions of the substituted Stock Appreciation Rights are equivalent to the terms and conditions of the Options being replaced, as determined by the Committee.

7. Limitations on Grant of Incentive Stock Options.

(a) Incentive Stock Options shall not be granted to a non-employee director or more than 10 years after the Effective Date of this Plan, and the aggregate Fair Market Value (determined as of the date of grant) of the Shares with respect to which any Incentive Stock Option is exercisable for the first time by an Optionee during any calendar year under the Plan and all such plans of the Company (as defined in Section 424 of the Code) shall not exceed $100,000. If any Option intended to be an Incentive Stock Option fails to qualify due to this limitation or otherwise, it shall be deemed a Non-qualified Stock Option and remain outstanding in accordance with its terms.

(b) Notwithstanding anything herein to the contrary, in no event shall any employee owning more than ten percent (10%) of the total combined voting power of the Company or any Affiliate corporation be granted an Incentive Stock Option hereunder unless (i) the option exercise price shall be at least one hundred ten percent (110%) of the Fair Market Value of the Shares at the time that the option is granted and (ii) the term of the option shall not exceed five (5) years.

8. Non-transferability of Stock Options. A Stock Option shall not be transferable otherwise than by will or the laws of descent and distribution, and a Stock Option may be exercised, during the lifetime of the Optionee, only by the Optionee; provided, however, the Board or Committee may permit further transferability of a Non-qualified Stock Option on a general or a specific basis, and may impose conditions and limitations on any permitted transferability, and provided further, unless otherwise provided in the stock option agreement, a Non-qualified Stock Option may be transferred to: one or more members of the immediate family (being the spouse (or former spouse), children or grandchildren) of the Optionee; a trust for the benefit of one or more members of the immediate family of the Optionee (a “family trust”); a partnership, the sole partners of which are the Optionee, members of the immediate family of the Optionee, and one or more family trusts; or a foundation in which the Optionee controls the management of the assets. Upon any transfer, a Stock Option will remain subject to all the provisions of this Plan and the option agreement, including the provisions regarding termination of rights with respect to the Stock Option upon termination of the Optionee’s employment, and the transferee shall have all of the rights of and be subject to all of the obligations and limitations applicable to the Optionee with respect to the Stock Option, except that the transferee may further transfer the Stock Option only to a person or entity that the Optionee is permitted to transfer the Stock Option. Any attempted assignment, transfer, pledge, hypothecation, or other disposition of a Stock Option contrary to the provisions hereof, or the levy of any execution, attachment, or similar process upon a Stock Option shall be null and void and without effect.

9. Exercise of Stock Options.

(a) Stock options may be exercised as to Shares only in minimum quantities and at intervals of time specified in the written option agreement between the Company and the Optionee. Each exercise of a Stock Option, or any part thereof, shall be evidenced by a notice in writing to the Company. The purchase price of the Shares as to which an option shall be exercised shall be paid in full at the time of exercise, and, at the Committee’s discretion and in accordance with procedures established by the Committee from time to time, may be paid to the Company in one or more of the following ways:

(i) in cash (including check, bank draft, or money order); or

(ii) by the delivery of Shares (including Restricted Stock when authorized by the Committee) already owned by the Optionee, or directing the Company (when authorized by the Committee) to withhold Shares otherwise issuable upon exercise, having a Fair Market Value equal to the aggregate exercise price; provided

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APPENDIX A

that no delivery or withholding of Shares will be permitted under this provision if it would result in the Company recognizing additional accounting expense after the grant of the Option or upon its exercise;

(iii) by a combination of cash and Shares; or

(iv) by providing with the notice of exercise an order to a designated broker to sell part or all of the Shares and to deliver sufficient proceeds to the Company, in cash or by check payable to the Company, to pay the full purchase price of the Shares and all applicable withholding taxes.

(b) An Optionee shall not have any of the rights of a stockholder of the Company with respect to the Shares covered by a Stock Option except to the extent that one or more certificates of such Shares shall have been delivered to the Optionee, or the Optionee has been determined to be a stockholder of record by the Company’s Transfer Agent, upon due exercise of the option.

10. Stock Appreciation Rights. The Committee may grant Stock Appreciation Rights to any eligible person, either as a separate Award or in connection with a Stock Option. Stock Appreciation Rights shall be subject to such terms and conditions as the Committee shall impose. The grant of the Stock Appreciation Right may provide that the holder may be paid for the value of the Stock Appreciation Right either in cash or in Shares, or a combination thereof. In the event of the exercise of a Stock Appreciation Right payable in Shares, the holder of the Stock Appreciation Right shall receive that number of whole Shares of stock of the Company having an aggregate Fair Market Value on the date of exercise equal to the value obtained by multiplying (i) the difference between the Fair Market Value of a Share on the date of exercise over the Fair Market Value on the date of the grant (or other value specified in the agreement granting the Stock Appreciation Right), by (ii) the number of Shares as to which the Stock Appreciation Right is exercised, with a cash settlement to be made for any fractional Share. If a Stock Appreciation Right is granted in tandem with a Stock Option, there shall be surrendered and canceled from the option at the time of exercise of the Stock Appreciation Right, in lieu of exercise under the option, that number of Shares as shall equal the number of shares as to which the Stock Appreciation Right shall have been exercised. However, notwithstanding the foregoing, the Committee, in its sole discretion, may place a ceiling on the amount payable upon exercise of a Stock Appreciation Right, but any such limitation shall be specified at the time that the Stock Appreciation Right is granted. The exercise price of any Stock Appreciation Right shall in no event be less than the Fair Market Value of the Shares at the time of the grant.

The term of a Stock Appreciation Right shall be for such period of months or years from the date of its grant as may be determined by the Committee; provided, however, that no Stock Appreciation Right shall be exercisable later than ten (10) years from the date of its grant.

The Committee may not (i) reprice an underwater Stock Appreciation Right by canceling and regranting a new Stock Appreciation Right; (ii) conduct a cash buyout of any underwater Stock Appreciation Right, (iii) replace an underwater Stock Appreciation Right with another Award; or (iv) take any other action that would be treated as a repricing under generally accepted accounting principles.

11. Restricted Stock.

(a) Restricted Stock may be awarded or sold to any eligible person, for no cash consideration, for such minimum consideration as may be required by applicable law, or for such other consideration as may be specified by the grant. The terms and conditions of Restricted Stock shall be specified by the grant. The Committee, in its sole discretion, shall determine what rights, if any, the person to whom an Award of Restricted Stock is made shall have in the Restricted Stock during the restriction period and the restrictions applicable to the particular Award, including whether the holder of the Restricted Stock shall have the right to vote the Shares and receive all dividends and other distributions applicable to the Shares (including through reinvestment in additional Restricted Stock). Each Award of Restricted Stock may have different restrictions and conditions. Subject to the minimum vesting requirements of Section 22, the Committee shall determine when the restrictions shall lapse or expire and the conditions, if any, under which the Restricted Stock will be forfeited or sold back to the Company; and the Committee, in its discretion, may prospectively change the restriction period and the restrictions applicable to any particular Award of Restricted Stock. Restricted stock may not be disposed of by the recipient until the restrictions specified in the Award expire.

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APPENDIX A

(b) Any Restricted Stock issued hereunder may be evidenced in such manner as the Committee, in its sole discretion, shall deem appropriate, including, without limitation, book-entry registration or issuance of a stock certificate or certificates. In the event any stock certificate is issued in respect of Shares of Restricted Stock awarded hereunder, such certificate shall bear an appropriate legend with respect of the restrictions applicable to such Award. The Company may retain, at its option, the physical custody of the Restricted Stock during the restriction period or require that the Restricted Stock be placed in an escrow or trust, along with a stock power endorsed in blank, until all restrictions are removed or expire.

12. Restricted Stock Units. Restricted Stock Units may be awarded or sold to any eligible person under such terms and conditions as shall be established by the Committee. Restricted Stock Units shall be subject to such restrictions as the Committee determines, including, without limitation, (a) a prohibition against sale, assignment, transfer, pledge, hypothecation or other encumbrance for a specified period; or (b) a requirement that the holder forfeit (or in the case of units sold to the eligible person resell to the Company at cost) such units in the event of termination of employment during the period of restriction, subject to the minimum vesting requirements of Section 22.

13. Performance Awards.

(a) The Committee may grant Performance Awards to any person. The terms and conditions of Performance Awards shall be specified at the time of the grant and, subject to Section 22, may include provisions establishing the performance period, the performance criteria to be achieved during a performance period, and the maximum or minimum settlement values. Each Performance Award shall have its own terms and conditions. If the Committee determines, in its sole discretion, that the established performance measures or objectives are no longer suitable because of a change in the Company’s business, operations, corporate structure, or for other reasons that the Committee deemed satisfactory, the Committee may modify the performance measures or objectives and/or the performance period, provided that no modifications may be made relating to a Performance Award intended to qualify as “performance-based compensation” under Code Section 162(m) if and to the extent that the modification would disqualify such Performance Award, and, with respect to such qualifying Performance Awards, the Committee may not increase the number of Shares or cash that may be earned by any Executive Officer upon satisfaction of any performance criteria established pursuant to this Section 13 or performance goal as provided for in Section 16 hereof.

(b) Performance Awards may be denominated in Shares or cash or valued by reference to the Fair Market Value of a Share or according to any formula or method deemed appropriate by the Committee, in its sole discretion, subject to the achievement of performance goals as provided for in Section 16 hereof or other specific financial, production, sales or cost performance objectives that the Committee believes to be relevant to the Company’s business and/or remaining in the employ of the Company for a specified period of time. Performance Awards may be paid in cash, Shares, or other consideration, or any combination thereof. If payable in Shares, the consideration for the issuance of the Shares may be the achievement of the performance objective established at the time of the grant of the Performance Award. Performance Awards may be payable in a single payment or in installments and may be payable at a specified date or dates or upon attaining the performance objective. The extent to which any applicable performance objective has been achieved shall be conclusively determined by the Committee. No dividends may be paid, or Dividend Equivalent Right granted, with respect to any unvested Performance Award.

14. Other Awards. The Committee may grant to any eligible person other forms of Awards payable in cash or based upon, payable in, or otherwise related to, in whole or in part, Shares if the Committee determines that such other form of Award is consistent with the purpose and restrictions of this Plan. The terms and conditions of such other form of Award shall be specified by the grant, subject to Section 22. Such Other Awards may be granted for no cash consideration, (as, for example, bonus Shares), for such minimum consideration as may be required by applicable law, or for such other consideration as may be specified by the grant (as for example, Shares granted in lieu of other rights to compensation, mandatorily or at the election of the participant).

15. Dividend Equivalent Rights.

(a) The Committee may grant a Dividend Equivalent Right to any eligible employee, either as a component of another Award or as a separate Award; provided, however, that no Dividend Equivalent Rights may be granted

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APPENDIX A

with respect to any Options or Stock Appreciation Rights. The terms and conditions of the Dividend Equivalent Right shall be specified by the grant. Dividend equivalents credited to the holder of a Dividend Equivalent Right may be paid currently or may be deemed to be reinvested in additional Shares (which may thereafter accrue additional dividend equivalents). Any such reinvestment shall be at the Fair Market Value at the time thereof. Dividend Equivalent Rights may be settled in cash or Shares, or a combination thereof, in a single payment or in installments. A Dividend Equivalent Right granted as a component of another Award may provide that such Dividend Equivalent Right shall be settled upon exercise, settlement, or payment of, or lapse of restrictions on, such other Award, and that such Dividend Equivalent Right granted as a component of another Award may also contain terms and conditions different from such other Award.

(b) Any Award under this Plan that is settled in whole or in part in cash on a deferred basis may provide for interest equivalents to be credited with respect to such cash payment. Interest equivalents may be compounded and shall be paid upon such terms and conditions as may be specified by the grant.

16. Performance Goals.

(a) Awards of Restricted Stock, Restricted Stock Units, Performance Awards (whether relating to cash or Shares) and Other Awards (whether relating to cash or Shares) under the Plan may be made subject to the attainment of performance goals within the meaning of Section 162(m) of the Code relating to one or more of the following business criteria: book value; cash flow~~; cost; ratio of debt~~ (including, but not limited to ~~debt plus~~ , operating cash flow, free cash flow, cash flow return on equity~~; profit before tax; economic profit;~~, and cash flow return on investment); earnings ~~before interest and taxes;~~(either in aggregate or on a per-share basis); earnings before or after either, or any combination of, interest, taxes, depreciation ~~and~~, or amortization; ~~earnings per share; operating earnings;~~ economic value added; ~~ratio of~~ expenses/costs; gross or net income; gross or net operating ~~earnings~~margins; gross or net operating profits; gross or net revenues/sales; inventory turns; margins; market share; operating efficiency; operating income; operational performance measures; pre-tax income; productivity ratios and measures; profitability ratios; return measures (including, but not limited to, return on assets, equity, capital ~~spending; free cash flow; net profit; net sales;~~ , invested capital, sales ~~growth;~~or revenues); share price ~~of the Company’s common stock; return on net assets, equity or stockholders’ equity; market share; or~~ (including, but not limited to, growth in share price and total ~~return to stockholders~~shareholder return); transactions relating to acquisitions or divestitures; or working capital (“Performance Criteria”). Any Performance Criteria may be used to measure the performance of the Company as a whole or any business unit of the Company and may be measured in absolute terms, relative to a peer group or index, relative to past performance, or as otherwise determined by the Committee. Any Performance Criteria may include or exclude (i) extraordinary, unusual and/or non-recurring items of gain or loss, (ii) gains or losses on the disposition of a business, (iii) changes in tax or accounting regulations or laws, or (iv) the effect of a merger or acquisition, as identified in the Company’s quarterly and annual earnings releases. In all other respects, Performance Criteria shall be calculated in accordance with the Company’s financial statements, under generally accepted accounting principles, or under a methodology established by the Committee within 90 days after the beginning of the performance period relating to the Award (but not after more than 25% of the performance period has elapsed) which is consistently applied and identified in the audited financial statements, including footnotes, or the Management Discussion and Analysis section of the Company’s annual report. However, the Committee may not in any event increase the amount of compensation payable to an individual upon the attainment of a performance goal.

(b) For any Performance Awards or Other Awards that are denominated in cash, such that the Annual Performance Stock Award Limit in Section 4(~~e~~d) is not an effective limitation for purposes of Treasury Regulation 1.162-27(e), the maximum amount payable to any Executive Officer with respect to all performance periods beginning in a fiscal year of the Company shall not exceed $~~2~~10,000,000.

17. Non-Employee Directors. Non-employee directors may only be granted awards under this Plan in accordance with this Section 17. The Board or the Committee will grant all Awards to non-employee directors. Subject to the limit set forth in Section 4(a) on the number of Shares that may be issued in the aggregate under the Plan, the maximum number of shares that may be issued to non-employee directors shall be 900,000 Shares, and no non-employee director may receive Awards subject to more than 40,000 Shares in any calendar year. Awards made pursuant to this Section 17 shall be with terms and conditions otherwise consistent with the provisions of this Plan.

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APPENDIX A

18. Change in Control. Except as otherwise provided in this Section 18, or as otherwise determined by the Committee at the time of grant of an Award and provided for in the agreement evidencing the grant of the Award, upon a Change in Control, all outstanding Stock Options and Stock Appreciation Rights shall become vested and exercisable; all restrictions on Restricted Stock and Restricted Stock Units shall lapse; all Performance Goals shall be deemed achieved at target levels and all other terms and conditions met; all Restricted Stock Units and Performance Awards (whether relating to cash or Shares) shall be paid out as promptly as practicable; and all Other Awards (whether relating to cash or Shares) shall be delivered or paid. The Committee may also provide for the cash settlement of Options and Stock Appreciation Rights.

(a) A “Change in Control” shall be deemed to have occurred if the event set forth in any one of the following paragraphs shall have occurred:

(i) any Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such Person any securities acquired directly from the Company or its Affiliates) representing 30% or more of the combined voting power of the Company’s then outstanding securities, excluding any Person who becomes such a Beneficial Owner in connection with a transaction described in clause (A) of paragraph (iii) below; or

(ii) the following individuals cease for any reason to constitute a majority of the number of directors then serving: individuals who, on the Effective Date of this Plan, constitute the Board and any new director (other than a director whose initial assumption of office is in connection with an actual or threatened election contest, including but not limited to a consent solicitation, relating to the election of directors of the Company) whose appointment or election by the Board or nomination for election by the Company’s stockholders was approved or recommended by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors on the Effective Date of this Plan or whose appointment, election or nomination for election was previously so approved or recommended; or

(iii) there is consummated a merger or consolidation of the Company or any direct or indirect subsidiary of the Company with any other corporation, other than (A) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior to such merger or consolidation continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof) at least 60% of the combined voting power of the securities of the Company or such surviving entity or any parent thereof outstanding immediately after such merger or consolidation or (B) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company (not including in the securities Beneficially Owned by such Person any securities acquired directly from the Company or its Affiliates other than in connection with the acquisition by the Company or its Affiliates of a business) representing 30% or more of the combined voting power of the Company’s then outstanding securities; or

(iv) the stockholders of the Company approve a plan of complete liquidation or dissolution of the Company or there is consummated an agreement for the sale or disposition by the Company of all or substantially all of the Company’s assets, other than a sale or disposition by the Company of all or substantially all of the Company’s assets to an entity, at least 60% of the combined voting power of the voting securities of which are owned by stockholders of the Company in substantially the same proportions as their ownership of the Company immediately prior to such sale.

For purposes hereof:

“Affiliate” shall have the meaning set forth in Rule 12b-2 promulgated under Section 12 of the Exchange Act.

“Beneficial Owner” shall have the meaning set forth in Rule 13d-3 under the Exchange Act.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended from time to time.

“Person” shall have the meaning given in Section 3(a)(9) of the Exchange Act, as modified and used in Sections 13(d) and 14(d) thereof, except that such term shall not include (1) the Company or any of its

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APPENDIX A

subsidiaries, (2) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any of its Affiliates, (3) an underwriter temporarily holding securities pursuant to an offering of such securities or (4) a corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company.

(b) Notwithstanding any provision of this Plan, in the event of a Change in Control in connection with which the holders of Shares receive shares of common stock that are registered under Section 12 of the Exchange Act, there shall be substituted for each Share available under this Plan, whether or not then subject to an outstanding option, the number and class of shares into which each outstanding Share shall be converted pursuant to such Change in Control, and all outstanding options, other than options to which this Section 18 does not apply as provided in the first paragraph of this Section, shall immediately be exercisable in full. In the event of any such substitution, the purchase price per share of each option shall be appropriately adjusted by the Committee, such adjustments to be made without an increase in the aggregate purchase price.

(c) Notwithstanding any provision of this Plan, in the event of a Change in Control in connection with which the holders of Shares receive consideration other than shares of common stock that are registered under Section 12 of the Exchange Act, each outstanding option shall be surrendered to the Company by the holder thereof, and each such option shall immediately be canceled by the Company, and the holder shall receive, within ten (10) days of the occurrence of such Change in Control, a cash payment from the Company in an amount equal to the number of Shares then subject to such option, multiplied by the excess, if any, of (i) the greater of (A) the highest per share price offered to stockholders of the Company in any transaction whereby the Change in Control takes place or (B) the Fair Market Value of a Share on the date of occurrence of the Change in Control over (ii) the purchase price per Share subject to the option. The Company may, but is not required to, cooperate with any person who is subject to Section 16 of the Exchange Act to assure that any cash payment in accordance with the foregoing to such person is made in compliance with Section 16 of the Exchange Act and the rules and regulations thereunder.

19. Compliance with Securities and Other Laws. In no event shall the Company be required to sell or issue Shares under any Award if the sale or issuance thereof would constitute a violation of applicable federal or state securities law or regulation or a violation of any other law or regulation of any governmental authority or any national securities exchange. As a condition to any sale or issuance of Shares, the Company may place legends on Shares, issue stop transfer orders, and require such agreements or undertakings as the Company may deem necessary or advisable to assure compliance with any such law or regulation, including, if the Company or its counsel deems it appropriate, representations from the person to whom an Award is granted that he or she is acquiring the Shares solely for investment and not with a view to distribution and that no distribution of the Shares will be made unless registered pursuant to applicable federal and state securities laws, or in the opinion of counsel of the Company, such registration is unnecessary.

20. Adjustments Upon Changes in Capitalization. In the event of any corporate event or transaction (including, but not limited to, a change in the shares of the Company or the capitalization of the Company) such as a merger, consolidation, reorganization, recapitalization, separation, stock dividend, stock split, reverse stock split, split up, spin-off, or other distribution of stock or property of the Company, combination of Shares, exchange of Shares, dividend in kind, or other like change in capital structure or distribution (other than normal cash dividends) to stockholders of the Company, or any similar corporate event or transaction affects the fair value of an Award, the Committee, in its sole discretion, shall adjust any or all of the following so that the fair value of the Award immediately after the transaction or event is equal to the fair value of the Award immediately prior to the transaction or event, the number and kind of Shares that may be issued under the Plan or under particular forms of Awards, the number and kind of Shares subject to outstanding Awards, the option price or grant price applicable to outstanding Awards, the Annual Performance Stock Award Limit, limits on non-employee director Awards under Section 17, and other value determinations applicable to outstanding Awards.

The Committee, in its sole discretion, may also make appropriate adjustments in the terms of any Awards under the Plan to reflect or related to such changes or distributions and to modify any other terms of outstanding Awards, including modifications of performance goals and changes in the length of Performance Periods. The determination of the Committee as to the foregoing adjustments, if any, shall be conclusive and binding on Participants under the Plan.

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APPENDIX A

Subject to the provisions of Section 21, without affecting the number of Shares reserved or available hereunder, the Committee may authorize the issuance or assumption of benefits under this Plan in connection with any merger, consolidation, acquisition of property or stock, or reorganization upon such terms and conditions as it may deem appropriate, subject to compliance with the Incentive Stock Option rules under Section 422 of the Code, where applicable.

21. Exchange or Cancellation of Incentives Where Company Does Not Survive. In the event of any merger, consolidation or share exchange pursuant to which the Company is not the surviving or resulting corporation, there shall be substituted for each Share subject to the unexercised portions of outstanding Stock Options or Stock Appreciation Rights, that number of shares of each class of stock or other securities or that amount of cash, property, or assets of the surviving, resulting or consolidated company which were distributed or distributable to the stockholders of the Company in respect to each Share held by them, such outstanding Stock Options or Stock Appreciation Rights to be thereafter exercisable for such stock, securities, cash, or property in accordance with their terms.

Notwithstanding the foregoing, however, all Stock Options or Stock Appreciation Rights may be canceled by the Company, in its sole discretion, as of the effective date of any such reorganization, merger, consolidation, or share exchange, or of any proposed sale of all or substantially all of the assets of the Company, or of any dissolution or liquidation of the Company, by either:

(a) giving notice to each holder thereof or his personal representative of its intention to cancel such Stock Options or Stock Appreciation Rights and permitting the purchase during the thirty (30) day period next preceding such effective date of any or all of the Shares subject to such outstanding Stock Options or Stock Appreciation Rights, including, in the Committee’s discretion, some or all of the Shares as to which such Stock Options or Stock Appreciation Rights would not otherwise be vested and exercisable; or

(b) paying the holder thereof an amount equal to a reasonable estimate of the difference between the net amount per share payable in such transaction or as a result of such transaction, and the exercise price per Share of such Stock Option (hereinafter the “Spread”), multiplied by the number of Shares subject to the Stock Option. In estimating the Spread, appropriate adjustments to give effect to the existence of the Stock Options shall be made, such as deeming the Stock Options to have been exercised, with the Company receiving the exercise price payable thereunder, and treating the Shares receivable upon exercise of the Options as being outstanding in determining the net amount per Share. In cases where the proposed transaction consists of the acquisition of assets of the Company, the net amount per Share shall be calculated on the basis of the net amount receivable with respect to Shares upon a distribution and liquidation by the Company after giving effect to expenses and charges, including but not limited to taxes, payable by the Company before such liquidation could be completed.

(c) An Award that by its terms would be fully vested or exercisable upon such a reorganization, merger, consolidation, share exchange, proposed sale of all or substantially all of the assets of the Company or dissolution or liquidation of the Company will be considered vested or exercisable for purposes of Section 21(a) hereof.

22. Limitation on Vesting of Certain Awards.

(a) Stock Options, Stock Appreciation Rights, Awards of Restricted Stock, Restricted Stock Units, Performance Awards payable in Shares, or Other Awards in the form of Shares, if granted to persons who do not pay cash consideration or elect to forgo a right to cash consideration substantially equal in value to the Shares subject to such Award (at grant or any other time prior to settlement), such Awards will be subject to the minimum vesting provisions set forth in this Section 22(a), except as provided in Section 22(b). Such Awards, if their grant or vesting is subject to performance conditions, shall have a minimum vesting period of no less than one year, and such Awards, if neither their grant or vesting is subject to performance conditions, shall have a minimum vesting period of no less than three years; provided however, that such Awards may vest on an accelerated basis in the event of a participant’s death, Disability, or Retirement, or in the event of a Change in Control. For purposes of this Section 22(a), (i) a performance period that precedes the grant of the Award will be treated as part of the vesting period if the participant has been notified promptly after the commencement of the performance period that he or she has the opportunity to earn the Award based on performance and continued service, and (ii) vesting over a one-year period or three-year period will include periodic vesting over such period if the rate of such vesting is proportional (or less rapid) throughout such period.

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APPENDIX A

(b) The provisions of Section 22(a) notwithstanding, up to twelve percent (12%) of the Shares authorized under the Plan may be granted as Awards of the type referred to in Section 22(a) without meeting the minimum vesting requirements set out in Section 22(a).

23. Effective Date. The Plan shall be effective as of the date of its approval by the holders of a majority of the Shares of the Company represented and voting at the next Annual Meeting of Stockholders (“Effective Date”).

24. Amendment of the Plan. All provisions of the Plan (including without limitation, any Award made under the Plan) may at any time or from time to time be modified or amended by the Board; provided, however, (a) no amendment for which stockholder approval is required either (i) by any securities exchange or inter-dealer quotation system on which the Common Stock is listed or traded or (ii) in order for the Plan and Awards granted under the Plan to continue to comply with Sections 162(m), 421, and 422 of the Code, including any successors to such Sections, or other applicable law, shall be effective without stockholder approval; (b) no Award at any time outstanding under the Plan may be modified, impaired, or canceled adversely to the holder of the Award without the consent of such holder; and (c) no increase in the number of Shares subject to Awards to non-employee directors pursuant to Section 17 may be made without stockholder approval.

25. Termination of Plan. The Board may terminate the Plan at any time. However, termination of the Plan shall not affect any Award previously granted hereunder and the rights of the holder of the Award shall remain in effect until the Award has been exercised in its entirety or has expired or otherwise has been terminated. Any Award granted pursuant to this Plan must be granted by May ~~6, 2023~~4, 2025.

26. No Employment Rights. Nothing in the Plan or in any Award shall confer upon any recipient of an Award any right to remain in the employ of the Company or one of its Affiliates, and nothing herein shall be construed in any manner to interfere in any way with the right of the Company or its Affiliates to terminate such recipient’s employment or directorship at any time.

27.	Tax Withholding and 83(b) Election.

(a) The amount, as determined by the Committee, of the minimum required statutory federal, state, or local tax required to be withheld by the Company attributable to amounts payable or Shares deliverable under the Plan shall be satisfied, at the election of the recipient of the Award, but subject to the consent of the Committee, either (i) by payment by the recipient to the Company of the amount of such withholding obligation in cash (the “Cash Method”); (ii) in the case of Awards payable in cash, through retention by the Company of cash equal to the amount of such withholding obligation; or (iii) in the case of Awards deliverable in Shares, through the retention by the Company of a number of Shares having a Fair Market Value equal to the amount of such withholding obligation (the “Share Retention Method”). The cash payment or the amount equal to the Fair Market Value of the Shares so withheld, as the case may be, shall be remitted by the Company to the appropriate taxing authorities. The Committee shall determine the time and manner in which the recipient may elect to satisfy a withholding obligation by either the Cash Method or the Share Retention Method. Notwithstanding anything else in the Plan or Award to the contrary, any recipient of an Award under the Plan who is subject to Section 16 of the Securities Exchange Act of 1934 shall satisfy such withholding obligation under this Section 27 by the Share Retention Method, and neither the Company nor the Committee shall have any discretion to permit the satisfaction of such withholding obligation by any other means.

(b) Unless otherwise expressly provided in the Award, if a holder is granted an Award subject to a “substantial risk of forfeiture” as defined in Section 83 of the Code and related regulations, then such holder may elect under Section 83(b) of the Code to include in his gross income, for his taxable year in which the Award is granted to such holder, the excess of the Fair Market Value (determined without regard to any restriction other than one which by its terms will never lapse), of such Award at the date of grant, over the amount (if anything) paid for such Award. If the holder makes the Section 83(b) election described above, the holder shall (i) make such election in a manner that is satisfactory to the Committee, (ii) provide the Committee with a copy of such election, (iii) agree to promptly notify the Company if any Internal Revenue Service or state tax agent, on audit or otherwise, questions the validity or correctness of such election or of the amount of income reportable on account of such election, and (iv) agree to pay to the Company the minimum required statutory federal, state, or local tax required to be withheld by the Company.

12

APPENDIX A

28. Indemnification. Each person who is or shall have been a member of the Board, or a Committee appointed by the Board, or an officer of the Company to whom authority was delegated in accordance with the Plan shall be indemnified and held harmless by the Company against and from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid by him or her in settlement thereof, with the Company’s approval, or paid by him or her in satisfaction of any ~~judgement~~judgment in any such action, suit, or proceeding against him or her, provided he or she shall give the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf, unless such loss, cost, liability, or expense is a result of his or her own willful misconduct or except as expressly provided by statute.

The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company’s Certificate of Incorporation or Bylaws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

13

APPENDIX B

Article IV of the Certificate of Incorporation

Authorized Capital Stock

The total number of shares of stock which the corporation shall have authority to issue is ~~Two~~ Four Hundred and One Million and Five Hundred Thousand (~~201,500,000~~401,500,000) shares, of which One Million Five Hundred Thousand (1,500,000) shares shall be voting Preferred Stock without par value and ~~Two~~ Four Hundred Million (~~200,000,000~~400,000,000) shares shall be Common Stock with a par value of ~~One Dollar ($1.00)~~ one cent ($0.01) per share.

VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. TRINITY INDUSTRIES, INC. 2525 N. STEMMONS FREEWAY ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS DALLAS, TX 75207 If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. For Withhold For All To withhold authority to vote for any All All Except individual nominee(s), mark “For All Except” and write the number(s) of the The Board of Directors recommends you vote FOR the following: nominee(s) on the line below. 0 0 0 1. Election of Directors Nominees 01 John L. Adams 02 Rhys J. Best 03 David W. Biegler 04 Antonio Carrillo 05 Leldon E. Echols 06 Ronald J. Gafford 07 Adrian Lajous 08 Charles W. Matthews 09 Douglas L. Rock 10 Dunia A. Shive 11 Timothy R. Wallace The Board of Directors recommends you vote FOR proposals 2. through 6. For Against Abstain For Against Abstain 2. Approval of the Third Amended and Restated 0 0 0 6. Ratification of the appointment of Ernst & 0 0 0 Trinity Industries, Inc. 2004 Stock Option and Young LLP as the Company's independent Incentive Plan. registered public accounting firm for the year ending December 31, 2015. 3. Approval of an amendment to the Company's 0 0 0 NOTE: Any other matters that may properly come Certificate of Incorporation to increase the before the meeting or any adjournment thereof. number of authorized shares. 4. Approval of an amendment to the Company's 0 0 0 Certificate of Incorporation to reduce the par value of the Company's common stock. 5. Advisory vote to approve named executive 0 0 0 R1.0.0.51160 officer compensation. 1 _ Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement, Annual Report is/ are available at www.proxyvote.com . TRINITY INDUSTRIES, INC. THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS ANNUAL MEETING OF STOCKHOLDERS - May 4, 2015 As an alternative to completing this form, you may enter your vote instruction by telephone at 1-800-690-6903, or via the Internet at WWW.PROXYVOTE.COM. Have your proxy card in hand and follow the instructions. The undersigned hereby appoints Timothy R. Wallace, Leldon E. Echols and Jared S. Richardson and each of them with full power of substitution, attorneys, agents and proxies (“agents”) of the undersigned to vote as directed on the reverse side the shares of stock which the undersigned would be entitled to vote, if personally present, at the Annual Meeting of Stockholders of Trinity Industries, Inc. to be held at its offices, 2525 N. Stemmons Freeway, Dallas, Texas 75207, on Monday, May 4, 2015 at 8:30 a.m. Central Daylight Time, and at any adjournment or adjournments thereof. If more than one of the above agents shall be present in person or by substitution at such meeting or at any adjournment thereof, the majority of said agents so present and voting, either in person or by substitution, shall exercise all of the powers hereby given. The undersigned hereby revokes any proxy or proxies heretofore given to vote upon or act with respect to such shares of stock and hereby ratifies and confirms all that said agents, their substitutes, or any of them, may lawfully do by virtue hereof. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations.